Exhibit 10(o)



                             STOCK PURCHASE AGREEMENT

                                      among

                     FREMONT COMPENSATION INSURANCE COMPANY
                           FREMONT GENERAL CORPORATION

                      THE BUCKEYE UNION INSURANCE COMPANY

                          THE CONTINENTAL CORPORATION

                                       and

                           CASUALTY INSURANCE COMPANY

                          Dated as of December 16, 1994

                               TABLE OF CONTENTS

                                                                            Page

ARTICLE I - DEFINITIONS

ARTICLE II - SALE AND PURCHASE OF THE SHARES AND THE SENIOR NOTE ..........   7
   2.1    Sale and Purchase of the Shares and the Senior Note.
   2.2    Closing .........................................................   7
   2.3    Preparation of Balance Sheets and Adjustment of Purchase Price ..   8

ARTICLE III - REPRESENTATIONS AND WARRANTIES  .............................
   3.1    Representations and Warranties of the Seller and the Company ....   9
          3.1.1    Organization of the Seller, Authority, etc..............
          3.1.2    Organization of the Company and the Subsidiary .........   9
          3.1.3    Title to the Shares, Capitalization, etc................  10
          3.1.4    Conflicts. Consents, etc................................   0
          3.1.5    Financial Information...................................  11
          3.1.6    Insurance...............................................   2
          3.1.7    Litigation .............................................  12
          3.1.8    Compliance with Laws and Governmental Permits ..........  12
          3.1.9    Tax Matters.............................................   2
          3.1.10   Absence of Certain Changes..............................  13
          3.1.11   Assets and Properties ..................................  15
          3.1.12   Contracts...............................................  17
          3.1.13   Employee Benefit Plans and Related Matters; ERISA ......  17
          3.1.14   Affiliate Transactions..................................  18
          3.1.15   Brokers, Finders........................................  18
          3.1.16   No Improper Payments ...................................  19
          3.1.17   Disclosure..............................................  19
          3.1.18   Insurance Regulatory Matters ...........................  19
          3.1.19   Employment Matters......................................  19
          3.1.20   Powers of Attorney......................................  20
          3.1.21   Forms of Policy.........................................  20
          3.1.22   Supplied Information....................................  20
          3.1.23   No Representation as to Certain Matters ................  20
   3.2    Representations and Warranties of Continental ...................  20
          3.2.1    Organization of Continental, Authority, etc ............  20
          3.2.2    Conflicts, Consents, etc................................  21
          3.2.3    Organization of the Seller Ancillary Parties ...........  21
          3.2.4    Reinsurance Receivables and Payables ...................  21
   3.3    Representations and Warranties of the Buyer .....................  22
          3.3.1    Organization of the Buyer, Authority, etc ..............  22
          3.3.2    Conflicts, Consents, etc ...............................  22
          3.3.3    Brokers, Finders........................................  22
          3.3.4    Purchase for Investment ................................  23
   3.4    Representations and Warranties of Fremont General ...............  23

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                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page

          3.4.1    Organization of Fremont General. Authority etc..........  23
          3.4.2    Conflicts. Consents, etc................................  23
          3.4.3    Organization of the Buyer Ancillary Parties.............  24

 ARTICLE IV - CERTAIN COVENANTS

     4.1  Access to Information; Confidentiality ..........................  24
     4.2  Conduct of Business of the Company and the Subsidiary, ..........  24
     4.3  Excluded Business Arrangements ..................................  25
     4.4  Profit Center Business Arrangements..............................  26
     4.5  Aggregate Excess Treaties .......................................  27
     4.6  Efforts to Consummate Transaction, etc ..........................  27
     4.7  Preclosing E&Y Procedures........................................  28
     4.8  Capitalization...................................................  28
     4.9  Hart-Scott-Rodino Filing.........................................  28
     4.10 Hart-Scott-Rodino Filing ........................................  28
     4.11 Leases and Subleases ............................................  28
     4.12 Legal Staff......................................................  28
     4.13 Withdrawal from the Continental Pooling Agreement ...............  28
     4.14 Outstanding Indebtedness ........................................  29
     4.15 Automobile Leases................................................  29

ARTICLE V - CONDITIONS PRECEDENT ..........................................  29
     5.1  Conditions to Obligations of Each Party .........................  29
          5.1.1  No Injunction, etc .......................................  29
          5.1.2  Consents and Governmental Approvals ......................  29
   5.2 Conditions to Obligations of the Buyer and Fremont General .........  30
          5.2.1    Representations, Performance, etc ......................  30
          5.2.2    No Material Adverse Change .............................  30
          5.2.3    Delivery of Shares .....................................  30
          5.2.4    Resignation of Directors ...............................  31
          5.2.5    Ancillary Agreements ...................................  31
          5.2.6    FIRPTA Certificate .....................................  31
          5.2.7    Opinions of Counsel ....................................  31
          5.2.8    Approval of Board of Directors .........................  31
          5.2.9    Commissioner of Insurance Approvals and Other Consents .  31
          5.2.10   Closing Portfolio Assets; Shareholders' Equity .........  31
   5.3    Conditions to Obligations of the Seller and Continental .........  31
          5.3.1    Representations, Performance, etc ......................  31
          5.3.2    Approval of Board of Directors .........................  32
          5.3.3    Opinions of Counsel ....................................  32
          5.3.4    Delivery of Senior Note ................................  32
          5.3.5    Ancillary Agreements ...................................  32

                               TABLE OF CONTENTS

                                  (continued)

                                      Page

  ARTICLE VI - OTHER COVENANTS AND AGREEMENTS

     6.1   Administrative Services ........................................  32
     6.2   Compliance with Agreements .....................................  32
     6.3   Expenses .......................................................  33
     6.4   Public Announcements............................................  33
     6.5   Post-Closing Access ............ ...............................  33
     6.6   Post-Closing Notifications .....................................  33
     6.7   Tax Payments and Tax Returns ...................................  33
     6.8   Employee Matters and Plans .....................................  34
            6.8.1   Retirement Plan........................................  36
            6.8.2   Savings Plan...........................................  36
            6.8.3   Welfare Plans..........................................  36
            6.8.4   Nonqualified Arrangements .............................  37
     6.9   Transfer Taxes..................................................  37
     6.10  WCRB Arrangements...............................................  37
     6.11  Exclusivity; Acquisition Proposals .............................  37
     6.12  Paid Reinsurance Recoverables...................................  38
     6.13  Use of Continental's Names and Logos............................  38
     6.14  Reinsurance Treaties...........................................   38
     6.15  NCCI Pool.......................................................  39
     6.16  Financial Statements............................................  39
     6.17  Reinsurance Security............................................  40
     6.18  Cash and Suspense Items. .......................................  40
     6.19  Information Systems Access......................................  40
     6.20  Compliance with Insurance Approval..............................  40

 ARTICLE VII - SURVIVAL AND INDEMNIFICATION ...............................  40
    7.1 Survival of Representations and Warranties.........................  40
    7.2   Indemnification..................................................  41
           7.2.1    By the Seller and Continental .........................  41
           7.2.2    By Continental.........................................  41
           7.2.3    By the Buyer and Fremont General.......................  41
           7.2.4    Limitations............................................  41
           7.2.5    Indemnification Procedures.............................  42
           7.2.7    Exclusive Remedy.......................................  43

ARTICLE VIII - TERMINATION.................................................  44
    8.1 Termination........................................................  44
    8.2 Effect of Termination..............................................  44

ARTICLE IX - MISCELLANEOUS.................................................  44
     9.1 Notices...........................................................
     9.2 Exclusivity of Representations and Warranties: Relationship between the Parties ......................................................  46

                               TABLE OF CONTENTS

                                  (continued)

                                                                            Page

       9.3     Further Assurances .........................................  46
       9.4     Governing Law; Submission to Jurisdiction .. ...............  46
       9.5     Waiver of Punitive Damages .................................  46
       9.6     Assignment..................................................
       9.7     No Third Party Beneficiaries ...............................  47
       9.8     Modification; Waiver........................................
       9.9     Entire Agreement ...........................................  47
       9.10    Schedules...................................................
       9.11    Severability ...............................................  47
       9.12    Headings ...................................................  48
       9.13    Counterparts ...............................................  48

 EXHIBITS

Exhibit A      --   Aggregate Excess of Loss Reinsurance Agreement
Exhibit B      --   Assumption Reinsurance and Administration Agreement
Exhibit C      --   Casualty Indemnity Reinsurance and Service Agreement
Exhibit D      --   Casualty Quota Share Reinsurance and Service Agreement
Exhibit E      --   Continental Indemnity Reinsurance and Service Agreement
Exhibit F      --   Continental Quota Share Reinsurance and Service Agreement
Exhibit G      --   Non-Competition Agreement
Exhibit H      --   Power of Attorney
Exhibit I      --   Senior Note
Exhibit J      --   Stop Loss Reinsurance Agreement
Exhibit K      --   September 30, 1994 Pro Forma Balance Sheet
Exhibit L      --   September 30 Methodology
Exhibit M-1    --   Opinion of Debevoise & Plimpton (Los Angeles Office)
Exhibit M-2    --   Opinion of Debevoise & Plimpton (New York Office)
Exhibit M-3    --   Opinion of William F. Gleason, Jr.
Exhibit M-4    --   Opinion of Shefsky & Froelich
Exhibit N-1    --   Opinion of Wilson Sonsini Goodrich & Rosati
Exhibit N-2    --   Opinion of Chadbourne & Parke
Exhibit N-3    --   Opinion of Katten Muchin & Zavis
Exhibit O      --   Administrative Services
Exhibit P      --   Financial Statements

SCHEDULES

Schedule 1. 1(a)        --   Knowledge (Seller)
Schedule 1.1 (b)        --   Knowledge (Company and Subsidiary)
Schedule 3.1.2          --   Incorporation and Qualification Matters

                         TABLE OF CONTENTS

                                (continued)

Schedule 3.1.3         --    Title and Capitalization Matters
Schedule 3.1.4         --    Conflicts, Governmental Approvals and Consents
Schedule 3.1.5         --    Financing Condition; Undisclosed Liabilities
Schedule 3.1.6         --    Insurance
Schedule 3.1.7         --    Litigation
Schedule 3.1.8         --    Laws and Governmental Permits
Schedule 3.1.9(a)      --    Tax Returns
Schedule 3.1.9(b)      --    Payment of Taxes
Schedule 3.1.9(c)      --    Tax Claims
Schedule 3.1.9(d)      --    Audit of Tax Returns
Schedule 3.1.9(e)      --    Tax Waivers or Extensions
Schedule 3.1.9(f)      --    Tax Adjustments and Elections
Schedule 3.1.9(g)      --    Tax Agreements
Schedule 3.1.9(h)      --    Deferred Tax Asset
Schedule 3.1.10        --    Certain Changes
Schedule 3.1.11 (a)    --    Assets and Properties
Schedule 3.1.11(b)     --    Assets and Real Property
Schedule 3.1.12        --    Contracts
Schedule 3.1.12(c)     --    Contracts--Defaults
Schedule 3.1.13(a)     --    Employee Benefit Plans
Schedule 3.1.13(c)     --    Benefit Arrangements
Schedule 3.1.14        --    Affiliate Transactions
Schedule 3.1.18        --    Insurance Regulatory Matters
Schedule 3.1.19        --    Employment Matters
Schedule 3.2.2         --    Conflicts, Governmental Approvals and Consents
                               (Continental)
Schedule 3.3.2         --    Conflicts, Governmental Approvals and Consents
                               (Buyer)
Schedule 3.4.2         --    Conflicts, Governmental Approvals and Consents
                               (Fremont General)
Schedule 4.2           --    Conduct of Business
Schedule 4.11          --    Leases and Subleases
schedule 4.12          --    Legal Staff
schedule 5.2.2         --    Personnel Losses
schedule 6.12          --    Paid Reinsurance Recoverables
schedule 6.14          --    Reinsurers

                            STOCK PURCHASE AGREEMENT

        STOCK PURCHASE AGREEMENT, dated as of December 16, 1994, among Fremont Compensation Insurance Company, a California insurance company (the "Buyer"), Fremont General Corporation, a Nevada corporation ("Fremont General"), Casualty Insurance Company, an Illinois insurance company (the "Company"), The Buckeye Union Insurance Company, an Ohio insurance company (the "Seller"), and The Continental Corporation, a New York corporation ("Continental").

                                  WITNESSETH:

        WHEREAS, the Seller owns all of the issued and outstanding shares of capital stock (the "Shares") of the Company; and

        WHEREAS, the Seller wishes to sell the Shares to the Buyer, and the Buyer wishes to purchase the Shares from the Seller, on the terms and conditions and for the consideration described herein;

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, agreements, representations and warranties made herein and the mutual benefits to be derived herefrom,

 the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         Whenever used in this Agreement, the following terms have the respective meanings indicated. Terms defined in the singular or plural, as the case may be, have the same respective meaning mutatis mutandis when used in the plural or singular, as the case may be.

        Actual Shareholders' Equity: the amount of shareholders' equity at the time of the Closing.

        Affiliate: the meaning specified in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

        Aggregate Excess of Loss Reinsurance Agreement: the Aggregate Excess of Loss Reinsurance Agreement, dated the Closing Date, among CIC, the Company and the Subsidiary, substantially in the form attached hereto as Exhibit A.

        Agreement: this Stock Purchase Agreement, including the Disclosure Statement and Exhibits hereto.

        Ancillary Agreements: the Aggregate Excess of Loss Reinsurance Agreement, the Assumption Reinsurance and Administration Agreement, the Casualty Quota Share Reinsurance and Service Agreement, the Casualty Indemnity Reinsurance and Service Agreement, the Continental Indemnity Reinsurance and Service Agreement, the Continental Quota Share Reinsurance and Service Agreement, the Non-Competition Agreement, the Non-Solicitation Agreement, the Powers of Attorney, the Senior Note and the Stop Loss Reinsurance Agreement.

        Assumption Reinsurance and Administration Agreement: the Assumption Reinsurance and Administration Agreement substantially in the form attached hereto as Exhibit B.

        Balance Sheet: the September 30 Balance Sheet, the Estimated Closing Balance Sheet or the Closing Balance Sheet, as the case may be.

        Benefit Arrangements: the meaning specified in Section 3.1.13(c).

        Business Day: a day of the year on which banks are not required or authorized to close in New York City.

        Buyer: the meaning specified in the introductory paragraph.

        Buyer Ancillary Parties: the parties to the Ancillary Agreements which are Affiliates of Fremont General excluding the Buyer, the Company and the Subsidiary.

        Buyer Indemnitees: the Buyer, any Affiliate of the Buyer (including after the Closing, the Company and the Subsidiary), any of their respective directors, officers and employees, and each agent, advisor or representative of any of the foregoing.

        Buyer's Disclosure Statement: the Disclosure Statement, dated as of the date hereof, delivered by Fremont General and the Buyer to Continental and the Seller.

        Casualty Indemnity Reinsurance and Service Agreement: the Indemnity Reinsurance and Service Agreement, dated the Closing Date, among CIC, Boston Old Colony Insurance Company, National Ben Franklin Insurance Company and the Company, substantially in the form attached hereto as as Exhibit C.

        Casualty Quota Share Reinsurance and Service Agreement: the Quota Share Reinsurance and Service Agreement, dated as of the Closing Date, among CIC, the Profit Center Affiliates and the Company, substantially in the form attached hereto as Exhibit D.

        CIC: Continental Insurance Company, a New Hampshire insurance company.

        Closing: the meaning specified in Section 2.2.

        Closing Balance Sheet: the meaning specified in Section 2.3(d).

        Closing Date: the meaning specified in Section 2.2.

        Closing Purchase Price: the meaning specified in Section 2.1.

        Closing Tax Reserves: reserves and accruals for taxes required to be reflected on the Closing Balance Sheet in accordance with the relevant accounting standards set forth in this Agreement.

        Code: the Internal Revenue Code of 1986, as amended.

        Company: the meaning specified in the introductory paragraph.

        Company Proprietary Information: any proprietary product or marketing information, trade secret, customer list, experience rating program or system or other similar property or materials owned by the Company or the Subsidiary.

        Confidential Information Memorandum: the Confidential Information Memorandum, dated June 1994, prepared by Goldman, Sachs & Co. for use in connection with the sale of the Company.

        Confidentiality Agreement: the Confidentiality Agreement, dated July 5, 1994, between Continental and Fremont General.

        Consent: any consent, approval or authorization of any third party other than any court or governmental or regulatory authority.

        Continental: the meaning specified in the introductory paragraph.

        Continental Indemnity Reinsurance and Service Agreement: the Indemnity Reinsurance and Service Agreement, dated the Closing Date, among CIC, an administrator and the Company, substantially in the form attached hereto as Exhibit E.

        Continental Pool: the affiliated group of U.S. property and casualty insurance companies that are direct and indirect subsidiaries of Continental and parties to the Continental Pooling Agreement.

        Continental Pooling Agreement: the Amended and Restated
Intercompany-Pooling Agreement, effective January 1, 1991, as subsequently amended, among the members of the Continental Pool.

        Continental Quota Share Reinsurance and Service Agreement: the Quota Share Reinsurance and Service Agreement, dated as of the Closing Date, among CIC, an administrator, the Company and the Subsidiary, substantially in the form attached hereto as Exhibit F.

        Continuing Employee: an employee of the Company or the Subsidiary on the Closing Date.

        Contract: any mortgage, indenture, loan agreement, note, bond, deed of trust, other agreement or obligation for the borrowing of money or the obtaining of credit, lease or other agreement, contract, license, franchise or instrument.

         Damages: any losses, liabilities, damages, fines, sanctions, costs (including court costs) and expenses (including, without limitation, interest, penalties and reasonable attorneys', accountants', consultants' and expert witnesses' fees and expenses), provided, however, that "Damages" shall not include lost profits, consequential damages or, unless incurred by an Indemnitee as a result of a third-party claim for punitive damages, punitive damages.

        E&Y: Ernst & Young, LLP, independent public accountants for the Buyer and Fremont General.

        Employees: any employee or former employee of the Company or the Subsidiary.

        ERISA: the Employee Retirement Income Security Act of 1974, as amended.

        Estimated Closing Balance Sheet: the meaning specified in Section
2.3(b).

        Excluded Business: After giving effect to the transactions described in
Section 4.13, all insurance policies written by the Company or the Subsidiary, and all reinsurance and assignment and assumption agreements entered into by the Company or the Subsidiary, and the liabilities associated therewith, whether known or unknown, excluding insurance policies, reinsurance agreements and contracts relating to (a) workers' compensation directly written by the Company or the Subsidiary in the States of Illinois, Wisconsin, Indiana and California,
(b) the Profit Center Business, (c) workers' compensation assigned risk service business in Illinois and (d) the involuntary assigned risk business resulting from (a) and (b) above.

        Fremont General: the meaning specified in the introductory paragraph.

        Fremont's Savings Plan: Fremont General Corporation and Affiliated Companies Investment Incentive Plan.

        Fremont's Welfare Plan: the meaning specified in Section 6.8.3(b).

        GAAP: United States generally accepted accounting principles.

        Governmental Approval: any consent, waiver, approval, authorization, license, permit, order, filing, registration or qualification of or with any court or governmental or regulatory authority.

        HSR Act: the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

        Indemnitee: a Buyer Indemnitee or a Seller Indemnitee, as the case may be, entitled to indemnification under this Agreement.

        Indemnitor: a party obligated to indemnify an Indemnitee under this Agreement.

        Independent Accountants: Arthur Andersen or such other independent public accountants or actuaries mutually agreed upon by the Buyer and Continental.

        Insurance Arrangements: insurance contracts (including runoff contracts, reinsurance and retrocessions) entered into by the Company or the Subsidiary in the ordinary course of business.

        IRS: the Internal Revenue Service.

        Knowledge: as to any Person, the actual knowledge of such Person including (a) in the case of the Seller, the actual knowledge of (i) all officers of the Seller who are vice president or senior and (ii) the Persons listed on Schedule 1.1 (a) of the Seller's Disclosure Statement, and (b) in the case of the Company and the Subsidiary, the employees listed on Schedule 1.1 (b) of the Seller's Disclosure Statement.

        Law: any decree, law, statute, rule or regulation.

        Lien: any lien, pledge, charge, security interest, encumbrance, option or other right or claim.

        Material Adverse Effect: a material adverse effect on the assets, business, financial condition or results of operations of the Company and the Subsidiary, taken as a whole.

       Milliman & Robertson Report: the report dated June 27, 1994 prepared for Continental by Milliman & Robertson, Inc. Notwithstanding any provision in this Agreement to the contrary, no party other than Continental shall accrue, because of the execution of the Transaction Documents or the transactions contemplated hereby and thereby, any rights against Milliman & Robertson, Inc. for causes of action arising out of or related to the Milliman & Robertson Report.

        Non-Competition Agreement: the Non-Competition Agreement, dated as of the Closing Date, between Continental and Fremont General, substantially in the form attached hereto as Exhibit G.

        Non-Solicitation Agreement: the Non-Solicitation Agreement, dated the date of this Agreement, between Fremont General and Continental.

        Organizational Documents: as to any Person, its certificate or articles of incorporation, by-laws and other organizational documents.

        Person: any natural person, firm, partnership, association, corporation, company, trust, business trust, governmental authority or other entity.

        Plans: the meaning specified in Section 3.1.13(a).

        Portfolio Assets: the cash and investments (which shall consist exclusively of cash, U.S. Treasury securities and accrued interest receivable thereon, be reasonably acceptable to the Buyer and have a carrying value at least equal to their fair market value as of the date of the Estimated Closing Balance Sheet or the Closing Balance Sheet, as the case may be) to be held by the Company on the Closing Date and to be included on the Closing Balance Sheet.

        Positive Adjustment: the meaning specified in Section 2.3(f).

        Power of Attorney: the Power of Attorney substantially in the form attached hereto as Exhibit H.

        Pre-Closing E&Y Procedures: the meaning specified in Section 4.7.

        Profit Center Affiliates: Boston Old Colony Insurance Company, a Massachusetts insurance company, National Ben Franklin Insurance Company of Illinois, an Illinois insurance company and Kansas City Fire and Marine Insurance Company, a Missouri insurance company.

        Profit Center Business: (i) the runoff and in-force retrospective, flat dividend and guaranteed cost or sliding scale workers' compensation insurance policies as of the Closing Date written for the benefit of the Company by a subsidiary or subsidiaries of Continental in the State of Wisconsin, (ii) the runoff and in-force guaranteed cost workers' compensation insurance policies as of the Closing Date written for the benefit of the Company by a subsidiary or subsidiaries of Continental in the State of Michigan and (iii) the new and renewal retrospective, flat dividend and guaranteed cost workers' compensation insurance policies written for the benefit of the Company by a subsidiary or subsidiaries of Continental in the states respectively referred to in clauses
(i) and (ii).

        Related Persons: the meaning specified in Section 3.1.13(a).

        Restructuring Transactions: the transactions contemplated by Sections 4.3, 4.4, 4.5 and 4.13.

        Security: the meaning specified in Section 6.17.

        Seller: the meaning specified in the introductory paragraph.

        Seller Ancillary Parties: the parties to the Ancillary Agreements which are Affiliates of Continental, excluding the Seller, the Company and the Subsidiary.

        Seller Indemnitees: the Seller, any Affiliate of the Seller, any of their respective directors, officers and employees, and each agent, advisor or representative of any of the foregoing.

        Seller's Accountants: the Seller's independent public accountants.

        Seller's Disclosure Statement: The Disclosure Statement, dated as of the date hereof, delivered by Continental, the Seller and the Company to Fremont General and the Buyer.

        Seller's Retirement Plan: The Retirement Plan of The Continental Corporation.

        Seller's Savings Plan: The Incentive Savings Plan of The Continental Corporation.

        Senior Note: the floating rate Senior Note due the third anniversary of the Closing Date of Fremont General in the aggregate principal amount of $25,000,000 substantially in the form attached hereto as Exhibit I.

        September 30 Balance Sheet: the meaning specified in Section 2.3(a).

        September 30 Methodology: the meaning specified in Section 2.3(a).

        Shares: the meaning specified in the first WHEREAS clause of this Agreement.

        Stop Loss Reinsurance Agreement: the Stop Loss Reinsurance Agreement, dated the Closing Date, among CIC, the Company and the Subsidiary substantially in the form attached hereto as Exhibit J.

        Subsidiary: The Workers' Compensation and Indemnity Company of California, a California insurance company, all of the capital stock of which is owned by the Company.

        Tax: any federal, state, local or foreign income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental (including taxes under section 59A of the Code), real property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers' compensation, withholding, estimated or other similar tax, duty, fee, assessment or other governmental charge or deficiencies thereof (including all interest and penalties thereon and additions thereto).

        Tax Return: any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        Transaction Documents: this Agreement and the Ancillary Agreements.

        Treasury Regulations: the regulations prescribed under the Code.

        U.S. Dollars and the sign "$": lawful money of the United States of America, Welfare Plans: any welfare benefit plan within the meaning of Section 3(1) of ERISA.

        WCRB: the Workers' Compensation Reinsurance Bureau.

                                   ARTICLE II

              SALE AND PURCHASE OF THE SHARES AND THE SENIOR NOTE

         2.1 Sale and Purchase of the Shares and the Senior Note. Subject to the terms and conditions of this Agreement, at the Closing provided for in Section 2.2, (a) the Seller will sell the Shares to the Buyer and the Buyer will purchase the Shares from the Seller for a purchase price of $250,000,000 (the "Closing Purchase Price"), subject to adjustment as provided in Section 2.3, and
(b) Fremont General will deliver the Senior Note to the Seller and the Seller will purchase the Senior Note from Fremont General for a purchase price of $25,000,000.

         2.2 Closing. The closing (the "Closing") of the sale and purchase of the Shares shall take place at the offices of Debevoise & Plimpton in New York, New York at 10:00 a.m., New York City time, on the fifth Business Day after the conditions set forth in Article V shall have been duly satisfied or waived, or at such other place or time or on such other date as the parties hereto may agree in writing. The time and date upon which the Closing occurs is herein called the "Closing Date." Simultaneously at the Closing:

              (i) the Seller will deliver to the Buyer, free and clear of any Liens (except for those created by any action of, including any agreement entered into by, the Buyer or its Affiliates), one or more certificates representing the Shares, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, and bearing or accompanied by all requisite stock transfer stamps;

             (ii) the Buyer will deliver to the Seller the Closing Purchase Price by wire transfer of immediately available funds to such account as shall have been designated by the Seller;

             (iii) Fremont General will deliver to the Seller the Senior Note, dated the Closing Date and duly registered in the name of the Seller; and

       (iv) the Seller will deliver to Fremont General $25,000.000 by wire transfer of immediately available funds to such account as shall have been designated by Fremont General.

        2.3 Preparation of Balance Sheets and Adjustment of Purchase Price.

                (a) Attached as Exhibit A is a pro forma consolidated balance sheet of the Company and the Subsidiary as of September 30, 1994 (the "September 30 Balance Sheet"), which gives effect to the Restructuring Transactions as if such transactions had occurred on or prior to September 30, 1994. The September 30 Balance Sheet has been prepared in accordance with GAAP and the accounting principles and methodology used in the preparation thereof (the "September 30 Methodology") have been reviewed and approved by the Buyer. The September 30 Methodology is described on the attached Exhibit L.

                (b) No later than 14 days prior to the Closing Date, Continental shall deliver to the Buyer a draft of the Closing Balance Sheet as of the projected Closing Date (the "Estimated Closing Balance Sheet") and a list of the Portfolio Assets assuming the occurrence of the Restructuring Transactions prior to the Closing Date. The Estimated Closing Balance Sheet shall be prepared in accordance with GAAP and in a manner consistent with the September 30 Methodology.

                (c) If the Buyer believes that the Estimated Closing Balance Sheet (including the valuation of the Portfolio Assets) has not been prepared in accordance with GAAP and in a manner consistent with the September 30 Methodology, the parties shall confer in good faith to attempt to agree on such matters.

                (d) On the Business Day immediately preceding the Closing Date, Continental shall deliver to the Buyer an updated draft of the Estimated Closing Balance Sheet (the "Closing Balance Sheet"), including the fair market value of the Portfolio Assets marked to market as of such date. The Closing Balance Sheet shall be prepared in accordance with GAAP and in a manner consistent with the September 30 Methodology. If the Buyer believes that the Closing Balance Sheet has not been prepared in accordance with GAAP and in a manner consistent with the September 30 Methodology, the parties shall confer in good faith to attempt to agree on such matters. Prior to the Closing Date, the Portfolio Assets of the Company will be adjusted by Continental as necessary so that the Closing Balance Sheet reflects shareholders' equity of $201,780,000.

                (e) Following the Closing, E&Y will perform an audit (the "Acquisition Audit") of the Closing Balance Sheet consistent with GAAP and the September 30 Methodology at the expense of the Buyer. Immediately following the Closing Date, Continental shall make available to the Buyer and E&Y all work papers prepared or used in connection with the preparation of the Closing Balance Sheet. After the Buyer's review of the Acquisition Audit of the Closing Balance Sheet if, within 60 days of the Closing Date, the Buyer provides notice to Continental that it disagrees with the Closing Balance Sheet, the parties shall confer in good faith to attempt to agree as to such matters. If the parties fail to agree on such matters within 30 days following the receipt by Continental of the Buyer's notice of disagreement, then, at the request of Continental or the Buyer, the Independent Accountants shall make the determination of what, if any, changes are required in connection with the finalization of the Closing Balance Sheet. The fees and expenses of the Independent Accountants shall be borne 50% by Continental and 50% by the Buyer. The revision of the Closing Balance Sheet as agreed to by the parties or made by the Independent Accountants in accordance with this Section 2.3(e) shall be final and binding upon all parties for purposes of this Agreement.

                  (f) If the Acquisition Audit, as finally determined pursuant to paragraph (e) above. shows that the Actual Shareholders' Equity was more than $250,000 greater or less than S201,780,000, then a post-Closing adjustment to the Closing Purchase Price will be made by either the Buyer or the Seller pursuant to paragraph (g) below. In such event, the Buyer shall pay in cash to the Seller the amount by which the Actual Shareholders' Equity exceeded $201,780,000 (the "Positive Adjustment") or the Seller shall pay in cash to the Buyer the amount by which $201,780.000 exceeded the Actual Shareholders' Equity; provided, however, that if the Positive Adjustment is more than $5,000,000, then the Buyer will pay $5,000,000 in cash and will return Portfolio Assets with a value (calculated in accordance with the September 30 Methodology as if the date of transfer were a balance sheet date) equal to the difference between the Positive Adjustment and $5,000,000.

                  (g) Any adjustment to the Closing Purchase Price made pursuant to Sections 2.3(e) and (f) shall be paid by the Seller to the Buyer or by the Buyer to the Seller, as the case may be, within two Business Days after the final agreement of the parties or the final determination of the Independent Accountants. Any such payment will be made by wire transfer of immediately available funds to such account as shall have been designated by the Seller or the Buyer, as the case may be.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

        3.1 Representations and Warranties of the Seller and the Company. Each of the Seller and the Company represents and warrants to the Buyer and Fremont General as of the date of this Agreement and as of the Closing Date as follows:

                  3.1.1 Organization of the Seller, Authority, etc. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio, and has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Seller of this Agreement and the Ancillary Agreements to which it will be a party, the performance of the Seller's obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action of the Seller. The Seller has duly executed and delivered this Agreement and on the Closing Date will have duly executed and delivered the Ancillary Agreements to which it is a party. This Agreement constitutes, and each such Ancillary Agreement when so executed and delivered will constitute, the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms.

                  3.1.2 Organization of the Company and the Subsidiary. Each of the Company and the Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation as set forth in Schedule 3. 1.2 of the Seller's Disclosure Statement, and has all requisite corporate power and authority to conduct its present business as now being conducted, and to own or lease and to operate its properties, as and in the places where such business is conducted and such properties are owned, leased or operated. The Seller has caused each of the Company and the Subsidiary to deliver to the Buyer complete and correct copies of its Organizational Documents as in effect on the date hereof. The Seller has made available to the Buyer all corporate minute and stock ledger books of the Company and the Subsidiary.

                  3.1.3 Title to the Shares, Capitalization, etc.

                        (a) Title. The Seller has good and valid title to the Shares, free and clear of any Lien, except for this Agreement. As of the Closing Date, the Seller shall have the full legal right, power and authority to sell, assign, transfer and deliver the Shares to the Buyer free and clear of any Lien, except for those created by any action of, including any agreement entered into by, the Buyer or its Affiliates. Upon the delivery of and payment for the Shares at the Closing as provided for in this Agreement, the Buyer will acquire good and valid title to the Shares, free and clear of any Lien, except for those created by any action of, including any agreement entered into by, the Buyer or its Affiliates.

                        (b) Authorized Capital Stock. The number of authorized shares of capital stock, including the classes and par values thereof, of the Company and the Subsidiary, the number of such shares which are issued and the number of such shares owned by the Seller or the Company are as set forth in
Schedule 3.1.3 of the Disclosure Statement. The Shares constitute all of the issued and outstanding capital stock of the Company, have been duly authorized and validly issued, and are fully paid and nonassessable. There are no preemptive or similar rights on the part of any holder of any class of securities of the Company except as provided by law. No subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating the Company or the Subsidiary, contingently or otherwise, to issue or sell any shares of capital stock of any class or any securities convertible into or exchangeable for any such shares, are outstanding, and no authorization therefor has been given. There are no outstanding contractual or other rights or obligations to or of the Company or the Subsidiary to repurchase, redeem or otherwise acquire any outstanding shares or other equity interests of the Company or the Subsidiary.

                        (c) Interest in Subsidiaries. As of the Closing Date, the Company shall have no equity interest in any entity other than the Subsidiary. The Company owns free and clear of any Lien all of the issued shares of capital stock of the Subsidiary and such shares have been duly authorized and validly issued, and are fully paid and nonassessable.

                  3.1.4 Conflicts, Consents, etc.

                        (a) The execution, delivery and performance by the Seller of this Agreement and each of the Ancillary Agreements to which it will be a party and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), create in any other Person a right or claim of termination or amendment, or require modification, acceleration or cancellation of, or result in the creation of any Lien (or any obligation to create any Lien) upon any of the properties or assets of the Company and the Subsidiary under, (i) any Law applicable to the Seller, the Company or the Subsidiary, (ii) any provision of any of the Organizational Documents of the Seller, the Company or the Subsidiary, (iii) any Contract set forth in Schedule 3.1.12, or (iv) violate or result in the revocation or suspension of any Governmental Approval except in each case under the foregoing clauses (i), (iii) and (iv) as set forth in
Schedule 3.1.4 of the Disclosure Statement and except in the foregoing clauses
(i) and (iv) for such conflicts, violations, defaults and other actions that would not.

individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Seller, the Company or the Subsidiary to consummate the transactions contemplated hereby.

                        (b) No Governmental Approval or Consent is required to be obtained or made by any of the Seller, the Company or the Subsidiary in connection with the execution and delivery of this Agreement and each of the Ancillary Agreements to which it will be a party, or the consummation of the transactions contemplated hereby or thereby, except (i) as set forth in Schedule
3.1.4 of the Seller's Disclosure Statement and (ii) for any Governmental Approval or other Consent the failure of which to be obtained would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Seller, the Company or the Subsidiary to consummate the transactions contemplated hereby.

                  3.1.5    Financial Information.

                        (a) The Seller has delivered to the Buyer the September 30 Balance Sheet and, as of the Closing Date, will have delivered to the Buyer the Estimated Closing Balance Sheet and the Closing Balance Sheet on the dates specified in Sections 2.3(b) and 2.3(d), respectively.

                        (b) Subject to Section 3.1.23, as of the date of delivery, the September 30 Balance Sheet is complete and correct and presents fairly in all material respects the consolidated financial condition of the Company as of the date thereof in accordance with GAAP and the September 30 Methodology after giving effect to the Restructuring Transactions as if such transactions shall have occurred on or prior to September 30, 1994, except as provided in Schedule 3.1.5 of the Seller's Disclosure Statement.

                        (c) Subject to Section 3.1.23 and except (i) as and to the extent reflected or reserved against in the September 30 Balance Sheet, or
(ii) as disclosed in Schedule 3.1.5 of the Seller's Disclosure Statement, the Company and the Subsidiary did not have, as of September 30, 1994, any liabilities or obligations that are material to the business or financial condition of the Company and the Subsidiary taken as a whole, which were required to be reflected or reserved against in the September 30 Balance Sheet in accordance with GAAP or the September 30 Methodology and which were not so reflected or reserved against.

                        (d) At such time as the Closing Balance Sheet is delivered to the Buyer, subject to Section 3.1.23 and except (i) as and to the extent reflected or reserved against in the Closing Balance Sheet, (ii) as disclosed in Schedule 3.1.5 of the Seller's Disclosure Statement or (iii) as and to the extent taken into account by the Acquisition Audit and agreed to by the Seller and Continental and provided for in an adjustment to the Closing Purchase Price, if any, the Company and the Subsidiary did not have, as of the date of such balance sheet, any liabilities or obligations that are material to the business or financial condition of the Company and the Subsidiary taken as a whole, which were required to be reflected or reserved against in the Closing Balance Sheet in accordance with GAAP and the September 30 Methodology and which were not so reflected or reserved against.

                        (e) The historical policy year financial information contained in the Confidential Information Memorandum has been prepared in accordance with Continental's actuarial and accounting policies applied on a consistent basis.

                3.1.6 Insurance. Schedule 3.1.6 of the Seller's Disclosure Statement contains a list of all of the in-force primary, excess and umbrella policies of general liability, property, auto, workers' compensation, directors' and officers' liability and other forms of insurance providing insurance coverage for the properties, operations and affairs of the Company and the Subsidiary as of the date hereof, including declaration pages thereto. As of the date hereof, each of such policies is in full force and effect and no notice of termination of any such policy has been received by the Company or the Subsidiary.

                3.1.7 Litigation. Except as set forth in Schedule 3.1.7 of the Seller's Disclosure Statement, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against or involving the Company or the Subsidiary. There are no actions, suits or proceedings pending or, to the Knowledge of the Seller or the Company, threatened against the Company or the Subsidiary, except as set forth in Schedule 3.1.7 of the Seller's Disclosure Statement. There is no action, suit or proceeding pending or, to the Knowledge of the Seller or the Company, threatened against the Seller or the Company that questions the validity of the Transaction Documents or of any action taken or to be taken by the Seller and the Company in connection therewith or the consummation by the Seller and the Company of the transactions contemplated thereby.

                  3.1.8 Compliance with Laws and Governmental Permits.

                        (a) Laws. Except as set forth in Schedule 3.1.8 of the Seller's Disclosure Statement, neither the Company nor the Subsidiary is in violation of, or default under, any Law, order or judgment nor has the Seller, the Company or the Subsidiary received any notice or has Knowledge that the Company or the Subsidiary is in violation of, or default under, any Law, order or judgment which violations and defaults would, individually or in the aggregate, have a Material Adverse Effect.

                        (b) Governmental Approvals.

                            (i) Except with respect to the Profit Center
Business, each of the Company and the Subsidiary has all Governmental Approvals required to conduct its present business as now being conducted, other than, with respect to Governmental Approvals other than insurance licenses, those the failure of which to be held would not, individually or in the aggregate, have a Material Adverse Effect, and all such Governmental Approvals are in full force and effect;

                            (ii) Each of the Company and the Subsidiary is in
material compliance with all such Governmental Approvals held by it. Except as set forth in Schedule 3.1.8 of the Seller's Disclosure Statement, no action, claim, suit or proceeding is pending or, to the Seller's or the Company's Knowledge, threatened to revoke or terminate any of such Governmental Approvals or declare any of them invalid, which action, claim, suit or proceeding would, individually or in the aggregate, have a Material Adverse Effect; and

                            (iii) Schedule 3.1.8 of the Seller's Disclosure
Statement sets forth the jurisdictions in which the Company and the Subsidiary are licensed to do business.

                  3.1.9 Tax Matters.

                        (a) Except as set forth in Schedule 3.1.9(a) of the Seller's Disclosure Statement, (i) all material Tax Returns relating to the Company and the Subsidiary or the business or assets thereof that were required to be filed on or before the Closing Date have been or as of the Closing Date will have been duly and timely filed and (ii) neither the Company nor the Subsidiary is currently the beneficiary of any extension of time within which to file any Tax Return.

                        (b) Except as set forth on Schedule 3.1.9(b) of the Seller's Disclosure Statement, (i) all Taxes that are or may become payable by either of the Company or the Subsidiary or chargeable as a Lien upon its assets (whether or not required to be shown on any Tax Return) as of the Closing Date have been or shall have been duly and timely paid or have been properly reflected in the Closing Tax Reserves and (ii) the Company has duly and timely withheld all Taxes required to be withheld in connection with the business or assets of the Company, and such withheld Taxes have been either duly and timely paid to the proper governmental authorities or properly set aside in accounts for such purpose.

                        (c) Except as set forth on Schedule 3.1.9(c) of the Seller's Disclosure Statement, with respect to all taxable periods as to which the statute of limitations for assessment of Taxes has not expired, there has been no material claim or issue (other than a claim or issue that has been finally settled) concerning any liability for Taxes of the Company or the Subsidiary asserted, raised or threatened by any governmental authority in writing.

                        (d) Schedule 3.1.9(d) of the Seller's Disclosure Statement lists all Tax Returns that have been filed with respect to the Company and the Subsidiary for all taxable periods with respect to which the statute of limitations for assessment of Taxes has not expired and that have not yet been audited or are currently the subject of audit.

                        (e) Except as set forth on Schedule 3.1.9(e) of the Seller's Disclosure Statement, neither the Company nor the Subsidiary has (i) waived any statute of limitations or (ii) agreed to any extension of the period for assessment or collection, which waiver or agreement is currently in force.

                        (f) Except as set forth on Schedule 3.1.9(f) of the Seller's Disclosure Statement, (i) there are no outstanding adjustments for income Tax purposes applicable to the Company or the Subsidiary required as a result of changes in methods of accounting effected on or before the Closing Date and (ii) there are no material elections for income Tax purposes made by the Company or the Subsidiary that are currently in force or by which the Company or the Subsidiary will be bound following the Closing Date.

                        (g) Except as set forth in Schedule 3.1.9(g) of the Seller's Disclosure Statement, neither the Company nor the Subsidiary (i) is a party to or bound by or has any obligation under any Tax allocation, sharing, indemnity or similar agreement or arrangement, and (ii) is not or has not been a member of any group of companies filing a consolidated, combined or unitary income Tax Return.

                  3.1.10 Absence of Certain Changes. Except as contemplated by this Agreement, as set forth in Schedule 3.1.10 of the Seller's Disclosure Statement or as permitted after the date hereof pursuant to Section 4.2, since September 30, 1994, neither the Company nor the Subsidiary has:

                        (a) declared, set aside, made or paid any dividend or other distribution in respect of its capital stock or otherwise purchased or redeemed, directly or indirectly, any shares of its capital stock;

                        (b) issued or agreed to issue any shares of any class of its capital stock, or any securities convertible into or exchangeable for any such shares, or any options, warrants or rights to acquire any such shares;

                        (c) subject to Section 4.14, incurred any indebtedness for borrowed money, issued any debt securities or prepaid any debt, except for repurchase agreements, reverse repurchase agreements or dollar reverse repurchase transactions, in each case entered into in the ordinary course of business consistent with prior practice or in connection with the management of investment portfolios;

                        (d) mortgaged, pledged or otherwise subjected to any Lien, any of its properties or assets, tangible or intangible, except in the ordinary course of business consistent with prior practice, and not, in any individual case, for an amount greater than $50.000 or, in the aggregate, for an amount greater than $100.000;

                        (e) forgiven, canceled, compromised, waived or released any debts, claims (excluding claims under insurance policies written by the Company and the Subsidiary) or rights, except for debts, claims and rights against Persons forgiven, canceled, compromised, waived or released in the ordinary course of business consistent with prior practice, and not, in any individual case, for an amount greater than $50.000 or, in the aggregate, for an amount greater than $100,000.

                        (f) (i) increased in any manner the compensation of any officer, director, employee, sales representative, agent or consultant (other than insurance agents or producers) with annual total cash compensation in excess of $75.000 except normal increases in accordance with established prior practice; (ii) paid or agreed to pay to any such Person any pension or retirement allowance not required by any existing plan or agreement; or (iii) amended (except as required by law) any employee agreement or any incentive compensation, profit sharing, stock purchase, stock option, stock appreciation rights, savings, consulting, deferred compensation, retirement, pension or other "fringe benefit" plan or arrangement with or for the benefit of any such Person;

                        (g) suffered any damage, destruction or loss (whether or not covered by insurance), or any strike or other employment-related problem, or any change in relations with or any loss of a supplier, customer or employee, that, individually or in the aggregate, would have or result in a Material Adverse Effect;

                        (h) acquired or disposed of any material assets or properties, or entered into any agreement or other arrangements for any such acquisition or disposition, except for acquisitions or dispositions of securities for investment and adjustments to Portfolio Assets in connection with the preparation of the Closing Balance Sheet and except in the ordinary course of business consistent with prior practice and not, in any individual case, for an amount greater than $50,000 or, in the aggregate, for an amount greater than $100,000;

                        (i) instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body other than in the ordinary course of business consistent with prior practice and not, in any individual case, for an amount greater than $50,000 or, in the aggregate, for an amount greater than $100,000;

                        (j) entered into any transaction, contract or commitment other than in the ordinary course of business and not, in any individual case, for an amount greater than $100,000, or paid or agreed to pay any legal, accounting, brokerage or finder's fees, Taxes or other expenses in connection with, or incurred any severance pay obligations by reason of, this Agreement or the transactions contemplated hereby for which the Buyer would have any liability;

                        (k) suffered any Material Adverse Effect; or

                        (1) received any notice of termination of (i) any contract, policy, lease or other agreement, in each case with respect to which the aggregate amount that would have been prior to such termination reasonably expected to be received or paid thereunder in the future exceeds $100,000 or
(ii) any insurance agency agreements.

                  3.1.11 Assets and Properties.

                        (a) Title. Each of the Company and the Subsidiary has good and valid title to all the respective material assets and properties owned by it and valid and subsisting leasehold interests in all material assets and properties leased or subleased by it. All of such assets and properties owned by the Company or the Subsidiary and such leasehold interests held by the Company or the Subsidiary are free and clear of all Liens, easements, covenants, rights of way or title imperfections, other than (i) those set forth in Schedule 3.1.11(a) of the Seller's Disclosure Statement or disclosed in any document provided to the Buyer as set forth in paragraph (b) of this Section 3.1.11 or
(ii) those that do not materially affect the use or value thereof to the Company or the Subsidiary. Each of the Company and the Subsidiary has quiet enjoyment of the leasehold interests in real property leased or subleased by it.

                        (b) Schedule of Assets and Real Property. Schedule 3.1.1 1(b) of the Seller's Disclosure Statement sets forth a list of (i) all real property owned by the Company or the Subsidiary, (ii) all leases and subleases pursuant to which the Company or the Subsidiary lease or sublease real property,
(iii) all leases and subleases between third parties with respect to property occupied by the Company or the Subsidiary and (iv) all fixed assets owned by the Company or the Subsidiary with an individual value in excess of $5,000 and, with respect to similar fixed assets, with an aggregate value in excess of $100,000. The Seller has caused the Company and the Subsidiary to make available to the Buyer copies of the documents listed in such Schedule.

                  3.1.12 Contracts.

                        (a) Schedule 3.1.12 of the Seller's Disclosure Statement sets forth a list of all of the following Contracts to which the Company or the Subsidiary is party or by which it is bound:

                            (i) all contracts and agreements (other than (A)
Insurance Arrangements, (B) open trade accounts with respect to the purchase or sale by the Company or the Subsidiary of its supplies or products, respectively, in the ordinary course of business, or (C) leases of real property listed in
Schedule 3.1.11(b) of the Seller's Disclosure Statement or not required to be listed thereon) with respect to which the aggregate amount reasonably expected to be paid or received thereunder in the future exceeds $50,000 per annum,

                            (ii) all contracts and agreements with officers,
full-time employees or directors;

                            (iii) investment management agreements, investment
custody agreements and similar contracts and agreements (including agreements pursuant to which the Company or the Subsidiary has (A) deposited funds in order to qualify as an approved or eligible insurer or (B) pledged funds to secure obligations under reinsurance contracts);

                            (iv) all mortgages, indentures, security agreements,
notes, loan agreements, other debt obligations for borrowed money, guarantees of debt obligations for borrowed money (including guarantees by way of acting as guarantor, surety, co-signor, endorser, co-maker, indemnitor or otherwise, but excluding guarantees in respect of Insurance Arrangements entered into by the Company or the Subsidiary in the ordinary course of business) or agreements to acquire any debt obligations for borrowed money of others (other than debt securities acquired for investment);

                            (v) all contracts and agreements (other than
Insurance Arrangements) prohibiting or materially limiting the ability of the Company or the Subsidiary to engage in any business or compete with any person;

                            (vi) any contract (other than Insurance
Arrangements) with respect to a joint venture or partnership arrangement;

                            (vii) any contract (other than contracts with agents
entered into in the ordinary course of business) granting a power of attorney;

                            (viii) all of the Company's and the Subsidiary's
software and registered service marks, patents, trademarks, trade names, material copyrights and all pending applications for any of the foregoing, if any, and all licenses granted by or to the Company or the Subsidiary which relate in whole or in part to any of the foregoing or to any know-how or trade secrets, except in each case for those solely applicable to the Excluded Business;

                            (ix) the name of each bank or other financial
institution from which credit commitments (other than repurchase agreements, reverse repurchase agreements or dollar reverse repurchase transactions) to the Company and the Subsidiary are outstanding, and a brief description of such commitments;

                            (x) any other contracts, agreements or commitments
(other than Insurance Arrangements) that are material to the business of the Company and the Subsidiary taken as a whole; and

                            (xi) all insurance contracts (including runoff
contracts and retrocessions) entered into by the Company and the Subsidiary not in the ordinary course of business and all reinsurance contracts (including runoff contracts and retrocessions) and agreements and related letters of credit, trust arrangements, managed care utilization or similar agreements and structured settlements entered into by the Company and the Subsidiary in the ordinary course of business or otherwise.

                        (b) The Seller has caused the Company to make available to the Buyer true and complete copies of all Contracts set forth in Schedule
3.1.12 of the Seller's Disclosure Statement and a list setting forth all employees of the Company and the Subsidiary with total 1994 annual cash compensation in excess of $75,000 (including bonuses, commissions and other forms of cash compensation), indicating salary and bonus for each such employee.

                        (c) All Contracts set forth in Schedule 3.1.12 of the Seller's Disclosure Statement are in full force and effect and enforceable against each party thereto. There does not exist under any such Contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of the Company or the Subsidiary or, to the Knowledge of the Company, the Subsidiary or the Seller, any other party thereto except as set forth in
Schedule 3.1.12(c) of the Seller's Disclosure Statement and except for such events or conditions that, individually and in the aggregate have not had or resulted in, and would not reasonably be expected to have or result in, a Material Adverse Effect.

                  3.1.13 Employee Benefit Plans and Related Matters; ERISA.

                        (a) Employee Benefit Plans. Schedule 3.1.13(a) of the Seller's Disclosure Statement sets forth a complete and correct list of each "employee benefit plan," as such term is defined in section 3(3) of ERISA, and each bonus, incentive or deferred compensation, severance, termination, retention, stock option or other equity-based, performance or other employee or retiree benefit or compensation plan, program or arrangement that provides benefits or compensation in respect of any Employee or under which any Employee is eligible to participate or derive a benefit and that is or has been maintained, established or contributed to by the Company, the Subsidiary or any other trade or business, whether or not incorporated, which, together with the Company, is treated as a single employer under section 414 of the Code (such other trades and businesses hereinafter referred to as the "Related Persons"), or with respect to which the Company has or may have any material liability (collectively, the "Plans"). With respect to each such Plan, the Seller has caused the Company to provide the Buyer copies of (i) each written Plan, (ii) descriptions of all unwritten Plans and (iii) to the extent applicable to any Plan, all trust agreements, insurance contracts or other funding arrangements, the most recent actuarial and trust reports, the most recent Forms 5500 required to have been filed with the IRS and all schedules thereto, the most recent IRS determination letter, all current summary plan descriptions, all material communications received from or sent to the IRS, the Pension Benefit Guaranty Corporation or the Department of Labor, and all amendments and modifications to any such document.

                        (b) Qualification. Each Plan intended to be qualified under section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under section 501(a) of the Code, and to the Company's and the Seller's Knowledge nothing has occurred since the date of such determination letter that could adversely affect such qualification or tax-exempt status. The Seller has furnished to the Buyer copies of the most recent Internal Revenue Service determination letters with respect to any such Plans.

                        (c) Benefit Arrangements. Schedule 3.1.13(c) of the Seller's Disclosure Statement sets forth a complete and correct list of each plan or arrangement (written or oral) or policy providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, severance benefits, termination benefits, vacation benefits or other forms of compensation or benefits which (i) is not a Plan, (ii) is maintained, established or contributed to by the Company or any Related Person, and (iii) covers any employee or former employee of the Company or any Related Person, including without limitation any employee or former employee of a Related Person that does business outside of the United States. Such plans and arrangements as are described above are hereinafter referred to collectively as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all orders and Laws which are applicable to such Benefit Arrangement. All contributions and premiums required to have been paid by the Company or any Related Person on or before the date hereof to any Benefit Arrangement have been paid.

                        (d) Compliance; Liability.

                            (i) Each of the Plans has been operated and
administered in all respects in compliance with its terms, all applicable orders and Laws and all applicable collective bargaining agreements, except for any failure so to comply that, individually and in the aggregate, would not have or result in a Material Adverse Effect. There are no material pending or, to the Seller's or the Company's Knowledge, threatened claims by or on behalf of any of the Plans, by any Employee or otherwise involving any such Plan or the assets of any Plan (other than routine claims for benefits, all of which have been fully reserved for).

                            (ii) Neither the Company nor any Related Person has
been involved in any transaction that could cause the Company, any such Related Person or, following the Closing, the Buyer, to be subject to liability under section 502, 4069 or 4212 of ERISA or under sections 4972 or 4975 through 4980B of the Code. Neither the Company nor any Related Person has incurred any material liability under or pursuant to Title I or IV of ERISA or the penalty, excise Tax or joint and several liability provisions of the Code relating to employee benefit plans. All contributions and premiums required to have been paid by the Company or any Related Person on or before the date hereof to any Plan have been paid.

                3.1.14 Affiliate Transactions. Schedule 3.1.14 of the Seller's Disclosure Statement contains a list of all agreements and contracts (other than Insurance Arrangements, the Continental Pooling Agreement and any contract or agreement relating thereto), whether or not entered into in the ordinary course of business, to or by which the Company or the Subsidiary, on the one hand, and the Seller or any Affiliate of the Seller, on the other hand, are parties, and that involve continuing liabilities and obligations that, individually or in the aggregate, are material to the business of the Company and the Subsidiary taken as a whole.

                3.1.15 Brokers, Finders. None of Continental, the Seller and the Company has retained any broker or finder in connection with the transactions contemplated herein so as to give rise to any claim against the Buyer or its Affiliates or the Company for any brokerage or finder's commission, fee or similar compensation, other than Goldman, Sachs & Co., whose fees in respect of this Agreement shall be paid by Continental, and Continental shall indemnify and hold the Buyer Indemnitees harmless against any such fees and expenses.

               3.1.16 No Improper Payments. During the Seller's Ownership of the Company, to the best of the Seller's and the Company's Knowledge, none of the Company, the Subsidiary and any of their respective officers and directors have at any time: (i) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, which is prohibited by applicable Law; (ii) made any payment outside the ordinary course of business to any purchasing or selling agent, or person charged with similar duties, of any entity to which the Company, the Subsidiary or Continental sells or has sold, or from which the Company, the Subsidiary or Continental buys or has bought, products or services, which is prohibited by applicable Law; or (iii) engaged in any transaction or maintained any account for, or used any funds of, the Company or the Subsidiary, in each case which is prohibited by applicable Law.

                3.1.17 Disclosure. No representation or warranty by the Seller or the Company contained in this Agreement contains any untrue statement of a material fact or, to the Seller's and the Company's Knowledge, omits to state a material fact necessary to make the statements made, in the light of the circumstances under which they are or were made, not misleading.

                3.1.18 Insurance Regulatory Matters. Except as disclosed on
Schedule 3. 1. 18 of the Seller's Disclosure Statement and except for routine complaints made by policyholders that relate solely to their individual insurance contracts and routine correspondence with state insurance regulators with respect to financial statements, there is not now pending any proceeding with respect to the Company or the Subsidiary that involves the insurance regulatory body of any state.

                3.1.19 Employment Matters.

                        (a) Neither the Company nor the Subsidiary is a party to any collective bargaining agreement and there is no certified or recognized collective bargaining agent for any employees of the Company or the Subsidiary. To the Knowledge of the Seller and the Company, no claim of representation (as such term is defined in the National Labor Relations Act) is being made, no representation proceeding is pending or threatened, and no organizing campaign is in progress or threatened, involving employees of the Company or the Subsidiary.

                        (b) Except as set forth on Schedule 3.1.19 of the Seller's Disclosure Statement, the Company and the Subsidiary have not:

                            (i) made any commitments in writing to any current
or former officer, director or Employee regarding lifetime employment or employment for any specified time period or retention as a consultant;

                            (ii) been advised in writing or in print to the date
hereof by any current or former officer, director or employee that such person is asserting or will be asserting a claim for breach of contract, breach of implied covenant of good faith and fair dealing, wrongful termination, violation of public policy, negligent termination or other claim based in tort or contract and relating to such person's employment or termination from employment;

                            (iii) been advised in writing or in print to the
date hereof that it has been charged with any federal, state or local law that prohibits discrimination on the basis of sex, race, color, religion, national origin, status as a handicapped individual, disability, marital status, status as a Vietnam era veteran or a disabled veteran, or sexual preference: and

                            (iv) taken any action to increase the amount of
compensation benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of the Company's or the Subsidiary's Employees by reason of a change of control or change of ownership of the Company or the Subsidiary.

                 3.1.20 Powers of Attorney. Except as disclosed in Schedule
3.1.20 of the Seller's Disclosure Statement and except for any powers of attorney to be delivered at the Closing, including without limitation, the Powers of Attorney, neither the Company nor the Subsidiary has any power of attorney outstanding, except for powers of attorney granted to agents in the ordinary course of business and the power of attorney given by the Company and the Subsidiary to CIC under the Continental Pooling Agreement and the power of attorney given to Continental Asset Management Corp., each of which shall be unconditionally revoked on or prior to the Closing Date.

                 3.1.21 Forms of Policy. Each form of insurance policy, policy endorsement or amendment, reinsurance treaty and contract, certificate of insurance, application form, and sales material used by the Company or the Subsidiary in any jurisdiction has, where required, been approved by the appropriate insurance or other regulatory authorities of such jurisdiction in each case where the absence of such approval would be reasonably likely to have a Material Adverse Effect.

                 3.1.22 Supplied Information. The books, records and other data used to prepare the September 30 Balance Sheet and the Closing Balance Sheet are, and the data provided to Milliman & Robertson, Inc. to prepare the Milliman & Robertson Report, were, as of the date prepared, complete and correct in all material respects, subject in any event to Section 3.1.23.

                  3.1.23 No Representation as to Certain Matters. Notwithstanding anything contained in any of the Transaction Documents, including, without limitation, any of the representations and warranties contained in this Article III, the Seller and the Company make no representation or warranty, and are not indemnifying the Buyer pursuant to Article VII, with respect to (a) the adequacy of the Company's and the Subsidiary's insurance reserves (including without limitation reserves for unearned premiums, losses, incurred but not reported losses and loss adjustment expenses), or the tax deductibility of such reserves or (b) the collectibility of brokers' balances or, except as provided in Sections 3.2.4 and 6.14, reinsurance recoverables (other than reinsurance provided by Continental or its subsidiaries) reflected in the September 30 Balance Sheet and the Closing Balance Sheet.

        3.2 Representations and Warranties of Continental. Continental represents and warrants to the Buyer and Fremont General as of the date of this Agreement and as of the Closing Date as follows:

                  3.2.1 Organization of Continental, Authority, etc. Continental is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York, and has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Continental of this Agreement and the Ancillary Agreements to which it will be a party, the performance of Continental's obligations hereunder and thereunder and the consummation by Continental of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action of Continental. Continental has duly executed and delivered this Agreement and on the Closing Date will have duly executed and delivered the Ancillary Agreements to which it will be a party. This Agreement constitutes, and each such Ancillary Agreement when so executed and delivered will constitute, the legal, valid and binding obligation of Continental enforceable against Continental in accordance with its terms.

                  3.2.2 Conflicts, Consents, etc.

                        (a) The execution, delivery and performance by Continental of this Agreement and each of the Ancillary Agreements to which it will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), create in any other Person a right or claim of termination, amendment, or require modification, acceleration or cancellation of, or result in the creation of any Lien (or any obligation to create any Lien) upon any of the properties or assets of Continental under, (i) any Law applicable to Continental, (ii) any provision of any of the Organizational Documents of Continental, or (iii) any Contract to which Continental is a party or by which any of its properties or assets may be bound, except in each case under the foregoing clauses (i) and (iii) (x) as set forth in Schedule 3.2.2 of the Disclosure Statement and (y) for such conflicts, violations, defaults and other actions that would not, individually or in the aggregate, have a material adverse effect on the ability of Continental to consummate the transactions contemplated hereby and thereby.

                        (b) No Governmental Approval or other Consent is required to be obtained or made by Continental in connection with the execution and delivery of this Agreement and each of the Ancillary Agreements to which it will be a party, or the consummation of the transactions contemplated hereby and thereby, except (i) as set forth in Schedule 3.2.2 of the Seller's Disclosure Statement and (ii) for any Governmental Approval or other Consent the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on the ability of Continental to consummate the transactions contemplated hereby and thereby.

                3.2.3 Organization of the Seller Ancillary Parties. The Seller Ancillary Parties are duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions, and each has all requisite corporate power and authority to execute and deliver the Ancillary Agreements to which it will be a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby. On or prior to the Closing Date, the execution and delivery by each Seller Ancillary Party of the Ancillary Agreements to which it will be a party, the performance of its obligations thereunder and the consummation by it of the transactions contemplated thereby, will have been duly authorized by all requisite corporate action of such Seller Ancillary Party. Each Seller Ancillary Party on the Closing Date will have duly executed and delivered the Ancillary Agreements to which it is a party. Each such Ancillary Agreement when so executed and delivered will constitute the legal, valid and binding obligation of the Seller Ancillary Party thereto enforceable against such Seller Ancillary Party in accordance with its terms.

                3.2.4 Reinsurance Receivables and Payables. Continental has accurately reflected in the September 30 Balance Sheet and, as of the Closing Date, will have accurately reflected in the Closing Balance Sheet, in all material respects the proper receivables and payables with respect to the Company's reinsurance programs referred to in Section 6.14.

       3.3 Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller and Continental as of the date of this Agreement and as of the Closing Date as follows:

                3.3.1 Organization of the Buyer, Authority etc. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Buyer of this Agreement and the Ancillary Agreements to which it will be a party, the performance of the Buyer's obligations hereunder and thereunder and the consummation by the Buyer of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action of the Buyer. The Buyer has duly executed and delivered this Agreement and on the Closing Date will have duly executed and delivered the Ancillary Agreements to which it will be a party. This Agreement constitutes, and each such Ancillary Agreement when so executed and delivered will constitute, the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms.

                3.3.2 Conflicts, Consents, etc.

                        (a) The execution, delivery and performance by the Buyer of this Agreement and each of the Ancillary Agreements to which it will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), create in any other Person a right or claim of termination, amendment, or require modification, acceleration or cancellation of, or result in the creation of any Lien (or any obligation to create any Lien) upon any of the properties or assets of the Buyer under, (i) any Law applicable to the Buyer, (ii) any provision of any of the Organizational Documents of the Buyer, or (iii) any Contract to which the Buyer is a party or by which any of its properties or assets may be bound, except in each case under the foregoing clauses (i) and
(iii) (x) as set forth in Schedule 3.3.2 of the Buyer's Disclosure Statement and
(y) for such conflicts, violations, defaults and other actions that would not, individually or in the aggregate, have a material adverse effect on the ability of the Buyer to consummate the transaction contemplated hereby and thereby.

                        (b) No Governmental Approval or other Consent is required to be obtained or made by the Buyer in connection with the execution and delivery of this Agreement and each of the Ancillary Agreements to which it will be a party, or the consummation of the transactions contemplated hereby and thereby, except (i) as set forth in Schedule 3.3.2 of the Buyer's Disclosure Statement and (ii) for any Governmental Approval or other Consent the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated hereby and thereby.

                3.3.3 Brokers, Finders. The Buyer has not retained any broker or finder in connection with the transactions contemplated herein so as to give rise to any claim against the Seller or Continental for any brokerage or finder's commission, fee or similar compensation, other than the Chase Manhattan Bank, N.A. and Chase Securities, Inc., whose fees in respect of this Agreement shall be paid by the Buyer, and the Buyer shall indemnify and hold the Seller Indemnitees harmless against any such fees and expenses.

                 3.3.4 Purchase for Investment. The Buyer is purchasing the Shares for its own account solely for investment and not with a view to any distribution thereof in violation of any applicable Law, provided that the disposition of its property shall at all times be within its control. The Buyer hereby acknowledges that the Shares have not been registered under any federal or state securities Law, and may not be transferred in the absence of such registration or an exemption therefrom under such Law.

        3.4 Representations and Warranties of Fremont General. Fremont General represents and warrants to the Seller and Continental as of the date of this Agreement and as of the Closing Date as follows:

                  3.4.1 Organization of Fremont General, Authority etc. Fremont General is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Fremont General of this Agreement and the Ancillary Agreements to which it will be a party, the performance of Fremont General's obligations hereunder and thereunder and the consummation by Fremont General of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action of Fremont General. Fremont General has duly executed and delivered this Agreement and on the Closing Date will have duly executed and delivered the Ancillary Agreements to which it will be a party. This Agreement constitutes, and each such Ancillary Agreement when so executed and delivered will constitute, the legal, valid and binding obligation of Fremont General enforceable against Fremont General in accordance with its terms.

                  3.4.2 Conflicts, Consents, etc.

                        (a) The execution, delivery and performance by Fremont General of this Agreement and each of the Ancillary Agreements to which it will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), create in any other Person a right or claim of termination, amendment, or require modification, acceleration or cancellation of, or result in the creation of any Lien (or any obligation to create any Lien) upon any of the properties or assets of Fremont General under, (i) any Law applicable to Fremont General, (ii) any provision of any of the Organizational Documents of Fremont General, or
(iii) any Contract to which Fremont General is a party or by which any of its properties or assets may be bound, except in each case under the foregoing clauses (i) and (iii) (x) as set forth in Schedule 3.4.2 of the Buyer's Disclosure Statement and (y) for such conflicts, violations, defaults and other actions that would not, individually or in the aggregate, have a material adverse effect on the ability of Fremont General to consummate the transactions contemplated hereby and thereby.

                        (b) No Governmental Approval or other Consent is required to be obtained or made by Fremont General in connection with the execution and delivery of this Agreement and each of the Ancillary Agreements to which it will be a party, or the consummation of the transactions contemplated hereby and thereby, except (i) as set forth in Schedule 3.4.2 of the Buyer's Disclosure Statement and (ii) for any Governmental Approval or other Consent the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on the ability of Fremont General to consummate the transactions contemplated hereby and thereby.

                  3.4.3 Organization of the Buyer Ancillary Parties. The Buyer Ancillary Parties are duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions, and each has all requisite corporate power and authority to execute and deliver the Ancillary Agreements to which it will be a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery by each Buyer Ancillary Party of the Ancillary Agreements to which it will be a party, the performance of its obligations thereunder and the consummation by it of the transactions contemplated thereby, have been duly authorized by all requisite corporate action of such Buyer Ancillary Party. Each Buyer Ancillary Party on the Closing Date will have duly executed and delivered the Ancillary Agreements to which it is a party. Each such Ancillary Agreement when so executed and delivered will constitute, the legal, valid and binding obligation of the Buyer Ancillary Party thereto enforceable against such Buyer Ancillary Party in accordance with its terms.

                                   ARTICLE IV
                               CERTAIN COVENANTS

      4.1     Access to Information; Confidentiality.

                  (a) Prior to the Closing, upon reasonable notice, each of the Seller and Continental agrees that it will, and will cause each of the Company, the Subsidiary and the Seller Ancillary Parties to, give the Buyer and its agents access during business hours and upon reasonable notice to the properties, books and records, employees, agents, accountants and actuaries of each of such companies and furnish to the Buyer and its agents such documents, financial and operating data and other information (including, without limitation, information concerning loss reserves) with respect to the business and properties of each of such companies as the Buyer or its agents shall from time to time reasonably request which are reasonably necessary to permit the Buyer to investigate the accuracy of the representations and warranties made to the Buyer and Fremont General herein; provided that the foregoing investigation will be done in a manner so as not to interfere unreasonably with the conduct of the businesses of such companies.

                  (b) Any information provided or obtained pursuant to clause
(a) above shall be held by the Buyer in accordance with and shall be subject to the terms of the Confidentiality Agreement.

       4.2 Conduct of Business of the Company and the Subsidiary. Except as set forth in Schedule 4.2 of the Seller's Disclosure Statement, as provided, permitted or contemplated elsewhere in this Agreement or as otherwise consented to by the Buyer in writing, whether or not the Subsidiary has lost any personnel listed in Schedule 5.2.2 of the Seller's Disclosure Schedule, from the date hereof to the Closing, the Seller agrees to cause the Company and the Subsidiary
(a) to conduct its business only in the ordinary course consistent with prior practice, (b) to maintain and keep its properties and equipment in such repair, working order and condition as is sufficient for the operation of its business in the ordinary course consistent with prior practice, except for ordinary wear and tear, (c) to keep in full force and effect insurance coverage with respect to its properties, operations and affairs comparable in amount and scope of coverage to that now maintained by it, (to the extent available on commercially reasonable terms in the case of any renewal or replacement policies) (d) to perform in all material respects all of its obligations under all Contracts applicable to its business or properties, (e) to use best efforts to maintain and preserve its business organization intact, (f) not to (i) merge or consolidate with, or agree to merge or consolidate with, any Person, (ii) purchase all or substantially all of the assets of, or otherwise acquire, any Person, business or any division thereof, or (iii) directly or indirectly, sell all or substantially all of, or otherwise dispose of, its assets to any Person, (g) to comply in all material respects with all Laws applicable to it and to the conduct of its business, (h) to maintain its books of account and records in the usual and regular manner, (i) not to amend its Organizational Documents, (j) promptly to advise the Buyer in writing of the occurrence of any Material Adverse Effect, (k) not to assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations or liabilities (other than Insurance Arrangements) of any other Person,(except in the ordinary course of business consistent with prior practice), (l) promptly to advise the Buyer in writing of any fact, condition, event or occurrence that will or is reasonably likely to result in the failure of any of the conditions in Sections 5.1 and 5.2 to be satisfied or the representations and warranties in Sections 3.1 and 3.2 to be true and correct, (m) not to make any change in any method of accounting or accounting practice except as may be required by Law, (n) not to adopt or enter into any new Plan or make an amendment to any existing Plan that materially increases the current or future cost associated with any such Plan and (o) not to take any action described in paragraphs (a) through (f), (h) through (1) of
Section 3.1.10 except as permitted hereby or thereby.

       4.3 Excluded Business Arrangements.

           (a) On or prior to the Closing Date and effective as of the Closing Date, Continental and the Buyer shall, or shall cause one or more of their respective Affiliates to, enter into the following agreements, as applicable:

                  (i) Continental or any of its Affiliates that is duly licensed to write, or accredited to reinsure, the kinds of insurance that constitute Excluded Business and has an A.M. Best rating of A- or better shall enter into the Continental Quota Share Reinsurance and Service Agreement (pursuant to which agreement the pre-Closing Excluded Business shall be reinsured by Contintental or such Affiliate on an indemnity reinsurance basis); and

                  (ii) With respect to the Excluded Business constituting the business written in New York on a non-admitted excess lines basis, the Buyer shall, or shall cause one of its Affiliates that is eligible to write such excess lines business in the State of New York to, enter into the Continental Indemnity Reinsurance and Service Agreement with Continental (pursuant to which agreement the Buyer or such Affiliate shall agree to write such post-Closing excess lines business); and

                  (iii) Each of the agreements referred to in Sections 4.3(a)(i) and (ii) above shall be accompanied by a Power of Attorney, executed by each of the ceding companies in favor of the reinsurer or administrator under such agreement, as the case may be.

           (b) Continental and the Buyer agree to use their best efforts to, and to cause their respective Affiliates to, effect the assignment and assumption of each and every policy that comprises the Excluded Business as soon as practicable following the Closing Date pursuant to the Assumption Reinsurance and Administration Agreement with any of Continental's Affiliates that is a duly licensed insurer authorized to write the kinds of insurance that constitute the Excluded Business in the states where the risks are located and which, as legally necessary, has been approved to assume such business by the Commissioners of Insurance in such states (pursuant to which agreement such Affiliate shall assume direct writing rights, obligations and liabilities from the issuing insurer of such Excluded Business).

           (c) The Buyer and its Affiliates shall cease to write new or renewal post-Closing excess lines business on the earliest of (i) the date which is six months from the Closing Date, (ii) the date as of which the aggregate amount written pursuant to Section 4.3(a)(ii) above exceeds $20,000,000, and (iii) the date that any of Continental's Affiliates becomes licensed and has any necessary rate and form filings approved or deemed approved to write the kinds of insurance that constitute such excess lines business in the State of New York. Continental shall promptly notify the Buyer of any such licensure and approval or deemed approval.

       4.4 Profit Center Business Arrangements.

           (a) On or prior to the Closing Date and effective as of the Closing Date, Continental and the Buyer shall, or shall cause one or more of their respective Affiliates to, enter into the following agreements, as applicable:

                 (i) the Buyer shall cause the Company or any of the Company's Affiliates that is reasonably acceptable to Continental and duly licensed to write, or accredited to reinsure, the kinds of insurance that constitute Profit Center Business to enter into the Casualty Quota Share Reinsurance and Service Agreement with Continental or the Profit Center Affiliates (pursuant to which agreement the pre-Closing Profit Center Business shall be ceded by Continental or the Profit Center Affiliates and reinsured by the Company or any of its Affiliates on an indemnity reinsurance basis); and

                 (ii) Continental shall, or shall cause CIC and the Profit Center Affiliates to enter into the Casualty Indemnity Reinsurance and Service Agreement with the Company (pursuant to which agreement the Profit Center Affiliates shall agree to write the kinds of insurance that constitute the post-Closing Profit Center Business in the States of Wisconsin and Michigan, 100% reinsured to CIC, which will in turn 100% reinsure such reinsurance to the Company); and

                 (iii) Each of the agreements referred to in Sections 4.4(a)(i) and (ii) above shall be accompanied by a Power of Attorney, executed by each of the ceding companies in favor of the reinsurer or administrator under such agreement, as the case may be.

           (b) Continental and the Buyer agree to use, and to cause their respective Affiliates to use, their respective best efforts to effect assumption and assignment of each and every policy that comprises the Profit Center Business (i) with respect to the in-force Profit Center Business and prior policies of in-force Profit Center Business, (x) if the Company or one of its Affiliates becomes licensed as provided in this paragraph within one year of the Closing Date, commencing with the first renewal of each and every policy after becoming so licensed (or the expiration date of the in-force policy if the policy is not renewed) and (y) if the Company or one of its Affiliates has not become licensed as provided in this paragraph within one year of the Closing Date, then within 30 days following such licensure, and (ii) with respect to the remainder of the Profit Center Business, as soon as reasonably practicable after the Closing Date, in each case (i) and (ii) pursuant to the Assumption Reinsurance and Administration

Agreement with the Company or any of its Affiliates that is a duly licensed insurer authorized to write the kinds of insurance that constitute the Profit Center Business in the states where the risks are located, has an A.M. Best rating of A- or better and which, as legally necessary, has been approved to assume such business by the Commissioners of Insurance in such states (pursuant to which agreement the Company or such Affiliate shall assume direct writing rights, obligations and liabilities from the issuing insurer of such Profit Center Business).

           (c) The Profit Center Affiliates shall cease to write new or renewal Profit Center Business on the earlier of (i) the first anniversary of the Closing Date and (ii) the date that the Buyer or any of its Affiliates becomes licensed and has any necessary rate and form filings approved or deemed approved to write the kinds of insurance that constitute the Profit Center Business in that state. The Buyer shall promptly notify Continental of any such licensure and approval or deemed approval.

       4.5 Aggregate Excess Treaties.

           (a) As of the Closing Date, CIC shall enter into the Aggregate Excess of Loss Reinsurance Agreement with the Company and the Subsidiary for the 1989 and prior Accident Years (as defined in the Aggregate Excess of Loss Reinsurance Agreement) indemnifying the Company and the Subsidiary on a paid basis up to a limit equal to the lesser of (i) the gross loss reserves of the Company and the Subsidiary, other than the Excluded Business as of the Closing Date, net of specific excess reserves recorded as of the Closing Date and (ii) $56,000,000. The Company and the Subsidiary may together, at their sole option, elect to commute this Aggregate Excess of Loss Reinsurance Agreement during the twelve-month period commencing March 31, 2002. This Aggregate Excess of Loss Reinsurance Agreement shall not be subject to profit commission.

           (b) As of the Closing Date, CIC shall enter into the Stop Loss Reinsurance Agreement with the Company and the Subsidiary, indemnifying the Company and the Subsidiary on a paid basis up to a limit of $8,000,000 in excess of the limits of the Aggregate Excess of Loss Reinsurance Agreement. This Stop Loss Reinsurance Agreement shall not be subject to profit commission nor commutation and shall cover the subject business of the Aggregate Excess of Loss Reinsurance Agreement. From the date that the commutation election is made on the Aggregate Excess of Loss Reinsurance Agreement or March 31, 2003, whichever is later, no additional case incurred losses may be ceded to CIC, but CIC will be required to indemnify the Company and the Subsidiary on a paid basis for all case reserves outstanding as of such date.

        4.6 Efforts to Consummate Transaction, etc. Each of the parties hereto agrees (a) to use its best efforts to take or cause to be taken all reasonable actions as may be necessary or advisable to consummate the transactions contemplated by the Transaction Documents as soon as reasonably practicable, (b) to promptly file or supply, or cause to be filed or supplied, all material applications, notifications and information required to be filed or supplied by it pursuant to applicable Law in connection with the transactions contemplated by the Transaction Documents, including any filings and reports pursuant to the HSR Act or that may be required by the insurance departments of each of the States of California and Illinois and any other applicable jurisdiction, and to cooperate in good faith with each other party in the preparation thereof and the exchange of information with respect thereto, (c) to use its reasonable efforts to obtain all Consents and Governmental Approvals required to be obtained by it for the consummation by it of the transactions contemplated by the Transaction Documents and (d) to cooperate in good faith with each other party and use its reasonable efforts to assist in the obtaining of

Consents and Governmental Approvals required to be obtained by each such other party for the consummation of the transactions contemplated by the Transaction Documents.

        4.7 Preclosing E&Y Procedures. Prior to the Closing Date, the Buyer will, at its expense, cause E&Y to perform an audit of the Company and the Subsidiary on a pro forma basis consistent with GAAP and the September 30 Methodology and after taking into account the Restructuring Transactions (the "Preclosing E&Y Procedures"); provided that the Seller or Continental shall have no liability or obligation resulting from the result of such Preclosing E&Y Procedures so long as the Seller and Continental comply with the provisions of
Section 2.3. The Seller, Continental, the Company and the Subsidiary will cooperate in good faith with E&Y in its performance of the Preclosing E&Y Procedures.

        4.8 Capitalization. No change shall be made in the authorized, issued or outstanding capital stock or other securities of the Company or the Subsidiary, nor shall any option, warrant, proxy, right to purchase, commitment, pledge or arrangement be granted or made relating to any of such authorized issued or outstanding capital stock or other securities of the Company or the Subsidiary.

        4.9 Hart-Scott-Rodino Filing. Continental or the Seller shall file with the Federal Trade Commission and Antitrust Division of the Department of Justice any notification and report required by the HSR Act to be filed by it and, in the event that any additional filings are required, shall promptly file any supplemental information which may be requested in connection therewith.

        4.10 Hart-Scott-Rodino Filing. The Buyer shall file with the Federal Trade Commission and Antitrust Division of the Department of Justice any notification and report required by the HSR Act to be filed by it and, in the event that any additional filings are required, shall promptly file any supplemental information which may be requested in connection therewith.

         4.11 Leases and Subleases. Prior to, and effective as of, the Closing Date, Continental or its Affiliates shall, subject to any required landlord consents, which consents Continental shall use its reasonable efforts to obtain,
(a) enter into with the Company and the Subsidiary leases or subleases (with respect to premises not currently subject to a lease or sublease) the terms of which shall be negotiated by the parties thereto in good faith and (ii) assign to the Company or the Subsidiary existing leases or subleases, in each case with respect to the premises set forth in Schedule 4.11 of the Seller's Disclosure Statement, which Schedule shall include the space occupied by the legal staff referred to in Section 4.12, if any.

        4.12 Legal Staff. (a) Effective prior to the Closing, Continental shall transfer the attorneys listed on Schedule 4.12 of the Seller's Disclosure Statement to the payroll of the Company, and (b) Continental and the Seller shall use their reasonable efforts to cause such attorneys to accept employment positions with the Company effective as of or prior to the Closing Date.

        4.13 Withdrawal from the Continental Pooling Agreement. On or prior to the Closing Date and in no event later than December 31, 1994, Continental shall, or shall cause one or more of its Affiliates to, take such actions as are necessary to accomplish the following:

              (a) the Company and the Subsidiary shall have been withdrawn from the Continental Pooling Agreement, with the effect that all right, title and interest in all insurance policies written by the Company or the Subsidiary, and the investment assets related to such insurance policies, shall have been transferred, assigned and conveyed to each of the Company or the Subsidiary, as the case may be, without any obligation, restriction or encumbrance of any nature whatsoever relating to or arising out of participation in the Continental Pooling Agreement;

              (b) the Profit Center Business shall have been retroceded to Continental, with the effect that all right, title and interest in all insurance policies which constitute the Profit Center Business, and the Portfolio Assets related to such insurance policies, shall have been transferred, assigned and conveyed to Continental without any obligation, restriction or encumbrance of any nature whatsoever relating to or arising out of participation in the Continental Pooling Agreement;

              (c) each of the Company and the Subsidiary shall commute with a subsidiary or subsidiaries of Continental any reinsurance contract entered into not in the ordinary course of business; and

              (d) any power of attorney given to CIC by the Company or the Subsidiary under the Continental Pooling Agreement shall be unconditionally revoked.

         4.14 Outstanding Indebtedness. As of the Closing Date, the Company and the Subsidiary shall have no indebtedness for borrowed money or debt securities or indebtedness in respect of repurchase agreements, reverse repurchase agreements, or dollar reverse repurchase transactions on their respective balance sheets.

         4.15 Automobile Leases. Prior to, and effective as of, the Closing Date, Continental or its Affiliates shall, subject to any required lessor consents, which consents Continental shall use its reasonable efforts to obtain, assign to the Company or the Subsidiary existing automobile leases with respect to the automobiles used by Continuing Employees as of the Closing Date.

                                   ARTICLE V
                              CONDITIONS PRECEDENT

         5.1 Conditions to Obligations of Each Party. The respective obligations of each party to this Agreement to consummate the transactions contemplated hereby are subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any one or more of which may be waived by any party hereto in respect of any condition to any other party's obligations, at its sole discretion:

                 5.1.1 No Injunction, etc. Consummation of the transactions contemplated hereby or by the Ancillary Agreements shall not have been restrained, enjoined or otherwise prohibited or made illegal by any applicable Law, including any order, injunction, decree or judgment of any court or other governmental authority; and no such Law that would have such an effect shall have been promulgated, entered, issued or determined by any court or other governmental authority to be applicable to this Agreement or the Ancillary Agreements.

                 5.1.2 Consents and Governmental Approvals. All Governmental Approvals and Consents required to be made or obtained by any party hereto in connection with the execution and delivery of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby shall have been made or obtained and be in full force and effect. Complete and correct copies of all such Governmental Approvals and Consents shall have been delivered by each party to each other party. Without limiting the generality of the foregoing, (a) the notifications of the parties pursuant to the HSR Act, if any, shall have been made and the applicable waiting period and any extensions thereof shall have expired or early termination of the waiting period shall have been approved by the appropriate regulatory authority and (b) the Buyer shall have received the approvals of the consummation of the sale and purchase of the Shares and the transactions contemplated by the Transaction Documents, if any are required, from the insurance departments of the States of Illinois and California, and such approvals shall be in full force and effect.

        5.2 Conditions to Obligations of the Buyer and Fremont General. The respective obligations of the Buyer and Fremont General under this Agreement to consummate the transactions contemplated hereby is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any one or more of which may be waived by the Buyer or Fremont General, as the case may be, in respect of its own obligations, at its sole discretion:

                 5.2.1 Representations, Performance, etc. The representations and warranties of the Seller, the Company and Continental contained in Sections
3.1 and 3.2, respectively, shall be true and correct in all respects (in the case of any representation or warranty containing a materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification), in each case as of the date made and as of the Closing Date as though made as of the Closing Date, or as of the date specified therein as though made as of such date, except in each case as modified by the transactions contemplated by the Transaction Documents. Each of the Company, the Subsidiary, the Seller and Continental shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by the Transaction Documents to be performed or complied with by it prior to or on the Closing Date. Each of the Seller, the Company and Continental shall have delivered to the Buyer a certificate signed by an officer of the Seller, the Company or Continental, as the case may be, dated the Closing Date, to the effect set forth above in this Section 5.2.1.

                 5.2.2 No Material Adverse Change. Since September 30, 1994, except as set forth in Schedule 3.1.10 of the Seller's Disclosure Statement, as permitted after the date hereof pursuant to Section 4.2 or as otherwise provided, permitted or contemplated elsewhere in this Agreement, there shall have been no material adverse change in the business, financial condition, prospects, assets or results of operations of the Company and the Subsidiary taken as a whole; provided that a material adverse change shall not be deemed to have occurred on the basis of either (i) personnel losses in the Subsidiary as set forth in Schedule 5.2.2 of the Seller's Disclosure Statement due to the pendency of the transactions contemplated by this Agreement or (ii) any downgrading in the claims paying rating of the Company provided by Moody's Investor Services, Inc. or Standard & Poor's Corporation or in the rating of the Company provided by A.M. Best Company, if such ratings change has resulted from the pendency of the transactions contemplated by this Agreement and not from changes in the ratings of Continental.

                 5.2.3 Delivery of Shares. The Seller shall have delivered to the Buyer a certificate or certificates representing the Shares, any other documents of transfer required by Section 2.2 and all other documents, certificates and agreements necessary to convey good and valid title to the Shares, free and clear of any Liens, except for those created by any action of, including any agreement entered into by, the Buyer or its Affiliates.

                 5.2.4 Resignation of Directors. All directors of the Company and the Subsidiary whose resignations shall have been requested by the Buyer shall have submitted their resignations effective as of the Closing Date.

                 5.2.5 Ancillary Agreements. The Ancillary Agreements shall have been executed and delivered by each party thereto which is an Affiliate of Continental.

                 5.2.6 FIRPTA Certificate. The Seller shall have delivered to the Buyer a certificate, as contemplated under and meeting the requirements of section 1.1445-2(b)(2)(i) of the Treasury Regulations, to the effect that the Company is not a foreign person within the meaning of the Code and applicable Treasury Regulations.

                 5.2.7 Opinions of Counsel. The Buyer shall have received an opinion, addressed to it and dated the Closing Date, from Debevoise & Plimpton, counsel to the Seller and Continental, William F. Gleason, Jr., General Counsel of Continental, and Shefsky & Froelich, Illinois regulatory counsel to the Seller and Continental, substantially in the forms of Exhibit M-1, M-2, M-3 and M-4.

                 5.2.8 Approval of Board of Directors. The respective Boards of Directors of the Company, the Seller and Continental, to the extent required, shall have reviewed and approved the execution and delivery of the Transaction Documents by the Company, the Seller and Continental, as the case may be, and the consummation of the transactions contemplated hereby.

                 5.2.9 Commissioner of Insurance Approvals and Other Consents. The Buyer shall have obtained all necessary legal and regulatory approvals for the purchase of the Shares, including, without limitation, approval or assurances thereof from the California and Illinois Departments of Insurance.

                 5.2.10 Closing Portfolio Assets; Shareholders' Equity. The Closing Balance Sheet shall reflect shareholders' equity of $201,780,000.

        5.3 Conditions to Obligations of the Seller and Continental. The respective obligations of the Seller and Continental under this Agreement to consummate the transactions contemplated hereby are subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any one or more of which may be waived by the Seller or Continental, as the case may be, in respect of its own obligations, at its sole discretion:

                 5.3.1 Representations, Performance, etc. The representations and warranties of the Buyer and Fremont General contained in Sections 3.3 and 3.4, respectively, shall be true and correct in all respects (in the case of any representation or warranty containing a materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification), in each case as of the date made and as of the Closing Date as though made as of the Closing Date, except in each case as modified by transactions contemplated by the Transaction Documents. Each of Fremont General and the Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by the Transaction Documents to be performed or complied with by it prior to or on the Closing Date. Each of Fremont General and the Buyer shall have delivered to each of the Seller and Continental a certificate signed by an officer of the Buyer or Fremont General, as the case may be, dated the Closing Date, to the effect set forth above in this Section 5.3.1.

                 5.3.2 Approval of Board of Directors. The respective Boards of Directors of Fremont General and the Buyer, to the extent required, shall have reviewed and approved the execution and delivery, of the Transaction Documents by the Buyer and Fremont General, as the case may be, and the consummation of the transactions contemplated thereby.

                 5.3.3 Opinions of Counsel. Each of the Seller and Continental shall have received an opinion, addressed to it and dated the Closing Date, from Wilson Sonsini Goodrich & Rosati, counsel to Fremont General and the Buyer, Chadbourne & Parke, California regulatory counsel to the Buyer, and Katten Muchin & Zavis, Illinois regulatory counsel to the Buyer, substantially in the form of Exhibits N-l, N-2 and N-3.

                 5.3.4 Delivery of Senior Note. Fremont General shall have delivered to the Seller the Senior Note dated the Closing Date registered in the Seller's name.

                 5.3.5 Ancillary Agreements. The Ancillary Agreements shall have been executed and delivered by each party thereto which is an Affiliate of the Buyer.

                                   ARTICLE VI
                         OTHER COVENANTS AND AGREEMENTS

        6.1 Administrative Services. Continental and its Affiliates have provided the Company and the Subsidiary with certain administrative services identified and described in Exhibit O. In order to provide an orderly transition prior to the Company and the Subsidiary obtaining such services elsewhere, Continental shall cause the continuation of such services identified in Exhibit O as are requested by the Buyer not less than five days prior to the Closing Date until, with respect to each category of services, except as otherwise provided in Exhibit O, the earlier of (i) the first anniversary of the Closing Date and (ii) five days after the Buyer shall have notified Continental that the Company and the Subsidiary no longer need such services. The Buyer will cause the Company and the Subsidiary to pay, forthwith upon receipt of invoices therefor, to the provider of such services a fee for such services at a rate equal to 115 % of all such provider's direct costs and expenses incurred in connection with the provision of such services. Continental will use its best efforts to cause such services to be provided in a manner consistent with prior practice. The Buyer hereby absolutely releases Continental and its Affiliates (and will cause the Company and the Subsidiary to so release Continental and its Affiliates) from any and all claims, losses, damages or liabilities arising out of or in connection with the provision of such services other than those caused by willful misconduct or gross negligence of an employee of such provider. Continental and the Buyer agree that they will make all reasonable efforts to transition to the Buyer as soon as practicable the services performed pursuant to this Section 6.1.

        6.2 Compliance with Agreements. Following the Closing Date, each of Continental and the Buyer agree to comply, and to cause their Affiliates to comply, in all respects with the terms of the agreements described in Sections 4.3, 4.4 and 4.5.

        6.3 Expenses.

                 (a) Except as otherwise specifically provided for in this Agreement, each of Continental, the Seller, Fremont General and the Buyer will assume and bear its own expenses, costs and fees (including attorneys', auditors' and brokers' fees) incurred in connection with the transactions contemplated by the Transaction Documents, including the preparation, execution and delivery thereof and compliance therewith, in each case, whether or not the transactions contemplated hereby or thereby are consummated.

                 (b) All transfer taxes (if any) arising out of the transactions contemplated by the Transaction Documents shall be paid by the Buyer.

        6.4 Public Announcements. Except as required by applicable Law or stock exchange requirement, prior to the Closing, none of the parties hereto nor any of their respective Affiliates, officers, directors, employees, agents, advisors or representatives will, directly or indirectly, make or cause to be made any public announcement or issue any public notice in any form with respect to this Agreement, the Ancillary. Agreements or the transactions contemplated hereby or thereby without the prior written consent of the other parties hereto, such consent not to be unreasonably withheld. It is understood that neither internal announcements to and discussions with employees of the Company and the Subsidiary nor disclosures by the Seller or the Buyer to their respective Affiliates, officers, directors, employees, agents, advisors or representatives relating to this Agreement or the Ancillary Agreements or such transactions will be prohibited by this Section 6.4. The parties hereto will issue a mutually acceptable press release as soon as practicable after the execution of this Agreement and after the Closing.

        6.5 Post-Closing Access. Subsequent to the Closing Date, in connection with any matter relating to any period of time ending on or prior to the Closing Date,

                 (a) the Buyer will, upon the request and at the expense of the Seller, permit the Seller and its representatives full access at reasonable times and on reasonable notice and during normal business hours to the books and records of the Company and the Subsidiary, to the extent that such access is reasonably required by the Seller in connection with (i) the preparation of any required Tax Returns or financial reports or (ii) any claim, litigation, audit or investigation or any other proper purpose arising out of the Seller's ownership of the Shares prior to the Closing, provided that the foregoing will be done in a manner so as not to interfere unreasonably with the conduct of the business of the Company and the Subsidiary. The Buyer will or will cause the Company and the Subsidiary to retain such books and records in accordance with the Company's record retention policies as presently in effect. During the seven-year period beginning on the Closing Date, the Buyer will not dispose of or permit the disposal of any such books and records not required to be retained under such policies without first giving 60 days' prior written notice to the Seller offering to surrender the same to the Seller at the Seller's expense; and

                 (b) Continental and its Affiliates will, upon the request and at the expense of the Buyer, permit the Buyer and its representatives full access at reasonable times and on reasonable notice and during normal business hours to the books and records of Continental and its Affiliates related to the business of the Company and the Subsidiary, to the extent that such access is reasonably required by the Buyer in connection with (i) the preparation of any required Tax Returns or financial reports or (ii) any claim, litigation, audit or investigation or any other proper purpose arising out of the Seller's ownership of the Company and the Subsidiary prior to the Closing, provided that the foregoing will be done in a manner so as not to interfere unreasonably with the conduct of the business of Continental and its Affiliates. Continental will, and will cause its Affiliates to, retain such books and records in accordance with such companies' record retention policies as presently in effect. During the seven-year period beginning on the Closing Date, Continental and its Affiliates will not dispose of or permit the disposal of any such books and records not required to be retained under such policies without first giving 60 days' prior written notice to the Buyer offering to surrender the same to the Buyer at the Buyer's expense.

        6.6 Post-Closing Notifications. Each of the Seller and the Buyer agrees that it will, and each will cause its respective Affiliates to, comply with any post Closing notification or other requirements, to the extent then applicable to such party, of any antitrust, trade competition, investment, control or other law of any governmental entity having jurisdiction over the Company and the Subsidiary.

        6.7 Tax Payments and Tax Returns.

                  (a) Tax Payments. The Seller and the Buyer will cause the Company and the Subsidiary, to the extent permitted by law, to join, for all periods ending on or prior to the Closing Date, in the consolidated federal income Tax Returns of the consolidated group of which Continental is the common parent or a member and in the Illinois income tax combined report that includes the Seller, the Company and the Subsidiary. The Seller will pay, or cause to be paid, all income Taxes reported as payable on such Tax Returns. The Seller will also reimburse or indemnify the Buyer for, all other Taxes that are or may become payable by the Company or the Subsidiary or chargeable as a Lien upon the assets thereof and that (i) are attributable to any period or a portion thereof ending or event occurring on or prior to the Closing Date, (ii) have not been paid as of the Closing Date and (iii) have not been properly reflected in the Closing Tax Reserves. The Buyer will pay or cause to be paid all Taxes that are or may become payable by the Company or any Subsidiary or chargeable as a Lien upon the assets thereof that are not described as being the responsibility of the Seller in the preceding sentences.

                  (b) Tax Returns. The Seller will prepare and timely file, or cause to be prepared and timely filed, with the relevant governmental authorities all Tax Returns relating to the Company and the Subsidiary that are required to be filed by Law on or prior to the Closing Date and (i) the consolidated federal income Tax Returns of the consolidated group of which Continental is the common parent or a member and in which the Company and the Subsidiary are included, and (ii) the Illinois income tax combined report that includes the Seller, the Company and the Subsidiary, in each case for all periods ending on or prior to the Closing Date. The Buyer will prepare and timely file, or cause to be prepared and timely filed, with the relevant governmental authorities all Tax Returns relating to the Company and the Subsidiary that are not described as being the responsibility of the Seller in the preceding sentence.

                 (c) The Buyer and the Seller will cooperate with respect to the preparation and filing of any Tax Return for which the other is responsible pursuant to this Section 6.7.

                 (d) Conduct of Business. Notwithstanding any other provision of this Agreement, the Buyer will be responsible for and neither Continental nor the Seller will bear, any Taxes that arise due to the failure, following the Closing, of the Buyer to cause the Company and the Subsidiary to carry on their business on the Closing Date only in the ordinary course and in substantially the same manner as heretofore conducted.

                 (e) Audits and Other Proceedings. Following the Closing Date,
(i) Continental will control the conduct of all stages of any audit or other administrative or judicial proceeding with respect to the federal income tax liability of the consolidated group of which Continental is the common parent or a member and with respect to the Illinois income tax liability of the combined report group in which the Seller. the Company and the Subsidiary are included, and (ii) the Buyer will control the conduct of all other audits or administrative or judicial proceedings with respect to the Tax liability of the Company and the Subsidiary for any tax period or portion thereof.

                    (A) With respect to any audit or other proceeding that it controls, Continental (x) will give prompt notice to the Buyer of any Tax adjustment proposed in writing pursuant to any audit or other proceeding controlled by Continental with respect to the assets or activities of either of the Company or the Subsidiary; upon the Buyer's reasonable request will discuss with the Buyer and its counsel the position that Continental intends to take regarding any issue concerning such assets or activities; and (y) will not, and will not permit any of its Affiliates to, enter into any settlement or agreement in compromise of any proposed adjustment which purports to bind the Buyer, the Company or the Subsidiary with respect to any tax period ending after the Closing Date without the express written consent of the Buyer, which consent will not be unreasonably withheld; and

                    (B) the Buyer will give prompt notice to Continental of the commencement of any audit or other proceeding which could give rise to a claim for payment against Continental under this Agreement; (x) with respect to any audit or proceeding controlled by the Buyer, afford Continental and its counsel a reasonable opportunity to participate in the conduct of any administrative or judicial proceeding regarding a proposed adjustment described in clause (i) above including, without limitation, the right to participate in conferences with tax authorities and submit pertinent material in support of Continental's position; and (y) will not, and will not permit any of its Affiliates to, accept any proposed adjustment or enter into any settlement or agreement in compromise which would result in a claim for indemnification against Continental pursuant to this Agreement without Continental's express written consent, which consent will not be unreasonably withheld.

                 (f) Termination of Tax-Sharing Agreements. On or before the Closing Date, all tax sharing, allocation, indemnity or other agreement or arrangement relating to Taxes as to which Continental or any of its Affiliates on the one hand, and the Company and/or the Subsidiary, on the other hand, are parties or are otherwise bound (other than this Agreement) shall be terminated and no party hereto shall have any further rights or obligations under any such agreements or arrangement.

                 (g) Tax Election. The Buyer agrees that the common parent of the federal income tax consolidated return group of which Continental, the Company and the Subsidiary are members as of the Closing Date shall be entitled to make the election provided for in Treasury Regulations, Section 1.1502-20(g) in respect of the net operating losses, if any, of the Company and/or the Subsidiary as of the Closing Date.

        6.8 Employee Matters and Plans.

                  6.8.1 Retirement Plan. Each Continuing Employee shall continue to accrue benefits under the Seller's Retirement Plan through the Closing Date. Prior to the Closing Date, the Seller shall take such action as may be necessary so that, effective as of the Closing Date, (i) the Company and the Subsidiary shall cease to participate in the Seller's Retirement Plan, (ii) the accrued benefit of each Continuing Employee under the Seller's Retirement Plan shall be fully vested and nonforfeitable, and (iii) no additional benefits shall accrue for any Continuing Employee under the Seller's Retirement Plan on or after the Closing Date. Buyer shall assume no liability or obligations in connection with the Seller's Retirement Plan. After the Closing Date, Continuing Employees, their beneficiaries and spouses, shall receive their benefits with respect to the Seller's Retirement Plan in accordance with the terms of that Plan.

                  6.8.2 Savings Plan. Effective on the Closing Date, each participant in the Seller's Savings Plan who is a Continuing Employee shall cease to be an active participant under such plan and shall commence participation in the Buyer's Savings Plan. As soon as practicable after the Closing Date, the Seller shall transfer, or cause to be transferred, an amount in cash equal to the account balances of the Continuing Employees under the Seller's Savings Plan as of the Closing Date, increased by the actual amount of any earnings on such account balances from the Closing Date to the date of transfer, to the Buyer's Savings Plan. The Buyer's Savings Plan shall recognize the service of Continuing Employees with the Seller, the Company and the Subsidiary prior to the Closing Date, to the extent credited under the terms of the Seller's Savings Plan, for all purposes under the Buyer's Savings Plan. Such transfer of assets from the Seller's Savings Plan shall be effected as soon as practicable after the later of (i) the expiration of a 30-day period following the date of filing of the required notices with the IRS and (ii) the receipt of an opinion of the Buyer's counsel that the terms of the Buyer's Savings Plan meet the requirements of section 401(a) of the Code. The Buyer's Savings Plan shall provide that Continuing Employees who do not have account balances in the Seller's Savings Plan as of the Closing Date will receive credit, for purposes of eligibility and vesting, for service with the Seller, the Company and the Subsidiary.

                  6.8.3 Welfare Plans.

                            (a) Subsequent to the Closing Date, Continuing
Employees shall be governed by such employment policies of the Buyer as are from time to time in effect and specifically designated for such employees.

                            (b) From and after the Closing Date, Continuing
Employees shall be eligible to participate in Fremont's Welfare Plans on the same basis and terms as Fremont employees, provided that the Buyer agrees that with respect to each Fremont Welfare Plan, each Continuing Employee shall be credited with service for all applicable purposes under each such plan equal to the service credited to such Continuing Employee as of the Closing Date under the plan of the Seller, the Company or the Subsidiary most closely corresponding to such Fremont General plan. The Buyer agrees that (i) all preexisting illnesses, injuries and pregnancies that would have been covered under any Welfare Plan of the Seller will be covered under the comparable welfare plans maintained by the Buyer, the Company or the Subsidiary from and after the Closing Date ("Fremont's Welfare Plans"), (ii) Fremont's Welfare Plans will waive any and all waiting periods for eligibility to participants and (iii) it will cause the comparable Fremont's Welfare Plans to recognize all welfare expenses incurred by Continuing Employees and their eligible dependents prior to the Closing Date under any Welfare Plans of the Seller in a fashion which shall provide that such Continuing Employees and their dependents will not be required to incur expenses with respect to deductible amounts greater than those that such individuals would have incurred had such Continuing Employees participated in Fremont's Welfare Plans since the beginning of the plan year of the relevant Fremont's Welfare Plans.

                            (c) Continental shall indemnify and hold harmless
the Buyer from and against any and all liabilities or obligations that were not reflected and adequately reserved against in the Closing Balance Sheet in respect of any Continuing Employees, their beneficiaries and spouses, arising under or in connection with the Seller's Plans and Benefit Arrangements where such liability or obligation relates to events, transactions or occurrences occurring prior to or on the Closing Date.

                 6.8.4 Nonqualified Arrangements. Effective on the Closing Date, the Buyer shall, or shall cause the Company or the Subsidiary to, assume and be responsible for, and shall indemnify and hold harmless the Seller from and against, any and all Liabilities or obligations arising from or relating in any way to The Deferred Compensation Plan of The Continental Corporation, The Annual Management Incentive Plan of The Continental Corporation, any other bonus or incentive compensation arrangement (other than the Long-Term Incentive Plan of The Continental Corporation), any excess benefit plan as defined in section 3(36) of ERISA, any supplemental executive retirement plan or similar arrangement with respect to any Continuing Employee who, as of the Closing Date, participates in or is eligible to participate in any such plan or arrangement, but only to the extent such Liabilities or obligations are reflected and adequately reserved against in the Closing Balance Sheet.

        6.9 Transfer Taxes. The Buyer shall file, independently or jointly with one or more of the Seller, the Company and the Subsidiary, as applicable law may require, all real property and other transfer Tax filings required to be filed by or with the cooperation of the Buyer in connection with the sale and delivery by the Seller to the Buyer of the Shares.

        6.10 WCRB Arrangements. From and after the Closing, the Seller and Continental agree, jointly and severally, to indemnify and hold harmless the Buyer from and against any assessments by the WCRB relating to accident years prior to the Closing. Effective as of the Closing Date, the Company shall assign, transfer and convey to the Seller all of its right, title and interest in any and all recoverables to which the Company has or may become entitled to recover from the WCRB relating to the accident years prior to the Closing.

        6.11 Exclusivity; Acquisition Proposals.

                 Unless and until this Agreement shall have been terminated by either party pursuant to Section 8.1 hereof,

                 (a) Continental and its Affiliates shall not, directly or indirectly, through any officer, director, agent or otherwise, (i) solicit, initiate or encourage submission of proposals or offers from any person relating to (x) any acquisition or purchase of all or substantially all of the assets of, or any equity interest in, the Company or the Subsidiary, or any merger, consolidation, business combination or similar transaction with the Company or the Subsidiary, or (y) any other material transaction incompatible with the transactions contemplated by this Agreement (including, without limitation a joint venture or other similar transaction), or (ii) participate in any discussions or negotiations regarding, furnish to any other person any confidential information with respect to, or otherwise cooperate in any way with, or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing, provided that, subject to Section 6.11(b)), the provisions of this
Section 6.11(a) shall in no way limit Continental's communications with CNA Financial Corporation and its Affiliates. In the event that Continental or any of its Affiliates receives from any third party any offer or indication of interest regarding any of the transactions referred to in the foregoing sentence, or any request for information about the Company or the Subsidiary with respect to any of the foregoing, then the material terms of each such offer, indication of interest, or request, including the identity of the third party, shall be communicated promptly to the Buyer.

                 (b) Neither Continental nor any of its Affiliates shall, directly or indirectly, disclose or reveal any Company Proprietary Information to any other Person, including without limitation CNA Financial Corporation and its Affiliates.

        6.12 Paid Reinsurance Recoverables. The Buyer agrees that, subsequent to the Closing Date, it will cause the Company or one of its Affiliates to use its best efforts to collect the paid reinsurance recoverables as of the Closing Date which have been assigned to the Seller as of the Closing and which will be set forth on a schedule delivered by Continental to the Buyer on the Closing Date, and to promptly remit to the Seller all amounts so collected. Such paid reinsurance recoverables as of October 31, 1994 are set forth on Schedule 6.12 of the Seller's Disclosure Statement.

         6.13 Use of Continental's Names and Logos. It is expressly agreed that the Buyer is not purchasing or acquiring from the Seller or Continental any right, title or interest in any names, trade names, trademarks, identifying logos or service marks employing the words "The Continental Corporation" or the Continental soldier or any confusingly similar name, trade name, trademark or logo (collectively, the "Seller's Trademarks and Logos"). Except as specifically provided in the following sentence and except as provided in the Casualty Indemnity Reinsurance and Service Agreement, the Buyer agrees that neither it nor any of its Affiliates shall make any use of the Seller's Trademarks and Logos from and after the Closing Date. In addition, as promptly as practicable, but in no event later than 180 days following the Closing Date, the Buyer shall, and shall cause its Affiliates to, remove, strike over or otherwise obliterate all of the Seller's Trademarks and Logos from all materials constituting their properties and assets, including, without limitation, any business cards, schedules, stationery, displays, signs, promotional materials, manuals, forms, computer software and other materials, if such materials are distributed or made available or proposed to be distributed or made available to third parties (collectively, the "Materials"), provided that the foregoing shall not apply to Materials used pursuant to the Casualty Indemnity Reinsurance and Service Agreement. It is understood and agreed that during such 180-day period, and thereafter with respect to the Profit Center Business to the extent provided in the Casualty Indemnity Reinsurance and Service Agreement, the Buyer and its Affiliates shall be entitled to use the Materials containing the Seller's Trademarks and Logos without any obligation to pay royalties or similar fees to the Seller.

     6.14 Reinsurance Treaties.

                 (a) Without limiting any other indemnification provided by Continental pursuant to this Agreement, Continental agrees to defend, indemnify and hold harmless the Buyer Indemnitees from and against any Damages arising out of or related to reinsurance treaties in force covering the Company and the Subsidiary as follows:

               (i) all amounts in excess of any limitation to the
                   amount recoverable for any one person or any one occurrence under such treaties;

              (ii) all amounts in excess of any limitation on the
                   aggregate amount of total dollars recoverable from such treaties, without regard to whether the limitation is in the form of a limit on reinstatements under such treaties or an aggregate limit under such treaties;

             (iii) all uncollectible balances from the reinsurers set
                   forth on Schedule 6.14 of the Seller's Disclosure
                   Statement;

              (iv) all deductibles on the reinsurance agreements which
                   the Company or the Subsidiary would have to retain before the reinsurers would begin to pay losses;

               (v) all amounts payable in respect of additional
                   premiums or commissions;

              (vi) all amounts payable on claims which reinsurers
                   refuse to pay by reason of late reporting of losses by, or invoking of "Sunset" clauses as a result of acts of, Continental or its subsidiaries; and

             (vii) all amounts payable or unable to be recovered as a
                   result of (x) the Company's or the Subsidiary's balance sheets showing as uncollected case reserves which have in fact been collected from a reinsurer and (y) amounts having been collected from a reinsurer that were not properly due and payable to the Company or the Subsidiary;

provided that, the Buyer Indemnitees shall be entitled to indemnification under this Section 6.14 only up to an aggregate amount equal to the amount included as reinsurance recoverables on the Closing Balance Sheet less. if the aggregate amount included in such reinsurance recoverables in respect of ceded case reserves as of the Closing Date exceeds the aggregate amount actually paid by the Company in respect of such ceded cases, the amount of such excess.

                 (b) Notwithstanding any provision to the contrary contained in the Transaction Documents, amounts recoverable pursuant to this Section 6.14 shall not be subject to, nor considered in computing amounts recoverable under,
Section 7.2.4.

        6.15 NCCI Pool. The statement(s) for the National Council on Compensation Insurance involuntary pools for the states of Illinois, Indiana and Michigan for quarters ending up through the Closing Date, which have not been received as of the Closing Date, shall be settled by the Buyer paying to the Seller the amount of net income, or the Seller paying to the Buyer the amount of net expense per such statement(s), within 30 days of receipt of the statement by the Buyer or the Seller.

        6.16 Financial Statements. Within 45 days following the Closing Date, Continental will deliver to Fremont General the financial statements referred to in Exhibit P.

        6.17 Reinsurance Security. Continental agrees that, if at any time after the Closing Date, any Continental entity which is a party to the agreements set forth in Sections 4.3(a) or 4.5 is downgraded to an A.M. Best rating below A-, Continental shall provide Security in an amount equal to 100% of the applicable reinsurance recoverable. Continental further agrees that, notwithstanding any provision of this Agreement to the contrary, it will provide Security for total unsecured reinsurance recoverables from all Continental's Affiliates in excess of $15,000,000. The term "Security" as used in this Section 6.17 shall mean security in the form of a clean, irrevocable, evergreen letter of credit acceptable to the Company or funds withheld.

        6.18 Cash and Suspense Items. The Buyer, the Seller and Continental agree that subsequent settlement of cash charges or credits pertaining to the Company and the Subsidiary that are not reflected on the Closing Balance Sheet due to the current intercompany cash accounts maintained by Continental will remain with the Company and the Subsidiary only to the extent that such items (including escheatable amounts pertaining to checks issued prior to the Closing
Date) are reflected on the Closing Balance Sheet.

        6.19 Information Systems Access. From the Closing Date until the earlier of (i) the date which is 12 months after the Closing Date and (ii) the date the Company ceases to use the existing relevant application software, the Buyer will, upon the request and at the expense of the Seller, permit the Seller and its representatives access at reasonable times and on reasonable notice and during normal business hours to such systems to the extent reasonably necessary in connection with the administration of the runoff workers' compensation insurance policies written by the Company in the State of Texas. The Seller and Continental agree, jointly and severally, to indemnify and hold harmless the Buyer Indemnitees from and against any liability resulting from such access and to reimburse the Buyer, the Company and the Subsidiary for any Damages resulting from such access.

        6.20 Compliance with Insurance Approval. Subsequent to the Closing Date, the Buyer will use commercially reasonable efforts to comply with the terms and conditions, if any, imposed by the letter delivered by the California Department of Insurance approving the consummation of the transactions contemplated by this Agreement to the extent that such terms and conditions are not waived, modified or superceded subsequent to the date they are delivered.

                                  ARTICLE VII
                          SURVIVAL AND INDEMNIFICATION

        7.1 Survival of Representations and Warranties. The representations and warranties contained in Article III of this Agreement shall expire at 12:01 a.m., New York City time, on the first business day after the second anniversary of the Closing Date, except for Sections 3.1.1, 3.1.2, 3.1.3, 3.2.1 and 3.4.1, which shall terminate and expire concurrently with any statute of limitations applicable thereto, and Section 3.1.9 (Tax Matters), which shall survive until the expiration of the statute of limitations applicable to the particular Tax at issue. All claims for indemnification under this Article VII with respect to the indicated representations and warranties must be asserted on or prior to the termination date of the respective survival periods set forth above.

        7.2 Indemnification.

                7.2.1 By the Seller and Continental.

                           (a) From and after the Closing but subject to
Sections 7.1 and 7.2.4, the Seller and Continental agree, jointly and severally, to defend, indemnify and hold harmless the Buyer Indemnitees, from and against any Damages incurred or sustained by any Buyer Indemnitee arising out of or resulting from the breach of, or any inaccuracy in, any of the representations, warranties, covenants and agreements of the Seller or its Affiliates or the Company contained in this Agreement, in any certificate or schedule delivered pursuant hereto, or any agreement executed and delivered in connection with the transactions contemplated under this Agreement.

                7.2.2 By Continental. Without limiting Sections 6.8.3(c), 6.10, 6.14, 6.19 and 7.2.1,

                           (a) from and after the Closing but subject to
Sections 7.1 and 7.2.4, Continental agrees to defend, indemnify and hold harmless the Buyer Indemnitees from and against any Damages incurred or sustained by any Buyer Indemnitee arising out of or resulting from the breach of, or any inaccuracy in, (i) any of the representations, warranties, covenants and agreements of Continental contained in this Agreement or, in any certificate or schedule delivered pursuant hereto, or (ii) any agreement of Continental or the Seller Ancillary Parties executed and delivered in connection with the transactions contemplated under this Agreement; and

                           (b) from and after the Closing, Continental agrees to
defend, indemnify and hold harmless the Buyer Indemnitees from and against any
(i) Damages incurred or sustained by any Buyer Indemnitee arising out of or resulting from (x) the Excluded Business, including without limitation Damages arising out of or related to Weatherford Roofing et al. v. Employers National Insurance Company et al., or (y) the participation of the Company and the Subsidiary in the Continental Pooling Agreement, and (ii) costs and expenses directly incurred in connection with the defense of any claim brought against any Buyer Indemnitee that is related to an action or proceeding brought by a shareholder of Continental or its subsidiaries in connection with the proposed purchase of Continental by CNA Financial Corporation and its Affiliates.

                7.2.3 By the Buyer and Fremont General.

                           (a) From and after the Closing but subject to
Sections 7.1 and 7.2.4, the Buyer and Fremont General agree, jointly and severally, to defend, indemnify and hold harmless the Seller Indemnitees, from and against any Damages incurred or sustained by any Seller Indemnitee arising out of or resulting from the breach of, or any inaccuracy in, any of the representations, warranties, covenants and agreements of the Buyer or Fremont General contained in this Agreement, in any certificate delivered pursuant hereto, or any agreement executed and delivered in connection with the transactions contemplated under this Agreement.

                7.2.4 Limitations

                           (a) The Buyer Indemnitees will be entitled to
indemnification under Article VII only (i) to the extent that the aggregate amount of Damages exceeds $2,500,000, which threshold amount shall thereafter be recoverable by the Buyer Indemnitees, and (ii) up to an aggregate amount of

$100,000,000. Notwithstanding the foregoing, the Buyer Indemnitees will be entitled to full indemnification pursuant to Section 7.2.2(b)(i) and (ii),
Section 6.10 and Section 6.14 without regard to the limitations set forth in the preceding sentence; provided, however, the Buyer Indemnitees will not be entitled to indemnification if the amount claimed would not have arisen but for a change in law made after the Closing Date.

                           (b) The Seller Indemnitees will be entitled to
indemnification under Article VII only (i) to the extent that the aggregate amount of Damages exceeds $2,500,000, which threshold amount shall thereafter be recoverable by the Seller Indemnitees, and (ii) up to an aggregate amount of $100,000,000.

                           (c) For purposes of determining the amount of any
Damages incurred by the Seller Indemnitees or Buyer Indemnitees subject to indemnification under this Article VII, the amount of any Damages shall be reduced to take account of any net tax benefit actually realized by the Indemnitee arising from the incurrence or payment by the Indemnitee of the indemnifiable loss to which such Damages relate and after giving full effect to the actual tax effect of receipt of the indemnification payments to the Indemnitee, if any.

                7.2.5 Indemnification Procedures.

                           (a) Promptly after receipt by an Indemnitee of notice
of any claim or the commencement of any action, or upon discovery of any facts which an Indemnitee reasonably believes may give rise to a claim for indemnification from an Indemnitor hereunder, such Indemnitee will, if a claim in respect of such facts is to be made against an Indemnitor under Article VII, notify such Indemnitor in writing in reasonable detail of the claim or the commencement of such action, or of such facts. If any such claim is asserted or brought against such Indemnitee, it will notify such Indemnitor of such claim, and the Indemnitor will be entitled to participate in such claim, to assume (at the Indemnitor's expense) the defense of such claim with counsel reasonably satisfactory to the Indemnitee, and to settle or compromise such claim or action, provided that such settlement or compromise may be effected (i) only with the prior written consent of the Indemnitee, which consent will not be unreasonably withheld, or (ii) if such settlement or compromise includes as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnitee of a release from all liability with respect to such claim or litigation. After notice to the Indemnitee of the Indemnitor's election to assume the defense of such claim or action, the Indemnitor will not be liable to the Indemnitee under Article VII for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense of such claim, provided that the Indemnitee will have the right to employ counsel to represent it if, in the Indemnitee's reasonable judgment, it is advisable for the Indemnitee to be represented by separate counsel, and in that event the fees and expenses of such separate counsel will be paid by the Indemnitee. If the Indemnitor does not elect to assume the defense of such claim or action, the Indemnitee will act reasonably and in accordance with its good faith business judgment with respect thereto, and will not settle or compromise any such claim or action without the consent of the Indemnitor, which consent will not be unreasonably withheld. The parties agree to render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such claim or proceeding.

                           (b) A failure to give timely notice or to include any
specified information in any notice as provided in this Section 7.2.5 will not affect the rights or obligations of any party hereunder except, and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise damaged as a result of such failure.

                           (c) Each Indemnitee will use reasonable efforts to
effect any recovery that may be available to it of amounts incurred or paid by it in respect of Damages. If the amount of any Damages, at any time subsequent to the making of a payment hereunder in respect thereof, is reduced (i) by recovery, settlement or otherwise under or pursuant to any insurance coverage or
(ii) pursuant to any claim, recovery, settlement or otherwise against or with any Person that is not an Affiliate of the Indemnitee, the amount of such reduction, in each case less any costs or expenses of recovery (including attorneys' fees and expenses), will promptly be repaid by the Indemnitee to the Indemnitor. Upon making any payment hereunder in respect of any Damages, the Indemnitor will, to the extent of such payment, be subrogated to all rights of the Indemnitee against any Person that is not an Affiliate of the Indemnitee in respect of the indemnifiable loss to which the Damages relates, provided that
(i) the Indemnitor is then in compliance with its obligations under this Agreement in respect of such indemnifiable loss and (ii) until the Indemnitee recovers full payment of its indemnifiable loss, any and all claims of the Indemnitor against any such Person on account of said Damages will be subrogated and subordinated in right of payment to the Indemnitee's rights against such Person. Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnitor will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights.

                           (d) Amounts payable in respect of Damages hereunder
will be treated for Tax purposes as adjustments to the Closing Purchase Price as adjusted pursuant to Section 2.3, to the extent provided by law.

                7.2.6 The provisions of Sections 7.2.1, 7.2.2, 7.2.3 and 7.2.4 in no way limit, supersede or otherwise affect the rights of any party under (a) Sections 2.3, 6.10 or 6.14 and (b) the Ancillary Agreements. Notwithstanding the previous sentence, or any other provision of this Agreement, no party will be entitled to be compensated more than once for the same Damages or to indemnification under Article VII to the extent that there is an adjustment to the Closing Purchase Price pursuant to Section 2.3.

                7.2.7 Exclusive Remedy. The indemnity provided for in this
Article VII will be the sole and exclusive remedy of any party to this Agreement after the Closing for any inaccuracy of any representation or warranty of any other party or any breach of any covenant or agreement contained in this Agreement by any other party, provided that (i) the procedures in Section 6.7(e) shall govern the conduct of any audit or other government proceeding with respect to Taxes described therein and (ii) nothing contained in this Section
7.2.7 shall limit or prejudice any rights that the parties to the Ancillary Agreements have with respect to such agreements in equity, law or otherwise.

                                  ARTICLE VIII

                                  TERMINATION

        8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                 (i) by the written agreement of the parties;

                 (ii) by any party by written notice to the other party if the Closing shall not have occurred by 5:00 p.m. New York City time on the day that is six months after the date hereof, unless such date is extended by the mutual written consent of the parties; or

                 (iii) by either the Seller, on the one hand, or the Buyer, on the other hand, by written notice to the other parties if any condition precedent (as specified in this Agreement) to the terminating party's obligations shall not have been, or if it becomes apparent that any of such conditions cannot reasonably be, fulfilled, and such condition precedent has not been waived by the terminating party.

        8.2 Effect of Termination. In the event this Agreement is terminated pursuant to the provisions of Section 8.1, this Agreement will become void and have no effect, without any liability to any Person in respect hereof or of the transactions contemplated hereby on the part of any party hereto, except as specified in Sections 6.3 and 6.4, provided that nothing herein shall relieve a party from any liability resulting from its willful breach of this Agreement.

                                   ARTICLE IX

                                 MISCELLANEOUS

        9.1 Notices. All notices, requests, demands, waivers and other communications under or in relation to this Agreement will be in writing and will be deemed to have been duly given if (a) delivered personally, (b) mailed, via certified or registered mail with first-class postage prepaid, return receipt requested, (c) sent by next-day or overnight mail or delivery, (d) sent by messenger, courier or other service providing proof of delivery, or (e) transmitted by telecopy or telegram, as follows:

          (a) If to the Seller or Continental:

             The Continental Corporation
             180 Maiden Lane
             New York, NY 10038

             Attention: William F. Gleason, Jr., Esq.
                        Senior Vice President,
                        General Counsel and Secretary

             Telecopy: (212) 440-7982
             Telephone: (212) 440-7380
              in each case, with a copy to:

              Debevoise & Plimpton
              875 Third Avenue
              New York, NY 10022

              Attention: Deborah F. Stiles, Esq.
              Telecopy: (212) 909-6836
              Telephone: (212) 909-6000

           (b) if to the Buyer or Fremont General:

              Fremont Compensation Insurance Company
              500 North Brand Boulevard

              Glendale, CA 91203
              Attention: James E. Little

                     President and Chief Executive
                     Officer

              Telecopy: (818) 549-4628
              Telephone: (818) 549-4646

              and

             Fremont General Corporation
             2020 Santa Monica Boulevard
             Santa Monica, CA 90404
             Attention: Louis J. Rampino

                        Executive Vice President
                        and Chief Operating Officer

             Telecopy: (310) 315-5594
                       (310) 315-5505

             in each case, with a copy to:

             Wilson Sonsini Goodrich & Rosati
             650 Page Mill Road
             Palo Alto, CA 94304
             Attention: Alan K. Austin, Esq.
             Telecopy: (415) 493-6811
             Telephone: (415) 493-9300

or to such other address or to such other Person as any party has previously designated by notice pursuant to this Section to the other parties.

        All such notices, requests, demands, waivers and other communications will be deemed to have been received (i) if by personal delivery, on the day delivered, (ii) if by certified or registered mail, on the fifth Business Day after the mailing thereof, (iii) if by next-day or overnight mail or delivery or by messenger, courier or other service, on the day delivered, (iv) if by telecopy transmitted before the close of business on any Business Day at the recipient's location, on the day 'transmitted if confirmation of receipt is acknowledged (either by voice or automated acknowledgment), or (v) if by telecopy transmitted after the close of business at the recipient's location or if no confirmation of receipt is acknowledged or available, or if by telegram, on the Business Day following the day on which such telecopy or telegram was transmitted, provided that a copy is mailed as indicated in paragraph (b) above concurrently with such transmission.

        9.2 Exclusivity of Representations and Warranties; Relationship between the Parties. Notwithstanding anything contained in this Agreement, it is the explicit intent and understanding of each of the parties that no party is making any representation or warranty whatsoever, oral or written, express or implied, other than those set forth in Article III (including the Schedules thereto) and no party is relying on any statement, representation or warranty, oral or implied, made by the others, except for the representations and warranties set forth in such Article. The parties agree that this is an arm's length transaction in which the parties' undertakings and obligations are limited to the performance of their obligations under this Agreement. The Buyer acknowledges that it is a sophisticated investor, that it has undertaken a full investigation of the business of the Company and the Subsidiary (and has had full and complete access to the books and records of the Company and full opportunity to discuss such business with the Company's officers), and that it has only a contractual relationship with the other parties, based solely on the terms of this Agreement, and that there is no special relationship of trust or reliance between the Buyer and any of the other parties.

        9.3 Further Assurances. From and after the Closing Date, each party will, from time to time, execute and deliver such additional certificates, instruments, documents, conveyances or assurances and take such other actions as may reasonably be requested by any other party to confirm and assure the rights and obligations provided for in the Transaction Documents and to render effective the consummation or implementation of the transactions contemplated thereby, or otherwise to carry out the intent and purposes of this Agreement.

         9.4 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state. Each of the parties hereto submits to the nonexclusive jurisdiction of the United States District Court for the Central District of California and any California state court sitting in Los Angeles for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court, any claim that any such proceeding brought in such a court has been brought in an inconvenient forum and any right to which it may be entitled on account of its place of residence or domicile.

         9.5 Waiver of Punitive Damages. The parties to this Agreement expressly waive and forego any right to recover punitive, exemplary, or similar damages in any arbitration, lawsuit, litigation or proceeding arising out of or resulting from any controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) it understands and has considered the implications of this waiver, (c) it makes this waiver voluntarily and (d) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.5.


        9.6 Assignment. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but shall not be assignable or otherwise transferable, by operation of law or otherwise, by any party without the prior written consent of the other parties. Any purported assignment or other transfer in violation of this Section 9.6 shall be void and unenforceable.

        9.7 No Third Party Beneficiaries. Except as provided in Article VII with respect to indemnification of Indemnitees hereunder, nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and their respective heirs, successors and permitted assigns.

        9.8 Modification; Waiver. This Agreement may be modified only by a written instrument executed by the parties to this Agreement. Any of the terms and conditions of this Agreement may be waived in writing at any time on or prior to the Closing Date by the party entitled to the benefits of such terms and conditions.

        9.9 Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire agreement and supersedes all prior agreements, understandings, representations and warranties, oral or written, between the parties in respect of the subject matter of this Agreement (including, without limitation, the Confidential Information Memorandum, and any supplements thereto or materials or information delivered in connection therewith), except that this Agreement does not supersede the Confidentiality Agreement, the terms and conditions of which Fremont General, the Buyer, the Seller and Continental expressly reaffirm.

         9.10 Schedules. The Schedules to the Seller's Disclosure Statement and the Buyer's Disclosure Statement form an integral part hereof. Capitalized terms defined in one Schedule are used as so defined in all Schedules (unless the context otherwise requires), and capitalized terms used in the Schedules without definition are used as defined in this Agreement. The fact that any matter is disclosed in any Schedule or previously disclosed to the Buyer in writing will not be construed to mean that such disclosure is required by this Agreement, including, without limitation, in order to render any representation or warranty true or correct or in order to permit any action or event to take place consistent with any covenant or agreement. The Seller or the Buyer may amend any Schedule to the extent necessary to reflect changes resulting from events occurring after the date of this Agreement, provided that without the prior consent of the Seller or the Buyer, as the case may be (which consent shall not be unreasonably withheld), the Seller or the Buyer, as the case may be, may not amend any Schedule to correct or complete a Schedule that did not provide adequate disclosure of facts and circumstances existing as of the date of this Agreement, provided further that any amendment of a Schedule pursuant to this sentence shall not be considered when determining whether the conditions precedent set forth in Sections 5.2.1, 5.2.2 and 5.3.1 have been satisfied.

         9.11 Severability. Any provision (including, without limitation, any term, phrase, clause, sentence, section or subsection) of this Agreement which is invalid or unenforceable for any reason in any jurisdiction will, as to that jurisdiction, be ineffective only to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of the remaining provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        9.12 Headings. The article and section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Agreement.

        9.13 Counterparts. This Agreement may be executed in several counterparts, each of which is deemed an original and all of which together constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed as of the date first above written.

                        THE BUCKEYE UNION INSURANCE COMPANY

                       By

                          Name:
                          Title:

                        THE CONTINENTAL CORPORATION

                       By

                          Name:
                          Title:

                        CASUALTY INSURANCE COMPANY

                       By

                          Name:
                          Title:

                        FREMONT COMPENSATION INSURANCE COMPANY

                       By
                           Name:
                           Title:

                       FREMONT GENERAL CORPORATION

                       By
                           Name:
                           Title:

        IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed as of the date first above written.

                        THE BUCKEYE UNION INSURANCE COMPANY

                        By /s/ Wayne H. Fisher

                          Name: Wayne H. Fisher
                          Title: Senior Vice President

                        THE CONTINENTAL CORPORATION

                        By /s/ Wayne H. Fisher

                          Name: Wayne H. Fisher
                          Title: Senior Executive Vice President


                        CASUALTY INSURANCE COMPANY

                        By /s/ Robert H. Dorgan

                          Name: Robert H. Dorgan
                          Title: Vice President


                        FREMONT COMPENSATION INSURANCE COMPANY

                        By /s/ James E. Little
                          Name:  James E. Little
                          Title: President and CEO



                        FREMONT GENERAL CORPORATION

                        By: /s/ Louis J. Rampino
                           Name:    Louis J. Rampino
                           Title:   Executive Vice President & COO

                                                                    Exhibit A

                 Aggregate Excess of Loss Reinsurance Agreement

                 AGGREGATE EXCESS OF LOSS REINSURANCE AGREEMENT

                               (the "Agreement")

                                    between

                           CASUALTY INSURANCE COMPANY

                              of Chicago, Illinois

                                      AND

                      WORKERS' COMPENSATION AND INDEMNITY
                             COMPANY OF CALIFORNIA

                              of Brea, California

                            (hereinafter referred to
                              as the "Reinsured")

                                      and

                       THE CONTINENTAL INSURANCE COMPANY
                             of New York, New York
                  (hereinafter referred to as the "Reinsurer")

                  Policy Reference Number:

In consideration of the transactions and agreements set forth in the Stock Purchase Agreement dated as of ______________, 1994 among Fremont Compensation Insurance Company, Fremont General Corporation, The Buckeye Union Insurance Company, The Continental Corporation and Casualty Insurance Company (the "Stock Purchase Agreement") and other good and valuable consideration, the Reinsured and the Reinsurer agree as follows:

WITNESSETH:

The Reinsurer hereby reinsures the Reinsured's workers' compensation and employers' liability insurance business to the extent and on terms and conditions and subject to the exceptions, exclusions and limitations hereinafter set forth and nothing hereinafter shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third parties or any persons not parties to this Agreement.

                                  ARTICLE ONE

 SUBJECT BUSINESS

 This Agreement and the coverage hereunder applies to Aggregate Ultimate Net Losses (as hereinafter defined) incurred by the Reinsured for the 1989 and prior Accident Years (as defined below) in respect of the Subject Business. The "Subject Business" means the insurance business of the Reinsured, other than the Excluded Business (as defined in the Stock Purchase Agreement) (the "Subject Business").

                                  ARTICLE TWO

 COVERAGE

 (A) Subject to the provisions of Article Three, Limit of Liability, the Reinsurer will indemnify the Reinsured for 100% of Aggregate Ultimate Net Losses incurred for the 1989 and prior Accident Years as respects the Subject Business and settled on and after the Closing Date (as defined in the Stock Purchase Agreement).

(B) The Subject Business covered hereunder is set forth in Article One and is subject to the Limit of Liability set forth in Article Three.

                                 ARTICLE THREE

LIMIT OF LIABILITY

The Reinsurer agrees to reimburse the Reinsured as respects Aggregate Ultimate Net Losses settled by the Reinsured for the 1989 and prior Accident Years in respect of the Subject Business up to a limit (the "Limit of Liability") equal to an amount which is the lesser of:

(A) the Aggregate Ultimate Net Loss reserves for the 1989 and prior Accident Years in respect of the Subject Business as of the Closing Date, and

(B) $56 million.

The Reinsurer's obligation to reimburse the Reinsured shall apply only to the extent that the Ultimate Net Loss exceeds all ceded reinsurance balances payable to the Reinsured pursuant to specific excess reinsurance as respects any loss to which this Agreement applies (whether collectible or not).

                                  ARTICLE FOUR

COMMENCEMENT AND TERMINATION

This Agreement shall be deemed to have an inception date of the Closing Date and time and shall continue in full force and effect until all liability has ceased or otherwise terminated.

                                  ARTICLE FIVE

DEFINITIONS

(A) ULTIMATE NET LOSSES

        (1) The term "Ultimate Net Loss" as used herein shall be understood to mean all gross losses of the Reinsured for the 1989 and prior Accident Years in respect of the Subject Business, net of specific excess reinsurance recoverable applicable thereto (whether collectible or not).

        (2) All allocated loss adjustment expenses incurred by the Reinsured pertaining to coverage hereunder ("ALAE") shall be included in "Ultimate Net Loss" as defined above.

        (3) All unallocated loss adjustment expenses incurred by the Reinsured pertaining to the coverage hereunder ("ULAE") shall be included in "Ultimate Net Loss" as defined above. For purposes of the preceding sentence, ULAE shall be calculated as a percentage
              (the "ULAE Percentage") of paid losses and ALAE by state as submitted to the Reinsurer for settlement. The ULAE Percentage for each state is as follows:

              STATE(S)                   ULAE PERCENTAGE
              Illinois                          3%

        Wisconsin, Michigan                     7%
            and Indiana

            California                          7.7%

 (B) AGGREGATE ULTIMATE NET LOSSES

     The term "Aggregate Ultimate Net Losses" as used herein means the sum total of the Ultimate Net Losses.

(C) ACCIDENT YEAR

     The term "Accident Year" as used herein means each twelve month period commencing January 1st with losses incurred by the Reinsured being matched to such period (regardless of when such losses are reported).

                                  ARTICLE SIX

SALVAGES AND RECOVERIES

All salvages, recoveries and payments inuring to the benefit of this reinsurance recovered or received subsequent to a loss settlement under this Agreement shall be applied as if recovered or received prior to the said settlement and all necessary adjustments shall be made by the parties hereto. Costs of obtaining salvage or recoveries shall be deducted from the actual salvage or recovery amount.

                                 ARTICLE SEVEN

REPORTS AND REMITTANCES

(A) The Reinsured will submit reports to the Reinsurer monthly or quarterly within thirty (30) days of the close of each calendar month or quarter; such reports to furnish the Reinsurer with experience on the Subject Business in respect of each Accident Year covered under this Agreement pertaining to:

     (1) For monthly reports: (a) paid losses, ALAE and ULAE, and (b)
                               -                                   -
         recoveries, if any, due hereunder.

      (2)   For quarterly reports: (a) outstanding losses, ALAE and ULAE, and
                                    -
            (b) reserve for losses incurred but not reported ("IBNR").
             -
(B) The manner in which the Reinsurer shall pay the Reinsured as respects any and all amounts due hereunder and under any Commutation, if applicable, in accordance with Article Seventeen shall be cash by the Reinsurer.

                                 ARTICLE EIGHT

LOSS SETTLEMENTS

(A) Loss settlements by the Reinsurer shall be effected monthly. In accordance with Article Seven, loss settlements shall be in cash and shall be paid by Reinsurer to Reinsured within thirty (30) days of receipt of a of a monthly report and demand from Reinsured to the Reinsurer.

(B) It is warranted that the Reinsurer's liability hereunder shall not be impacted adversely by any material change subsequent to the inception of this Agreement as respects the general administrative procedures established by the Reinsured as respects settlement of losses covered hereunder.

                                  ARTICLE NINE

CURRENCY CLAUSE

All transactions hereunder shall be conducted in U.S. dollars. For the purposes of this Agreement, all amounts relating to the Reinsured in currencies other than U.S. dollars shall be converted into U.S. dollars at the rate of exchange at which such items are entered in the Reinsured's books.

ARTICLE TEN

RESERVES

(This clause applies to Reinsurers (l) that do not qualify for credit by any state or any other governmental authority having jurisdiction over the Reinsured's loss and unearned premium reserves or for whom the Reinsured would incur an overdue reinsurance liability, and (b) whose A.M. Best rating is below "A-" (but only for the period of time that such rating is below that level))

As regards Policies issued by the Reinsured coming Within the scope of this Agreement, the Reinsured agrees that, when it shall file with the Insurance Department or set up on its books, unearned premium and loss reserves covered hereunder (including IBNR) and any overdue reinsurance liability which it shall be required to set up by law, it will forward to the Reinsurer a statement showing the proportion of such reserves and liability which is applicable to them. The Reinsurer hereby agrees to apply for and secure delivery to the Reinsured, as Beneficiary, a clean, evergreen, unconditional, irrevocable letter of credit, (including any confirmation thereof) in a form and from a bank acceptable to the Reinsured and the governmental authority having jurisdiction over the Reinsured's reserves. Alternatively, the Reinsurer shall (a) enter into a trust agreement and establish a trust account in the United States of America for the sole benefit of the Reinsured in such form and with a trustee that is acceptable to the Reinsured and the governmental authority having jurisdiction over the Reinsured's reserves, (b) establish a funds withheld account, or (c) provide any other form of security that is recognized on the statutory financial statements of the Reinsured. The amount available to be drawn by the Reinsured against such letter of credit, or confirmation thereof, or from such trust account shall at all times be no less than the Reinsured's share of said reserves and liability and the Reinsurer agrees, irrespective of any intermediary clause herein, that within ten (10) business days of delivery of written notice of deficiency to it from the Reinsured that the Reinsurer shall unconditionally deliver for receipt by the Trustee within such period, cash (U.S. legal tender) and/or unencumbered eligible securities under the trust agreement to restore such trust account to said amount or shall increase said letter of credit to said amount.

The assets that are deposited and maintained in such trust account shall be valued according to their current fair market value, and shall consist only of cash (U.S. legal tender), certificates of deposit (issued by a U.S. bank and payable in U.S. legal tender) and investments of the types permitted by the insurance law of the Reinsured's state of domicile; provided that no such investments are issued by an institution that is the parent, a subsidiary or an affiliate of either the Reinsured or the Reinsurer and that no state insurance department which has authority to regulate the Reinsured has determined the types of securities permitted by the domicile state to be ineligible investments for the purpose of this trust account under its own laws. Within twenty (20) days of delivery of notice of ineligible investments for the purpose of this trust account under its own laws. Within twenty days of delivery of notice of ineligible securities from the Reinsured to the Reinsurer, the Reinsurer, irrespective of any intermediary clause herein, agree to direct the Trustee to substitute cash (U.S. legal tender) or securities then eligible to the Reinsured for this trust account as determined by the state insurance department(s), which are of no less than equivalent fair market value to the trust assets determined to be ineligible.

Prior to depositing assets with the Trustee for such trust account, the Reinsured shall execute assignments, endorsements in blank, or transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments in order that the Reinsured, or the trustee upon the direction of the Reinsured, may whenever necessary negotiate any such assets without consent or signature from the Reinsured or any other entity. All settlements of account between the Reinsured and the Reinsurer shall be made cash or its equivalent.

The Reinsurer and the Reinsured agree that the assets in such trust account may be withdrawn by the Reinsured at any time without notice to or consent of the Reinsurer, notwithstanding any other provisions in the reinsurance or any other agreement and shall be utilized and applied by the Reinsured or its successor in interest without diminution because of insolvency on the part of the Reinsured or the Companies, only for the following purposes:

1. to pay or reimburse the Reinsured for the unpaid or unreimbursed portion of the Reinsurer's share of any losses and allocated loss expenses paid by the Reinsured, or of unearned premiums due to the Reinsured under this Agreement;

2. to reimburse the Reinsured for the Reinsured's share of surrenders and benefits or Losses paid by the Reinsured pursuant to the provisions of the Policies reinsured under this Agreement;

3. to fund an account with the Reinsured in an amount at least equal to the deduction, for reinsurance ceded, from the Reinsured's liabilities for the Policies ceded hereunder. Such account shall include, but not be limited to, amounts for policy reserves, claims and losses incurred, and unearned premium reserves; and

4. to pay any other amounts the Reinsured claims are due under this Agreement and for any other purpose permitted by the trust agreement establishing such trust account.

The Reinsurer shall have the right to seek approval from the Reinsured to withdraw from such trust account all or any part of the assets contained therein and to have such assets transferred to it, provided:

1. the Reinsurer shall, at the time of such withdrawal, replace the withdrawn assets with other unencumbered assets which are eligible securities under the trust agreement establishing such trust account and which at the time of receipt by the Trustee have a fair market value no less than equal to the fair market value of the assets withdrawn so as to maintain at all times the amounts available to be drawn under this Article; or

2. after such withdrawal and transfer the current fair market value of the unencumbered assets held in such trust account exceeds 102 % of the amounts available to the drawn by the Reinsured from such trust account under this Article.

It is agreed by the Reinsurer and the Reinsured that this Article shall survive termination of this Agreement.

For the purpose of this Article, Reinsured shall mean the named Reinsured under this Agreement in whose favor the letter of credit or its confirmation was established or for whose sole benefit the trust has been established. Reinsured also shall include any successor by operation of law, including without limitation, any liquidator, rehabilitator, receiver or conservator of the named Reinsured except if the Reinsured under this Agreement is domiciled in California, in which case if a court of law appoints a successor in interest to the named Reinsured, then the Reinsured is limited to the court appointed domiciliary, receiver, conservator, rehabilitator or liquidator. Drawings by any liquidator, rehabilitator, receiver or conservator of any named Reinsured not domiciled in California shall be for the benefit of all the named Reinsured's policyholders.

ARTICLE ELEVEN

INSOLVENCY CLAUSE

In the event of the insolvency of the Reinsured and the appointment of a conservator, liquidator, receiver or statutory successor of the Reinsured, this reinsurance shall be payable directly to such conservator, liquidator, receiver or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of claims allowed against the insolvent company by any court of competent jurisdiction or by any conservator, liquidator, receiver or statutory successor of the Reinsured having authority to allow such claims, without diminution because of such insolvency or because such conservator, liquidator, receiver or statutory successor has failed to pay all or a portion of any claims. It is agreed, however, that the conservator, liquidator, receiver or statutory successor of the Reinsured shall give written notice to the Reinsurer of the pendency of a claim against the Reinsured indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Reinsured or its conservator, liquidator, receiver or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Reinsured as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Reinsured solely as a result of the defense undertaken by the Reinsurer.

Where two or more Reinsurers on this Agreement are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Reinsured.

As to all reinsurance made, ceded, renewed or otherwise becoming effective under this agreement, the reinsurance shall be payable as set forth above by the Reinsurer to the Reinsured or to its conservator, liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (1) where the original contract of insurance or reinsurance specifically provides another payee in the event of the insolvency of the Reinsured, and (2) where the Reinsurer, with the consent of the direct Principal or Principals, has assumed such policy obligations of the Reinsured as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Reinsured to such payees.

ARTICLE TWELVE

SERVICE OF SUIT

(A)

It is agreed that in the event of the failure of the Reinsurer hereon to pay any amount claimed to be due hereunder, the Reinsurer hereon, at the request of the Reinsured, will submit to the jurisdiction of any Court of competent jurisdiction within the U.S. and will comply will all requirements necessary to give such Court jurisdiction and all matters arising hereunder shall be determined in accordance with the law and practice of such Court.

(B)

It is further agreed that service of process in such suit may be made upon Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022 and that in any suit instituted against the Reinsurer upon the Contract, the Reinsurer will abide by the final decision of such Court or of an appellate court in the event of an appeal.

(c)

The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Reinsured to give a written undertaking to the Reinsured that they will enter a general appearance upon the Reinsurer's behalf in the event that such a suit shall be instituted.

(D)

Further, pursuant to any statute of any state, territory or district of the U.S. which make provision therefor, the Reinsurer hereon hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or processing instituted by or on behalf of the Reinsured or any beneficiary hereunder arising out of this Agreement, and hereby designate the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

                                ARTICLE THIRTEEN

INSPECTION AND REVIEW

The Reinsured shall place at the disposal of the Reinsurer and the Reinsurer shall have the right to inspect and review, through its authorized representatives, at all reasonable times during the currency of this Agreement and thereafter the books, records and papers of the Reinsured pertaining to the reinsurance provided hereunder and all claims made and reserves established by the Reinsured in connection therewith.

At the Reinsurer's request and expense the Reinsurer may contract for an independent actuarial review of the loss reports as respects the Subject Business covered under this Agreement submitted in accordance with Article Seven
(A), subject to the prior approval, which shall not be unreasonably withheld, by the' Reinsured.

                                ARTICLE FOURTEEN

OFFSET CLAUSE

Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any balance or balances, whether on account of premiums or on account of losses or otherwise, due from such party to the other (or, if more than one, any other) party hereto under any reinsurance agreement between them and may offset the same against any balance or balances due or to become due to the former from the latter under the reinsurance agreement between them; and the party asserting the right of offset shall have and may exercise such right whether the balance or balances due or to become due to such party from the other are on account of premiums or on account of losses or otherwise and regardless of the capacity, whether as assuming insurer or as ceding insurer, in which each party acted under the agreement, provided, however, that, in the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the applicable provisions of New York Law. The application of this offset provision shall not be deemed to constitute diminution in the event of insolvency.

                                ARTICLE FIFTEEN

ERRORS AND OMISSIONS CLAUSE

It is hereby declared and agreed that any inadvertent delays, omissions or errors made in connection with this Agreement shall not be held to relieve either of the parties hereto from any liability which would have attached to them hereunder if such delays, omissions or errors had not been made; such omissions and/or errors to be made good as soon as reasonably possible after discovery.

                                ARTICLE SIXTEEN

WAR RISK EXCLUSION

Coverage under this Agreement shall not apply to any recovery otherwise due hereunder if the losses incurred by the Reinsured be due to any enemy attack by a Foreign Government or Sovereign Power or any action taken by the United States of America, Canada or other Ally in resisting such attack.

                               ARTICLE SEVENTEEN

COMMUTATION

The Reinsured may elect to commute the coverage provided under this Agreement with settlement effected in accordance with Article Seven. Such commutation may be made (a) on any date during the twelve month period commencing March 31, 2002
         -
(the "Commutation Date"), provided that the Reinsured give the Reinsurer as least thirty (30) days written notice prior to the Commutation Date, and (b) by
                                                                          -
payment by the Reinsurer to the Reinsured of an amount (the "Commutation Amount") equal to the lesser of: (a) the Limit of Liability less all payments
                                  -
made by the Reinsurer to the Reinsured under this Agreement, and (b) the
                                                                  -
Aggregate Ultimate Net Loss carried reserves of the Reinsured for the 1989 and prior Accident Years in respect of the Subject Business as of the Commutation Date.

Payment of the Commutation Amount in accordance with the provisions of this Article shall terminate any and all liability of the Reinsurer under this Agreement to effect payments to the Reinsured.

                                ARTICLE EIGHTEEN

ARBITRATION

If any dispute arises between the Reinsured and the Reinsurer with reference to the interpretation, performance, or breach of this Agreement (whether the dispute arises before or after termination of this Agreement) such dispute, upon the written request of either party, will be submitted to three arbitrators, one to be chosen by each party and the third by the two so chosen.

If either party refuses or neglects to appoint an arbitrator within thirty (30) days after receipt of written notice from the other party requesting it to do so, the requesting party may appoint both arbitrators. If the two arbitrators fail to agree in the selection of a third within thirty (30) days of their appointment, each will nominate three individuals, of whom the other will decline two. The final decision will be made by drawing lots. All arbitrators will be active or retired officers of insurance or reinsurance companies and will not have personal or financial interests in the result of the arbitration.

The arbitration hearings will be held in New York, New York or in another location agreed upon by the parties to this Agreement. Each party will submit its case to the arbitrators within thirty (30) days of the selection of the third arbitrator or within such longer period as may be agreed upon. The arbitrators will not be obliged to follow judicial formalities or the rules of evidence except to the extent required by the State law of the site of arbitration. Further, the arbitrators will interpret this Agreement according to the practice of the reinsurance business.

The jurisdiction of the arbitrators to make any decision will be restricted by the limit of liability expressly set forth in this Agreement. The decision in writing rendered by a majority of the arbitrators will be final and binding for both parties. Such decision will be a condition precedent to any right of legal action arising out of the arbitrated dispute. Judgment may be rendered upon the final decision of the arbitrators in any court having jurisdiction.

Each party to this Agreement will bear the expense of its own arbitrator and will equally divide the expense of the third arbitrator with the other party. Except as provided above, arbitration will be based upon the procedures of the American Arbitration Association.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate this __ day of , 1994.

FOR AND ON BEHALF OF
CASUALTY INSURANCE COMPANY

Name:
Title:

FOR AND ON BEHALF OF

WORKERS' COMPENSATION AND INDEMNITY COMPANY OF CALIFORNIA

Name:
Title:

And in duplicate this __ day of                       , 1994.

FOR AND ON BEHALF OF
THE CONTINENTAL INSURANCE COMPANY

Name:
Title:

                                                                     Exhibit B

              Assumption Reinsurance and Administration Agreement

              ASSUMPTION REINSURANCE AND ADMINISTRATION AGREEMENT

       This ASSUMPTION REINSURANCE AND ADMINISTRATION AGREEMENT (this "Agreement"), executed the __ day of , 199_ by and between [name of the Company] solely in respect of the Business (defined in Article V hereof) (the "Company"), and [name of Assuming Company], a corporation organized and existing under the laws of the State of [name of domestic state of Assuming Company] (the "Assuming Company").

                                WITNESSETH THAT

       WHEREAS, a Stock Purchase Agreement dated as of , 1994 among Fremont Compensation Insurance Company, Fremont General Corporation, The Buckeye Union Insurance Company, The Continental Corporation and Casualty Insurance Company (the 'Stock Purchase Agreement") was entered into; and

        WHEREAS, pursuant to Section __ and __ of the Stock Purchase Agreement, the Company and the Assuming Company are entering into this Agreement on the terms and conditions contained herein so that the Company shall cede to the Assuming Company one hundred percent (100%) of its gross direct obligations and liabilities and rights under and relating to the Business and the Assuming Company shall assume by novation such obligations and liabilities and rights of the Company with respect to such Business subject to receipt of all necessary regulatory approvals and requisite policyholder consents thereto;

        NOW, THEREFORE, in consideration of the mutual covenants and premises, and subject to the terms and conditions, stated herein, the parties hereto agree as follows:

                                   ARTICLE I

                        BUSINESS ASSUMPTIVELY REINSURED

        1. The Company hereby cedes to the Assuming Company, and the Assuming Company hereby assumes from the Company as direct obligations of the Assuming

Company, one hundred percent (100'%) of the Policy Liabilities (as defined in Article V hereof) relating to any and all binders, riders, policies, contracts and endorsements of direct insurance and all slips, cover notes, treaties or contracts of reinsurance constituting the Business (all such binders, riders, policies, contracts, endorsements, slips, cover notes, treaties and reinsurance contracts referred to above are referred to herein as the 'Policy' or 'Policies. ').

       2. The Assuming Company shall have the benefit of any and all rights of action defenses, recoupments, setoffs and counterclaims to which the Company would be entitled with respect to such Policy Liabilities, it being expressly understood and agreed by the parties hereto that no such defenses, recoupments, setoffs or counterclaims are waived by the execution of this Agreement or the consummation of the transactions contemplated hereunder and that, on and after the Effective Date (as defined in Article IV hereof), the Assuming Company shall be fully subrogated to all such defenses, recoupments, setoffs and counterclaims.

       3. On and after the Effective Date, subject to receipt of all necessary regulatory approvals and requisite policyholder consents, the Assuming Company shall be the successor to the Company under the Policies as if such Policies were direct obligations of the Assuming Company. The Assuming Company substitutes itself in the place and stead of the Company as if named in the place of the Company, and each insured or reinsured under any Policy may thereafter disregard the Company as a party thereto and treat the Assuming Company as if it had been originally obligated thereunder. Payments made by the Assuming Company to insureds or reinsureds subsequent to the Effective date in discharge of obligations to provide direct coverage to insureds or reinsureds will diminish any alleged obligation in respect thereof which the Assuming Company may have to the estate of the Company if it shall be in receivership, liquidation or rehabilitation proceedings. After the Effective Date, the insureds or reinsureds shall have the right to file claims arising under and as provided in Article VI hereof, with respect, to the Policies, directly with the Assuming Company, and the Assuming Company hereby consents to be subject to direct action taken by any insured or reinsured in accordance with such insured's or reinsured's rights under, or as provided herein, with respect to the Policy; provided, however, that this Agreement shall not confer upon any insured or reinsured's rights other than such rights that the insured or reinsured would have had in the absence of this Agreement (except that in assessing such rights no effect shall be given to any bankruptcy, liquidation, insolvency, reorganization or moratorium of the Company, or the effect of laws or legal procedures affecting enforcement of creditors' rights against the Company generally). On and after the Effective Date, the Assuming

Company, shall have all rights to subrogation and salvage under the Policies and to any third party action in connection with the Policies.

       4. The Assuming Company shall, after the execution of this Agreement, use its best efforts to immediately issue to each direct insured and reinsured of any inforce Policies and runoff Policies subject to any claim a certificate of assumption substantially in the form attached hereto as Exhibit A or with respect to an insured, as otherwise required by law of the state where the risk is located. In each case such direct insured shall be afforded a reasonable period of time in which to object to such assumption in the manner provided in Exhibit A hereto or as expressly provided by statutory law. The obligation of the Assuming Company hereunder shall not be diminished by any receivership, liquidation or rehabilitation proceedings as to the Company.

                                   ARTICLE II

                      ASSIGNMENT OF REINSURANCE AGREEMENTS

        1. Regardless of whether reinsurance novation agreements are entered into between the Assuming Company and any reinsurer, the Assuming Company shall be deemed substituted for and succeed to all of the rights and liabilities of the Company, and shall be recognized for all purposes as the 'Company" hereunder in substitution for the Company, under any reinsurance agreements in effect as of the Effective Date between the Company (as the named cedent) and any reinsurer solely with respect to the Policies (the 'Reinsurance Agreements'). As of the Effective Date, the Company shall use its best efforts to assign, and the Assuming Company shall hereby, be bound by and assume, any and all rights and obligations of the Company with respect to the Policies under any Reinsurance Agreement including amounts held by or which may become due from reinsurers for losses or loss adjustment expenses on the Policies for which the Assuming Company has assumed liability or for losses paid by the Company which were not indemnified prior to the Effective Date. The Company agrees to enter into endorsements in substantially the form attached hereto as Exhibit B, when and if reasonably requested by the Assuming Company.

        2. As of the Effective Date, the Company shall assign to the Assuming Company all reinsurance recoverables on or under the Reinsurance Agreements with respect to the Policies.

        3. The Company shall, if reasonably requested by the Assuming Company, aid the Assuming Company, at the Assuming Company's expense, in collection of all amounts due in respect of the Policy Liabilities from reinsurers which may not account for the assignment hereunder and do not agree to an endorsement to the applicable Reinsurance Agreements, and shall forward any funds collected to the Assuming Company. The collectibility of such reinsurance shall be at the risk and for the account of the Assuming Company.

       4. Notwithstanding the foregoing, the Assuming Company shall have full power and authority in accordance with the designation of the Assuming Company as attorney-in-fact for the Company pursuant to Article VI hereof for purposes of assigning and administering the Policies and Reinsurance Agreements, and to assign or to act for and in the name of the Company with respect to any and all funds withheld, letters of credit and trust funds outstanding for the benefit of the Company in respect of the Business pursuant to the terms of any of the Reinsurance Agreements. The Company shall upon request of and at the expense of the Assuming Company, if necessary, assist the Assuming Company to cause the reinsurer under the Reinsurance Agreements to provide funds withheld for the Assuming Company and/or to post letters of credit and/or trust funds replacement or otherwise, to be issued directly in favor and for the benefit of the Assuming Company, in such amount and form as the Assuming Company shall require, consistent with the terms of the Reinsurance Agreements, and subject to execution by the reinsurer of the Reinsurance Novation Agreement Endorsement in a form substantially similar to Exhibit B hereto.

                                  ARTICLE III

                                   TERRITORY

     This Agreement shall apply to Policies covering risks wherever situated.

                                   ARTICLE IV

                                      TERM

        This Agreement shall be made effective as of 12:01 A.M., [date of Effective Date] (the "Effective Date'), and shall continue in effect until and unless terminated in accordance with Article XI hereof.

                                   ARTICLE V

                                  DEFINITIONS

       The term "Policy Liabilities" shall mean all gross liabilities and obligations of the Company based upon or arising out of the Policies (excluding liabilities and obligations paid or otherwise discharged prior to the Effective
Date) before deduction for all applicable cessions, if any, under the Reinsurance Agreements and, in addition, shall include losses, liabilities, unpaid declared dividends, assignments, assessments, costs and expenses (i) arising out of the Company participation in assigned risk plans, guaranty funds or governmentally mandated programs or associations of any kind which are predicated in any way on the Policies or the business reinsured thereunder, or the premium volume generated by the Policies, regardless of when the losses, liabilities, costs or expenses are incurred, any premium loss or charge is assessed, or any policy under any such plan, program or association is written,
(ii) arising out of the handling of any claim under any Policy, including, but not limited to, liability arising out of alleged or actual bad faith or negligence in rejecting a settlement within any policy limits, in the duty to defend, in the preparation of the defense, in the trial of any action against any policyholder or in the preparation or prosection of an appeal consequent upon such action and (iii) arising out of claims of reinsurers relating to the Policies, whether for additional premiums or otherwise.

     The term "Business" shall mean [describe the Business to be transferred by the Company to the Assuming Company].

                                   ARTICLE VI

                             POLICY ADMINISTRATION

       1. The Assuming Company shall administer and service all of the Policies novated under this Agreement. The Company grants to the Assuming Company authority in all matters relating to risk management and policy administration, to the extent such authority may be granted pursuant to applicable law, including but not limited to policy changes and filings, reinstatement standards, premium rate changes and filings, policy renewals, broker, administrator, and agents commissions and compensation, and administrative methods and procedures. In order to assist and to more fully evidence the substitution of the Assuming Company in the place and stead of the Company, the Company hereby nominates, constitutes and appoints the Assuming Company as the attorney-in-fact of the Company with respect to the rights, duties, privileges and obligations of the Company in and to the Policies and to any and all Reinsurance Agreements solely in respect of the Policies on which the Company is the sole named Cedent, with full power and authority to act in the name, place and stead of the Company with respect to the Policies and such Reinsurance Agreements including without limitation, the power, without reservation, to service all Policies; to adjust, to defend, to settle and to pay all claims; to prosecute any third party action in connection with the Policies; to recover salvage and subrogation for any losses incurred under any of the Policies; to adjust, draw down, modify, renew, replace or otherwise act as to letters of credit or trust funds, or funds withheld and to take such other and further actions as may be necessary or desirable to effect the transactions contemplated by this Agreement.

        2. The Assuming Company shall bear all expenses in connection with the administration of the Policies incurred on or after the Effective Date.

        3. The Assuming Company shall have authority and discretion with respect to all matters relating to claim settlement, salvage, arbitration, mediation and litigation concerning the Policies and Reinsurance Agreements in which the Company was the sole named cedent including, but not limited to, the selection of counsel, arbitrators and mediators. The Assuming Company shall bear all expenses incurred in connection with settling such claims, with recovering any salvage amounts, with exercising rights of subrogation or with such arbitration, mediation or litigation, including but not limited to the cost of routine investigations, legal fees and interest charges and shall pay directly on behalf of the Company all amounts due under the Policies and Reinsurance Agreements.

                                  ARTICLE VII

                                INDEMNIFICATION

        1. The Assuming Company shall indemnify the Company against, and hold it harmless from, (i) Policy Liabilities (as defined in Article V) and (ii) all losses, claims, damages and liabilities and shall reimburse the Company for all expense of any kind or nature whatsoever (including reasonable attorneys' fees) as incurred, that are based upon or arise out of (x) the breach of any obligation of the Assuming Company provided for in this Agreement or (y) the failure by Assuming Company to discharge any obligations of the Company to the extent that the same are assumed by the Assuming Company pursuant to this Agreement.

       2. The Company shall indemnify the Assuming Company against, and hold it harmless from, all losses, claims, damages and liabilities and shall reimburse the Assuming Company for such and all expenses of any kind or nature whatsoever (including reasonable attorneys' fees) as incurred in connection therewith, that are based upon or arise out of the breach of any obligation of the Company provided for in this Agreement on or after the Closing Date.

                                  ARTICLE VIII

                                    PREMIUMS

        1. As consideration for the assumption of the Policy Liabilities by the Assuming Company, the Company shall [terminate the [name of indemnity reinsurance agreement] entered into between the Company and the Assuming
Company executed on ., 1994 for each Policy that is novated under this Agreement and allow the Assuming Company to retain the ceded assets and liabilities for such novated Policy].

        2. The Assuming Company shall be entitled to one hundred percent (100%) of all premium adjustments and other consideration not already received by the Assuming Company, with respect to the Policies written or renewed on or prior to the Effective Date including any funds in respect of novated Reinsurance Agreements in regard to the Policies and policies issued or serviced for which liability may attach under Article V(1) ("Plan Policies"). The Company shall promptly remit and hereby assigns to the Assuming Company any premiums and other considerations received by it in respect of any of the Policies and as otherwise provided herein. Furthermore with respect to any such remittance, the Company shall also promptly furnish the Assuming Company with any information received by the Company accompanying any such remittance pertaining thereto (e. g., the nature of the payment, source of funds, policy number and period(s) to which it relates and any special rates or instructions accompanying same). On the Effective Date, the Assuming Company shall assume the responsibility for adjusting premiums.

                                   ARTICLE IX

                             RECORDS AND ACCOUNTING

       1. The Company shall forward to the Assuming Company such books, records, reports, underwriting files, policies, reinsurance agreements, claims files and similar documents in respect of the Policies, reinsurance thereof, and Plan Policies (the "Records") and shall cooperate with the Assuming Company in the transfer of the administration of the Policies, Reinsurance Agreements and Plan Policies to the Assuming Company. All right, title and interest in the Policies, Reinsurance Agreements and Plan Policies and the Records shall vest in the Assuming Company for utilization and disposition in any manner by the Assuming Company, provided that the Assuming Company (i) shall provide the Company access during the Assuming Company's normal business hours, to all such reports, records and information necessary to permit the Company to respond to or comply with requests for information by governmental or judicial authorities, insurance regulatory bodies, financial auditors or tax auditors or to defend lawsuits or for any other valid business purpose agreed to by the Assuming Company (which Agreement shall not be unreasonably withheld), and (ii) shall not destroy any Records without at least 30 days written notice to the Company, during which time the Company shall have the right to take possession of such Records, at the expense of the Company.

       2. All premium adjustments, losses, and loss adjustment and expenses incurred after the Effective Date in respect of the Policies, reinsurance thereof, and Plan Policies will be accounted for as the obligation of the Assuming Company. The Company will have no further obligations for accounting for the business under this Agreement as of and after the Effective Date.

                                   ARTICLE X

                            AMENDMENT OR TERMINATION

       This Agreement may be amended or terminated only by written instrument signed by both parties, and upon any necessary prior approval or no objection from any regulatory authority.

                                   ARTICLE XI

                               GENERAL PROVISIONS

        1. All notices and other communications shall be in writing and shall be delivered personally or mailed postage prepaid, certified or registered mail, return receipt requested, or telexed, to the party at the address set forth after its respective name below or at such different address as such party shall have advised the other party in writing:

          If to the Company:
          c/o

          Attention:

          If to the Assuming Company:
          c/o

          Attention:

        2. The invalidity or unenforceability of any provision or portion hereof shall not affect the validity or enforceability of the other provision or portions hereof.

         3. Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any obligation under this Agreement, if such delay, omission or error is rectified immediately upon discovery and will not prejudice the other party.

     4. This Agreement:

             (a) constitutes the entire agreement and supersedes all prior agreements, understandings, and negotiations, both written and oral, between the parties with respect to the subject matter hereof;

              (b) may be executed in counterparts (or by counterpart signature pages), each of which shall be deemed an original and all of which constitute one and the same instrument;

       (c) is not intended to confer any rights upon any person other than the parties hereto consenting policyholders and their respective successors and assigns;

       (d) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; and

       (e) shall be governed by and construed in accordance with the laws of the state of domicile of the Company.

               IN WITNESS WHEREOF, the parties have entered into this Agreement as of the first day and year written above.

                        [Name of the Company]

                       By
                          Name:
                          Title:

                        [Name of the Assuming Company]

              By
                          Name:
                          Title:

           [ASSUMING COMPANY NAME AND ADDRESS]

                           Attn:

                  NOTICE AND CERTIFICATE

                  OF
                       ASSUMPTION

Policy No.:
Issued To:

       This is to certify that, pursuant to the terms of an Assumption Reinsurance and Administration Agreement, the above policy and all endorsements thereto (herein called the 'Policy") issued by [name of Company] was assumed by [name of Assuming Company].

     This change is effective the later of 12:10 A.M. on [Effective Date] [ ] or the Policy effective date.

        All of the terms and conditions of the Policy remain unchanged, except that [name of Assuming Company] shall be the insurer. All premium payments, notices, claims and suits or actions of the Policy shall hereafter be made to [name of Assuming Company] as though it had issued the Policy originally.

        Inquiries concerning the Policy should be directed to [name of Assuming Company] at the address indicated above. The Certificate should be attached to and made part of the Policy.

        IN WITNESS WHEREOF, [name of Assuming Company] has caused this Notice and Certification of Assumption to be signed by its duly authorized officer.

                        [ASSUMING COMPANY NAME]

By:
Name:
Title:

           [ASSUMING COMPANY NAME AND ADDRESS]

(Name)
(Address)

          Re: Policy No.

Dear

       The [name of Assuming Company] has assumed all obligations and liabilities under the above insurance policy previously issued to you by [name of Company].

[Name of Assuming Company] is a subsidiary of ____________. ____________

is [no longer] an affiliate [or subsidiary] of ________________________. Enclosed is a Notice and Certificate of Assumption that evidences this assumption.

       This assumption in no way affects your insurance coverage, your rights and obligations under the policy, or the insurer's rights and obligations under the policy, except that [name of Assuming Company] is now the insurer in place of [name of Company].

       This assumption does not require any action on your part. If you wish to object to this transfer of your policy, you must send us a letter so stating and returning the enclosed Notice and Certificate of Assumption no later than ____________.

    If you take no action, you will be deemed to have accepted and consented to the direct assumption of the policy by [name of Assuming Company] and the release of [name of Company].

                        Very truly yours,

Name:
Title:

                                                                  EXHIBIT B

                   REINSURANCE NOVATION AGREEMENT ENDORSEMENT

       This Agreement is made and entered into by and among [name of Company] (the "Ceding Company"), [name of Assuming Company] (the "Assuming Company") and ___________ (the "Reinsurer") as of the _____ day of _________, 19__.

       WHEREAS, the Ceding Company and the Reinsurer entered into a [reinsurance treaty contract (Contract Number) dated ____________ or reinsurance treaties or contracts as on the attached schedule] (the "Contract") whereby the Reinsurer acts as a reinsurer of the Ceding Company; and

       WHEREAS, the Ceding Company and the Assuming Company have entered into an Assumption Reinsurance and Administration Agreement dated (the "Assumption Reinsurance Agreement") whereby the Assuming Company has assumed all of the gross policy obligations of the Ceding Company under the policies covering the Business which are the subject of the Contract; and

       WHEREAS, the parties wish to substitute the Assuming Company for the Ceding Company as a party to the Contract in respect of the Business;

        NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Ceding Company, the Assuming Company and the Reinsurer agree as follows:

        1. On and after the Effective Date (as defined below), the Assuming Company shall assume all of the liabilities and obligations of the Ceding Company under the Contract in respect of the Business and shall be substituted for the Ceding Company, in the Ceding Company's name, place and stead, as the cedent thereon so as to consummate a novation of the Contract and release the Ceding Company from any and all liabilities or obligations thereunder in respect of the Business.

        2. On and after the Effective Date, the Assuming Company shall be entitled to all of the rights of the Ceding Company under the Contract in respect of novated Business and shall be entitled to enforce all such rights in the name, place and stead of the Ceding Company.

        3. The effective date of this Endorsement shall be 12:01 a.m. [Effective Date] (the 'Effective Date").

       4. "Business" means [include definition of Business from the Assumption Reinsurance and Administration Agreement].

                                                         IN WITNESS WHEREOF,

the parties have entered into this Endorsement as of the first day and year written above.

                        [Name of Company]

                        By:
                            Name:
                            Title:

                        [Name of Assuming Company]

                        By:
                             Name:
                             Title:

                        [Name of the Reinsurer]

                        By:
                             Name:
                             Title:

                                                                     Exhibit C
                          Casualty Indemnity Reinsurance and Service Agreement

                             INDEMNITY REINSURANCE
                             AND SERVICE AGREEMENT

       This Indemnity Reinsurance and Service Agreement (the "Agreement") is made and entered into by and among Casualty Insurance Company, an Illinois capital stock insurance company with its principal business offices located at 321 Clark St., Chicago, Illinois 60610 (referred to herein as the "Reinsurer" or the "Administrator"), Boston Old Colony Insurance Company, a Massachusetts capital stock insurance company with its principal business offices located at 180 Maiden Lane, New York, New York 10038 ("BOC"), National-Ben Franklin Insurance Company of Illinois, an Illinois capital stock insurance company with its principal business offices located at 200 South Wacker Dr., Chicago, Illinois 60606 ("NBF") and The Continental Insurance Company, a New Hampshire capital stock insurance company with its principal business office located at 180 Maiden Lane, New York, NY 10038 ("CIC"). BOC and NBF are referred to herein collectively as the "Original Insurers". CIC is referred to herein as the "Company" or the "Reinsured".

                                  WITNESSETH:

       WHEREAS, pursuant to a Stock Purchase Agreement, dated as of _________ __, 1994 among Fremont Compensation Insurance Company ("Fremont Compensation"), Fremont General Corporation, The Buckeye Union Insurance Company ("Buckeye"), The Continental Corporation and Reinsurer (the "Stock Purchase Agreement"), Fremont Compensation has agreed to purchase from Buckeye all of the outstanding capital stock of the Reinsurer for the consideration recited in, and subject to the terms and conditions of, the Stock Purchase Agreement; and

        WHEREAS, Reinsurer desires to issue directly worker's compensation and employers' liability insurance policies but, as of the Effective Date (as defined herein), all required licenses and approvals from state insurance regulators of certain jurisdictions have not been obtained including, without limitation, approvals to use applicable policy forms, rates, rating plans and dividend plans; and

        WHEREAS, pending receipt of such approvals, Reinsurer desires to continue to accept risks and obligations on certain new or renewal workers' compensation and employers' liability insurance policies issued and delivered by each Original Insurer, and each Original Insurer agrees to continue to directly write certain policies, pending the Reinsurer obtaining such approvals; and

       WHEREAS, the Original Insurers desire to cede to the Reinsured and the Reinsured desires to assume 100% of the risks and obligations under such polices pursuant to the Intercompany Pooling Agreement by and between the Reinsured and its U.S. affiliates (the "Pooling Agreement"); and

       WHEREAS, Reinsured desires to retrocede to the Reinsurer 100% of the risks and obligations under such policies issued by the Original Insurers and assumed by the Reinsured under the Pooling Agreement; and

       WHEREAS, pending the assumption and novation of such policies ceded to Reinsurer as provided for in the Stock Purchase Agreement, Reinsurer desires to provide, and the Original Insurers desire to accept, certain administrative services with respect to such policies issued and ceded hereunder.

NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

        1.1 "Assumption Agreement" shall mean the Assumption Reinsurance and Administration Agreement as defined in the Stock Purchase Agreement.

        1.2 "Books and Records" shall mean (a) all policy file records, policyholder service records, claims records, underwriting records, accounting records, correspondence, audit papers, statutory filing materials (including, but not limited to, records of regulatory authority approval or filing of policy forms, endorsements, riders, supplemental contracts, applications, premium rates, rating plans, dividend plans and actuarial memoranda prepared in developing same) relating to the Policies, including all electronically stored data relating thereto, and (b) all supplies of blank policy forms, riders, endorsements, supplemental contracts, applications, premium notices and other similar forms pertaining to the Policies.

        1.3 "Effective Date" shall mean the Closing Date and time as defined in the Stock Purchase Agreement.

        1.4 "Expenses" shall mean expenditures by or on behalf of the Reinsured in payment of dividends, commissions, taxes, assessments (including, but not limited to, assessments pursuant to those laws and regulations creating obligatory funds such as insurance guaranty and insolvency funds, pools, joint underwriting associations, FAIR plans, Assigned Risk plans and similar plans) and all other expenses of whatever nature, except Loss Expenses, attributable to the issuance by the Reinsured of business reinsured hereunder.

        1.5 "Liability" shall mean all liability, including but not limited to, Losses and Loss Expenses, provided that "Liability" shall not include direct Expenses incurred by or on behalf of the Reinsured.

        1.6 "Losses* shall mean the amount of any settlement, award or judgment paid by or on behalf of the Reinsured (including interest accrued prior to final judgment which is included as part of the final judgment), after deduction of all recoveries, salvages, chose in action subrogations, whether received or not. Losses shall include Loss Expense as provided in Section 1.7, extra contractual obligations as provided in Article 16 and loss excess of original policy limits as provided in Article 17.

        1.7 "Loss Expenses" shall mean expenditures by or on behalf of the Reinsured in the direct defense, investigation or settlement of claims and allocated to an individual claim or loss, but not including office expenses or salaries, other compensation and expenses of regular employees. "Loss Expenses" shall include investigation, appraisal, adjustment, negotiation and legal expenses, court costs, statutory penalties, Prejudgment Interest or Delayed Damages (as defined herein) and interest on any judgment or award. However, the salaries and office expenses of officials and staff classified by the Administrator as field adjusters, rehabilitation coordinators, medical management nurses, hearing representatives and claims attorneys, allocated to a specific claim, or to a loss occurrence arising out of a natural disaster, shall be included in the Loss Expenses, but not the salaries and expenses of other Administrator's personnel.

        1.8 "Plan of Operation" shall mean the Plan of Operation set forth in Appendix A.


        1.9 *Policies" shall mean the workers' compensation and employers' liability insurance contracts or policies issued and delivered by NBF and BOC pursuant to Section 3.1 of this Agreement on and after the Effective Date.

        1.10 "Prejudgment Interest" or "Delayed Damages" shall mean interest or damages added to a settlement, verdict, award, or judgment based on the amount of time prior to the settlement, verdict, award, or judgment whether or not made part of the settlement, verdict, award, or judgment.

        1.11 "Services" shall mean the ordinary and reasonable services of, and incidental to, the marketing, underwriting, issuance, renewal, billing and collection, administration and claims handling of insurance contracts and policies, as specified in the Plan of Operation. Services shall not include the payment of premium taxes by the Reinsured to any taxing jurisdiction with respect to the Policies.

                                   ARTICLE 2

EFFECTIVE DATE: TERMINATION

               The effective date of this Agreement shall be the Effective Date. This Agreement shall become effective only upon the Closing (as defined in the Stock Purchase Agreement) of the purchase and sale of the Shares (as defined in the Stock Purchase Agreement). This Agreement will remain in full force and effect until all Liabilities have been indemnified in full by the Reinsurer.

                                   ARTICLE 3

OBLIGATIONS OF THE ORIGINAL INSURERS

     3.1 Policy Issue and Delivery.

        3.1.1 BOC agrees to issue and deliver guaranteed cost workers' compensation policies in Michigan and flat dividend workers compensation policies in Wisconsin on the basis of rate and form filings made in accordance with the Plan of Operation for the period commencing on the Effective Date and terminating, on the earlier of (a) the first anniversary of the Effective Date, or (b) the licensing of the Reinsurer for workers' compensation insurance and the approval or deemed approval of comparable rate and form filings as necessary, for such classes of business in such state or states.

        3.1.2 NBF agrees to issue and deliver guaranteed cost and retrospective workers' compensation policies in Wisconsin on the basis of rate and form filings made in accordance with the Plan of Operation for the period commencing on the Effective Date and terminating, on the earlier of (a) the first anniversary of the Effective Date, or (b) the approval or deemed approval of comparable rate and form filings as necessary for such classes of business in Wisconsin.

       3.1.3 Each policy issued and delivered pursuant to this Article 3 shall be included in the following annual statement line of business:

          Line 16    Workers' Compensation and Employers' Liability

       3.1.4 Each Original Insurer shall use its best efforts to maintain all licenses and approvals necessary to continue the issuance of policies under this
Article in such jurisdictions for the periods described in this Article. Each Original Insurer shall issue policies under this Article in conformance with the Plan of Operation, provided that, no Original Insurer shall be required to issue or administer any such policies in violation of applicable law, regulation, or order.

                                   ARTICLE 4

OBLIGATIONS OF ADMINISTRATOR

       4.1 Services. Administrator shall provide to each Original Insurer all Services with respect to the Policies, subject to the terms and conditions of this Agreement. Administrator shall perform the Services in a manner adequate to satisfy the commitments of the Original Insurers under the Policies, and shall use its best efforts to avoid actions or inactions that would cause injury to the goodwill of the Original Insurers.

       4.2 Indemnification. Administrator shall indemnify and hold each Original Insurer and the Reinsured (the "Indemnitee") harmless from all losses, claims, damages and liabilities and shall reimburse the Indemnitee from all expenses of any kind or nature whatsoever (including reasonable attorneys' fees) as incurred, that are based upon or arise out of (a) breach of any obligation of the Administrator provided for in this Agreement, and (b) any acts, errors or omissions of the Administrator or its officers, directors, agents or employees relating to Services to be provided by Administrator under this Agreement. For purposes of this Section 4.2, "liabilities" shall include, without limitation, any declaratory judgment expense, extra-contractual or punitive damages, excess of limits obligations and fees and expenses (including, without limitation, all insurance regulatory fines and penalties relating to any Policy that may arise because of Administrator's actions or inactions, or those of its affiliates, directors, officers, agents or employees).

                                   ARTICLE 5

AGENCY

       Each of the Original Insurers hereby appoints Administrator its attorney-in-fact, solely in respect of the Policies and shall cooperate with Administrator in determining what authorizations are necessary, and shall obtain all authorizations necessary for, or reasonably requested by, Administrator to validity act as the agent of the Original Insurer for the purpose of providing the Services under this Agreement.

                                   ARTICLE 6

REGULATORY ACTIONS

       Administrator, Reinsured and each Original Insurer shall promptly advise each other whenever notice is received of any proposed regulatory action or sanction against Administrator, Reinsured or any Original Insurer relating to the Policies. The parties agree to work together in good faith and use their best efforts to resolve the proposed regulatory action or sanction so as to protect the good names of the parties.

                                   ARTICLE 7

REPORTS, ACCOUNTING AND REMITTANCES

       7.1 Within thirty (30) days after the end of each month, the Reinsured shall report to the Reinsurer on the Policies ceded hereunder: (a) ceded net written premiums for the month; (b) provisional expenses thereon; and (c) ceded losses (including loss expenses) paid during the month.

       Upon completion of the report, the Administrator will prepare a report of the cash receipts and disbursements during the month, and advise the Reinsured and

Reinsurer of the balance due to or from the parties. Such balance due, is to be paid within thirty (30) days of the receipt of such cash flow exhibit. The Administrator shall, pursuant to the Plan of Operation, provide Reinsured, Reinsurer and Original Insurer with all required reports and accounting.

       7.2 Within thirty (30) days after the end of each calendar quarter, the Reinsured shall report to the Reinsurer the ceded unearned premiums and ceded outstanding loss reserves as of the end of the calendar quarter.

       7.3 Annually, the Reinsured shall furnish the Reinsurer with such information as the Reinsurer and the Original Insurers may require to complete their statutory annual statements.

                                   ARTICLE 8

NO ASSIGNMENT

       Neither the Original Insurer nor the Reinsurer may sell or transfer its interest in any of the Policies reinsured by Reinsurer hereunder, other than as contemplated under the Stock Purchase Agreement.

                                   ARTICLE 9

INSPECTION

              So long as any Policy is reinsured under this Agreement, the Reinsured and the Original Insurers agree to allow Reinsurer, its attorneys, accountants and actuaries, upon reasonable notice and during regular business hours, to inspect and copy their Books and Records relating to the Policy. So long as any Policy is reinsured under this Agreement, Reinsurer agrees to allow Reinsured and the Original Insurers and each of their attorneys, accountants and actuaries, upon reasonable notice and during regular business hours, to inspect and copy any Books and Records of Reinsurer relating to such Policy.

                                   ARTICLE 10

INDEMNITY REINSURANCE

        10.1 Commencement of Liability. The liability of the Reinsurer as to any Policy ceded hereunder shall commence on the date on which the liability of any Original Insurer on such Policy commences or is reinstated.

        10.2 Termination of Liability. The liability of the Reinsurer under this Agreement as to any Policy ceded or retroceded hereunder shall terminate simultaneously with that of the Original Insurer.

        10.3 Limit of Liability. Reinsurer's maximum liability on any one loss or in the aggregate shall be 100%.

        10.4 Reinsurance Premium. The Reinsured shall pay to the Reinsurer 100% of the premiums (and premium adjustments) received by the Reinsured in respect of the Policies ceded hereunder.

        10.5 Indemnity Reinsurance. Reinsured shall cede to Reinsurer, and Reinsurer agrees to accept, 100% of all Liability under and in respect of any Policy hereunder.

        10.6 Expense Reimbursement. Reinsurer shall pay the Reinsured for all direct Expenses incurred by or on behalf of the Reinsured.

        10.7 Reimbursements. It is agreed that reimbursement for premiums, Losses and Expenses under this Article will be made in accordance with Article 7.

                                   ARTICLE 11

RESERVES

        (This clause applies only to Reinsurers that do not qualify for credit by any state or any other governmental authority having jurisdiction over the Company's loss and unearned premium reserves or for whom the Company would incur an overdue reinsurance liability. )

        As regards Policies issued or assumed by the Company coming within the scope of this Agreement, the Reinsured agrees that, when it shall file with the

Insurance Department or set up on its books, unearned premium and loss reserves covered hereunder (including IBNR) and any overdue reinsurance liability which it shall be required to set up by law, it will forward to the Reinsurer a statement showing the proportion of such reserves and liability which is applicable to them. The Reinsurer hereby agrees to apply for and secure delivery to the Company, as beneficiary, a clean, evergreen, unconditional, irrevocable letter of credit (including any confirmation thereof), in a form and from a bank acceptable to the Company and the governmental authority having jurisdiction over the Company's reserves. Alternatively, the Reinsurer shall enter into a trust agreement and establish a trust account in the United States of America for the sole benefit of the Company in such form and with a trustee that is acceptable to the Company and the governmental authority having jurisdiction over the Company's reserves. The amount available to be drawn by the Company against such letter of credit, or confirmation thereof, or from such trust account shall at all times be no less than the Company's share of said reserves and liability and the Reinsurer agrees, irrespective of any intermediary clause herein, that within ten (10) business days of delivery of written notice of deficiency to it from the Company that the Reinsurer shall unconditionally deliver for receipt by the trustee within such period, cash (U.S. legal tender) and/or unencumbered eligible securities under the trust agreement to restore such trust account to said amount or shall increase said letter of credit to said amount.

       The assets that are deposited and maintained in such trust account shall be valued according to their current fair market value, and shall consist only of cash (U.S. legal tender), certificates of deposit (issued by a U.S. bank and payable in U.S. legal tender) and investments of the types permitted by the insurance law of the Company's state of domicile; provided that no such investments are issued by an institution that is the parent, a subsidiary or an affiliate of either the Company or the Reinsurer and that no state insurance department which has authority to regulate the Company has determined the types of securities permitted by the domicile state to be ineligible investments for the purpose of this trust account under its own laws. Within twenty (20) days of delivery of notice of ineligible investments for the purpose of this trust account under its own laws. Within twenty (20) days of delivery of notice of ineligible securities from the Company to the Reinsurer, the Reinsurer, irrespective of any intermediary clause herein, agrees to direct the trustee to substitute cash (U.S. legal tender) or securities then eligible to the Company for this trust account as determined by the state insurance department(s), which are of no less than equivalent fair market value to the trust assets determined to be ineligible.

       Prior to depositing assets with the trustee for such trust account, the Company shall execute assignments, endorsements in blank, or transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments in order that the Company, or the trustee upon the direction of the Company, may whenever necessary negotiate any such assets without consent or signature from the Company or any other entity. All settlements of account between the Company and the Reinsurer shall be made cash or its equivalent.

       The Reinsurer and the Company agree that the assets in such trust account may be withdrawn by the Company at any time without notice to or consent of the Reinsurer, notwithstanding any other provisions in the reinsurance or any other agreement and shall be utilized and applied by the Company or its successor in interest without diminution because of insolvency on the part of the Company or the Companies, only for the following purposes:

             1. to pay or reimburse the Company for the unpaid or unreimbursed portion of the Reinsurer's share of any losses and allocated loss expenses paid by the Company, or of unearned premiums due to the Company under this Agreement;

            2. to reimburse the Company for the Company's share of surrenders and benefits or losses paid by the Company pursuant to the provisions of the Policies reinsured under this Agreement;

            3. to fund an account with the Company in an amount at least equal to the deduction, for reinsurance ceded, from the Company's liabilities for the Policies ceded hereunder. Such account shall include, but not be limited to, amounts for policy reserves, claims and losses incurred, and unearned premium reserves; and

            4. to pay any other amounts the Company claims are due under this Agreement and for any other purpose permitted by the trust agreement establishing such trust account.

       The Reinsurer shall have the right to seek approval from the Company to withdraw from such trust account all or any part of the assets contained therein and to have such assets transferred to it, provided:

             1. the Reinsurer shall, at the time of such withdrawal, replace the withdrawn assets with other unencumbered assets which are eligible securities under the trust agreement establishing such trust account and which at the time of receipt by the trustee have a fair market value no less than equal to the fair market value of the assets withdrawn so as to maintain at all times the amounts available to be drawn under this Article; or

               2. after such withdrawal and transfer the current fair market value of the unencumbered assets held in such trust account exceeds 102 % of the amounts available to the drawn by the Company from such trust account under this Article.

        It is agreed by the Reinsurer and the Company that this Article shall survive termination of this Agreement.

        For the purpose of this Article, Company shall mean the named Company under this Agreement in whose favor the letter of credit or its confirmation was established or for whose sole benefit the trust has been established. Company also shall include any successor by operation of law, including without limitation, any liquidator, rehabilitator, receiver or conservator of the named Company except if the Company under this Agreement is domiciled in California, in which case if a court of law appoints a successor in interest to the named Company, then the Company is limited to the court appointed domiciliary, receiver, conservator, rehabilitator or liquidator. Drawings by any liquidator, rehabilitator, receiver or conservator of any named Company not domiciled in California shall be for the benefit of all the named Company's policyholders.

                                   ARTICLE 12

INSOLVENCY

        In the event of the insolvency of the Company and the appointment of a conservator, liquidator, receiver or statutory successor of the Company, this reinsurance shall be payable directly to such conservator, liquidator, receiver or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of claims allowed against the insolvent company by any court of competent jurisdiction or by any conservator, liquidator, receiver or statutory successor of the Company having authority to allow such claims, without diminution because of such insolvency or because such conservator, liquidator, receiver or statutory successor has failed to pay all or a portion of any claims. It is agreed, however, that the conservator, liquidator, receiver or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Company or its conservator, liquidator, receiver or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

       Where two or more Reinsurers on this Agreement are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company.

        As to all reinsurance made, ceded, renewed or otherwise becoming effective under this agreement, the reinsurance shall be payable as set forth above by the Reinsurer to the Company or to its conservator, liquidator, receiver or statutory successor, except (1) where the original contract of insurance or reinsurance specifically provides another payee in the event of the insolvency of the Company, and (2) where the Reinsurer, with the consent of the direct Principal or Principals, has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees.

                                   ARTICLE 13

ARBITRATION

        If any dispute arises between the Company and the Reinsurer with reference to the interpretation, performance, or breach of this Agreement (whether the dispute arises before or after termination of this Agreement) such dispute, upon the written request of either party, will be submitted to three arbitrators, one to be chosen by each party and the third by the two so chosen.

       If either party refuses or neglects to appoint an arbitrator within thirty (30) days after receipt of written notice from the other party requesting it to do so, the requesting party may appoint both arbitrators. If the two arbitrators fail to agree in the selection of a third within thirty (30) days of their appointment, each will nominate three individuals, of whom the other will decline two. The final decision will be made by drawing lots. All arbitrators will be active or retired officers of insurance or reinsurance companies and will not have personal or financial interests in the result of the arbitration.

       The arbitration hearings will be held in New York, New York or in another location agreed upon by the parties to this Agreement. Each party will submit its case to the arbitrators within thirty (30) days of the selection of the third arbitrator or within such longer period as may be agreed upon. The arbitrators will not be obliged to follow judicial formalities or the rules of evidence except to the extent required by the State law of the site of arbitration. Further, the arbitrators will interpret this Agreement according to the practice of the reinsurance business.

        The jurisdiction of the arbitrators to make any decision will be restricted by the limit of liability expressly set forth in this Agreement. The decision in writing rendered by a majority of the arbitrators will be final and binding for both parties. Such decision will be a condition precedent to any right of legal action arising out of the arbitrated dispute. Judgment may be rendered upon the final decision of the arbitrators in any court having jurisdiction.

        Each party to this Agreement will bear the expense of its own arbitrator and will equally divide the expense of the third arbitrator with the other party. Except as provided above, arbitration will be based upon the procedures of the American Arbitration Association.

                                   ARTICLE 14

SERVICE OF SUIT

        In the event of the failure of the Reinsurer to pay any amount claimed to be due hereunder or meet its other obligations, the Reinsurer, at the request of the

Company, shall submit to the jurisdiction of any court of competent jurisdiction within the United States and all matters arising hereunder shall be determined in accordance with the law and practice of such court. The Reinsurer agrees that any judgment rendered by such court shall be enforceable against the Reinsurer in the jurisdiction of its domicile.

       Service of process in such suit may be made upon the Secretary of the Reinsurer and, in any suit instituted against the Company or the Reinsurer under this Agreement, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

       The Reinsurer warrants that the Secretary is authorized and directed to accept service of process on behalf of the Reinsurer in any suit and, upon the request of the Company, to give a written undertaking to the Company that a general appearance upon the Reinsurer's behalf will be entered in the event such a suit shall be instituted.

       Further, pursuant to the requirement of a statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance or their successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary arising out of this Agreement. The Reinsurer hereby designates the Secretary as the person to whom this said officer is authorized to mail such process or a true copy thereof.

       The provisions of this Article are not intended to conflict with or override the obligation of the parties to arbitrate under Article 13.

                                   ARTICLE 15

SELF-INSURED OBLIGATIONS

              As respects all business the subject matter hereof, this Agreement shall cover self-insured obligations of the Company assumed by it as a self-insurer including self-insured obligations in excess of any valid and collectible insurance available to the Company to the same extent as if all types of insurance covered by this Agreement were afforded under the broadest forms of policies issued by the

Company provided, such self-insured obligations are within the scope of underwriting criteria furnished by the Company to the Reinsurer.

               Any insurance or reinsurance wherein the Company hereby reinsured and/or its affiliates and/or subsidiary companies are named as the insured or reinsured party, either alone or jointly with some other party, shall be deemed to be insurance or reinsurance coming within the scope of this Agreement, notwithstanding that no legal liability may arise in respect thereof by reason of the fact that the Company hereby reinsured and/or its affiliated and/or subsidiary companies are named as the insured or reinsured party or one of the insured or reinsured parties.

                                   ARTICLE 16

EXTRA-CONTRACTUAL OBLIGATIONS

               This Agreement shall protect the Company for any Extra Contractual Obligations within the limits hereof. The term "Extra Contractual Obligations" is defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Agreement to settle within the policy limit, or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation of prosecution of an appeal consequent upon such action.

               The date on which an Extra Contractual Obligation is incurred by the Agreement shall be deemed, in all circumstances, to the date of the original disaster and/or casualty.

                However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

                                   ARTICLE 17

EXCESS OF ORIGINAL POLICY LIMITS

    This Agreement shall protect the Company, within the limits hereof, in connection with loss in excess of the limit of its original policy, such loss in excess of the limit having been incurred because of failure by it to settle within the policy limit or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

       However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

       For the purpose of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original policy.

                                   ARTICLE 18

OVERSIGHT

       It is expressly understood and agreed that if failure to comply with any condition of this Agreement is shown to be unintentional and as a result of misunderstanding, oversight or clerical error on the part of either the Reinsurer, Administrator, the Reinsured or any Original Insurer, then appropriate adjustments shall be made so that the Reinsurer, Administrator, Reinsured or Original Insurer shall be restored to the position they would have occupied had no such error or oversight occurred.

                                   ARTICLE 19

OFFSET

        Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any balance or balances, whether on account of premiums or on account of losses or otherwise, due from such party to the other (or, if more than one, any other) party hereto under any reinsurance agreement between them and may offset the same against any balance or balances due or to become due to the former from the latter under any reinsurance agreement between them; and the party asserting the right of offset shall have and may exercise such right whether the balance or balances due or to become due to such party from the other are on account of premiums or on account of losses or otherwise and regardless of the capacity, whether as assuming insurer or as ceding insurer, in which each party acted under any agreement, provided, however, that, in the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the applicable provisions of New York Law. The application of this offset provision shall not be deemed to constitute diminution in the event of insolvency.

                                   ARTICLE 20

EXCLUSIONS

     This Agreement follows the exclusions under the Policies.

                                   ARTICLE 21

TERRITORY

       The Reinsurer's liability will be for all Losses occurring on a risk located anywhere covered under the original Policies.

                                   ARTICLE 22

SALVAGE AND SUBROGATION

(This Article applies only when there is no enforceable assignment of salvage and subrogation rights by the Reinsured to the Reinsurer).

       The Reinsurer will be credited with salvage and/or subrogation (i.e., reimbursement obtained or recovery made by the Reinsured less the actual cost, excluding salaries of employees and office expenses of the Reinsured and sums paid to attorneys as retainers, incurred in obtaining such reimbursement or making such recovery) pertaining to the claims and settlements involving reinsurance hereunder. The Reinsured will enforce its right to salvage and/or subrogation relating to any Loss and will prosecute all claims arising out of such right. Should the Reinsured refuse or neglect to enforce this right the Reinsurer is hereby empowered and authorized to instigate appropriate action in the name of the Reinsured. If salvage and/or subrogation is insufficient to cover the expense incurred in its recovery, the net expense will be apportioned in proportion to the Reinsurer's respective interest in this Agreement.

                                   ARTICLE 23

INTERMEDIARY

       The parties to this Agreement represent and warrant to each other that no intermediary was involved in the procurement of this Agreement.

                                   ARTICLE 24

MISCELLANEOUS

        24.1 No Waiver. No failure or delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

        24.2 Entire Agreement; Modification. This Agreement and the Stock Purchase Agreement set forth the entire agreement and understanding between the parties as to the subject matter hereof, and merges and supersedes all prior discussions, agreements, representations, and understandings of every and any nature between them, and no party shall be bound by any condition, definition, warranty, or representation, other than as expressly set forth or provided for in this Agreement or the Stock Purchase Agreement. This Agreement may not be changed or modified, except by agreement in writing, signed by all of the parties hereto.

       24.3 Third-Party Beneficiaries. This Agreement is made exclusively between Reinsurer and the Reinsured and the Original Insurers and the acceptance by Reinsurer of the liabilities of the Policies ceded hereunder shall not create any right or legal relation whatsoever between Reinsurer and the policyholder, the insured or the beneficiary under any such Policy.

        24.4 Severability. It is the desire and the intent of the parties that the terms and conditions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular term or condition of this Agreement shall be adjudicated or becomes by operation of law invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the portion which is adjudicated or which becomes by operation of law invalid or unenforceable, and the reminder of this Agreement shall remain in full force and effect unless such deletion would materially prejudice the rights of any party to this Agreement of frustrate the fundamental purposes of this Agreement.

        24.5 Notices. All notices, requests, demands certificates and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or upon the second day following mailing, which shall be by certified or registered mail, with first-class postage paid to the address listed below:

     To the Reinsured or the Original Insurers:

          The Continental Insurance Company
          180 Maiden Lane
          New York, New York 10038

          Attn:

     To Reinsurer:

          Casualty Insurance Company
          [Address]

          Attn:

       24.6 Further Instruments. Each party shall, on such dates as another may request, without cost or expense to such other, execute and deliver or cause to be executed and delivered to the requesting party such further instruments as such party may reasonably request to more effectively consummate the transactions contemplated by this Agreement.

       24.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       24.8 Headings. The headings in the sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or be construed as adding to or derogating from the meaning of the text of this Agreement.

       24.9 Governing Law. The provisions hereof shall be governed by the laws
of the State of               without regard to its principles of conflicts
of law.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                        The Continental Insurance Company

                        By:
                            [name]
                            [title]

                        Boston Old Colony Insurance Company

                        By:
                             [namel
                             [title]

                        National-Ben Franklin Insurance
                        Company of Illinois

                        By:
                             [name]
                             [title]

                        Casualty Insurance Company

                        By:
                             [name]
                             [title]

[Administrator

By:
     [name]
     [title]]

II060&]O

Appendix A

PLAN OF OPERATION

       Policies shall be serviced under this Agreement according to the following Plan of Operation. In general, Administrator shall direct, approve, and perform the issuance, renewal and administration of Policies and the handling of claims thereon. Original Insurer and Administrator agree to the following specifics:

 1. The Administrator may appoint local agents for the purpose of soliciting and producing insurance business subject hereto using procedures and the Original Insurer's standard form of limited agency agreement in effect on the Closing Date. The Original Insurer must approve any changes to such procedures or form of limited agency agreement.


 2. The Administrator may, within the scope of his authority, (a) solicit, receive and accept applications or proposals for insurance; (b) issue and countersign policies of insurance and endorsements thereto; and (c) effect cancellation of such policies.

 3. The Administrator shall be responsible for all policies entrusted to it, whether issued or not, and shall only issue policies in series.

 4. The Administrator shall be responsible for underwriting risks and determining rates appropriate therefor consistent with the filed and approved rates, rating plans and dividend plans of the Original Insurer.


 5. The Administrator shall collect, receive and receipt for premiums due for the insurance subject hereto.

 6. The Administrator shall adjust, compromise, settle, deny and/or pay all losses incurred under policies issued pursuant hereto, and maintain usual and customary records with respect to such loss handling in accordance with the legal requirements of the various states and in accordance with any reasonable requirements made by the Original Insurer. The Original Insurer reserves the right to review relevant information and consult with the Administrator on any matter involving payment, adjustment, compromise, settlement or denial of any claim with an incurred value of $500,000 or more, or any claim, regardless of incurred value, involving any one of the following types of claims: fatality, brain damage, spinal cord injury with partial/total paralysis, employer liability, AIDS, heart attack, asbestos, serious burns or disfigurement, substantial bilateral hearing loss, substantial loss of sight, amputation or loss of use of 100% of upper or lower extremity, strokes, multiple fractures of major body parts, mental illness and emotional stress with total disability potential. Claims of the kinds described in the preceding sentence must be reported to the Original Insurer within thirty (30) days of administrator becoming aware of the claim. The Original Insurer shall be entitled to perform an audit, not more than twice each calendar year, of the Administrator in order to ascertain that the Administrator is acting in accord with the standards of this Item 6.

 7. The Administrator shall not issue any advertising or promotional material bearing the Original Insurer's name without first obtaining the written approval of the Original Insurer. All advertising materials, sales brochures and other sales materials shall be in compliance with all applicable insurance regulations, and, if applicable and required by law or regulation, Administrator shall deliver a Certificate of Compliance to each Original Insurer annually to enable such Original Insurer to make any required state filings.

 8. No changes shall be made to an Original Insurer's product filings including, without limitation, policy forms, rates, rating plans and dividend plans (the "Product Change"), without prior approval of the Original Insurer. Administrator shall give each Original Insurer at least thirty (30) days prior notice advising the Original Insurer of its need to file any Product Change with any state insurance regulator. Such notice shall be accompanied by a description of the proposed Product Change. Unless the Original Insurer objects to the proposed Product Change within thirty (30) days of receipt of the proposal, the Original Insurer will be deemed to have approved the proposed Product Change. The Original Insurer will not unreasonably withhold approval of any proposed Product Change.

 9. The Administrator shall comply with all laws and regulations governing the Original Insurer and the Administrator with respect to the insurance business written within the scope of this Agreement.

10. The Administrator shall maintain all records, including, but not limited to, statistical and accounting records, that an insurance company would maintain with respect to the insurance business in question so as to allow the Original

    Insurer to make only general ledger entries in its books and records, with all other data maintained by the Administrator and provided by the Administrator to the Original Insurer as is necessary to enable the Original Insurer to prepare its annual convention statement and any other reports required by any governmental agency, and to submit the data required by the various reporting bureaus.

11. The Administrator shall be entitled to use any materials containing the Original Insurer's trademarks and logos currently being used in conjunction with the business reinsured under this Agreement without obligation to pay royalties or similar fees to the Original Insurer during the period that the Agreement remains in force, provided that such use is consistent with the practices of the Company on the Effective Date.

                                                                       Exhibit D

             Casualty Quota Share Reinsurance and Service Agreement

                            QUOTA SHARE REINSURANCE
                             AND SERVICE AGREEMENT

       This Quota Share Reinsurance and Service Agreement (the "Agreement") is made and entered into by and among Casualty Insurance Company, an Illinois capital stock insurance company with its principal business offices located at 321 Clark St., Chicago, Illinois 60610 (referred to herein as the "Reinsurer" or the "Administrator"), Boston Old Colony Insurance Company, a Massachusetts capital stock insurance company with its principal business offices located at 180 Maiden Lane, New York, New York 10038 ("BOC"), Kansas City Fire and Marine Insurance Company, a Missouri capital stock insurance company with its principal offices located at 7733 Forsyth Boulevard, Clayton, Missouri 63105 ("KCF"), National-Ben Franklin Insurance Company of Illinois, an Illinois capital stock insurance company with its principal business offices located at 200 South Wacker Dr., Chicago, Illinois 60606 ("NBF") and The Continental Insurance Company, a New Hampshire capital stock insurance company with its principal business office located at 180 Maiden Lane, New York, NY 10038 ("CIC"). BOC, KCF and NBF are referred to herein collectively as the "Original Insurers". CIC is referred to herein as the "Company" or the "Reinsured".

                                  WITNESSETH:

        WHEREAS, pursuant to a Stock Purchase Agreement, dated as of , 1994 among Fremont Compensation Insurance Company ("Fremont Compensation"), Fremont General Corporation, The Buckeye Union Insurance Company ("Buckeye"), The Continental Corporation and Reinsurer (the "Stock Purchase Agreement"), Fremont Compensation has agreed to purchase from Buckeye all of the outstanding capital stock of the Reinsurer for the consideration recited in, and subject to the terms and conditions of, the Stock Purchase Agreement; and

        WHEREAS, Original Insurers have issued certain run-off and in-force workers compensation and employers' liability insurance policies issued in the States of Wisconsin, and Michigan; and

         WHEREAS, the Original Insurers have ceded 100% of the risks and obligations under such policies to the Reinsured pursuant to the to the Intercompany

Pooling Agreement by and between the Reinsured and its U.S. affiliates (the "Pooling Agreement"); and

       WHEREAS, Reinsured desires to retrocede to the Reinsurer 100% of the risks and obligations under such run-off and in-force policies issued by the Original Insurers and assumed by the Reinsured under the Pooling Agreement; and

       WHEREAS, Reinsurer also desires to issue directly certain worker's compensation and employers' liability insurance policies in the State of Michigan and Wisconsin solely for the purpose of reinstating the aforementioned in-force policies that are cancelled by the Original Insurer but, as of the Effective Date (as defined herein), all required licenses and approvals from state insurance regulators of certain jurisdictions have not been obtained by the Reinsurer including, without limitation, approvals to use applicable policy forms, rates, rating plans and dividend plans; and

       WHEREAS, the Original Insurers desire to cede to the Reinsured and the Reinsured desires to assume 100% of the risks and obligations under such reinstated polices pursuant to the Pooling Agreement; and

       WHEREAS, Reinsured desires to retrocede to the Reinsurer 100% of the risks and obligations under such reinstated policies issued by the Original Insurers and assumed by the Reinsured under the Pooling Agreement; and

       WHEREAS, pending the assumption and novation of all such run-off, in-force and reinstated policies ceded to Reinsurer as provided for in the Stock Purchase Agreement, Reinsurer desires to provide, and the Original Insurers desire to accept, certain administrative services with respect to all such policies issued and ceded hereunder.

       NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE 1

 DEFINITIONS

       1.1 "Assumption Agreement" shall mean the Assumption Reinsurance and Administration Agreement as defined in the Stock Purchase Agreement.

        1.2 "Books and Records" shall mean (a) all policy file records, policyholder service records, claims records, underwriting records, accounting records, correspondence, audit papers, statutory filing materials (including, but not limited to, records of regulatory authority approval or filing of policy forms, endorsements, riders, supplemental contracts, applications, premium rates, rating plans, dividend plans and actuarial memoranda prepared in developing same) relating to the Policies, including all electronically stored data relating thereto, and (b) all supplies of blank policy forms, riders, endorsements, supplemental contracts, applications, premium notices and other similar forms pertaining to the Policies.

        1.3 "Effective Date" shall mean the Closing Date and time as defined in the Stock Purchase Agreement.

        1.4 "Expenses" shall mean expenditures by or on behalf of the Reinsured in payment of dividends, commissions, taxes, assessments (including, but not limited to, assessments pursuant to those laws and regulations creating obligatory funds such as insurance guaranty and insolvency funds, pools, joint underwriting associations, FAIR plans, Assigned Risk plans and similar plans) and all other expenses of whatever nature, except Loss Expenses, attributable to the issuance by the Reinsured of business reinsured hereunder.

        1.5 "Liability" shall mean all liability, including but not limited to, Losses and Loss Expenses, provided that "Liability" shall not include direct Expenses incurred by or on behalf of the Reinsured.

        1.6 "Losses" shall mean the amount of any settlement, award or judgment paid by or on behalf of the Reinsured (including interest accrued prior to final judgment which is included as part of the final judgment), after deduction of all recoveries, salvages, chose in action subrogations, whether received or not. Losses shall include Loss Expense as provided in Section 1.7, extra contractual obligations as provided in Article 16 and loss excess of original policy limits as provided in Article 17.

        1.7 "Loss Expenses" shall mean expenditures by or on behalf of the Reinsured in the direct defense, investigation or settlement of claims and allocated to an individual claim or loss, but not including office expenses or salaries, other compensation and expenses of regular employees. "Loss Expenses" shall include investigation, appraisal, adjustment, negotiation and legal expenses, court costs, statutory penalties, Prejudgment Interest or Delayed Damages (as defined herein) and interest on any judgment or award. However, the salaries and office expenses of officials and staff classified by the Administrator as field adjusters, rehabilitation coordinators, medical management nurses, hearing representatives and claims attorneys, allocated to a specific claim, or to a loss occurrence arising out of a natural disaster, shall be included in the Loss Expenses, but not the salaries and expenses of other Administrator's personnel.

        1.8 "Plan of Operation" shall mean the Plan of Operation set forth in Appendix A.

        1.9 "Policies" shall mean (a) the run-off and in-force policies of workers' compensation and employers' liability insurance that were written by the Original Insurers and are referred to in clauses (i) and (ii) of the Profit Center Business, and (b) reinstated policies of workers' compensation and employers' liability insurance contracts or policies issued and delivered by NBF and BOC pursuant to Section 3.1 of this Agreement on and after the Effective Date.

        1.10 "Prejudgment Interest" or "Delayed Damages" shall mean interest or gages added to a settlement, verdict, award, or judgment based on the amount of time prior to the settlement, verdict, award, or judgment whether or not made part of the settlement, verdict, award, or judgment.

        1.11 "Profit Center Business" shall have the meaning as defined in the Stock Purchase Agreement.

        1.12 "Services" shall mean the ordinary and reasonable services of, and incidental to the underwriting, issuance, billing and collection, administration and claims handling of insurance contracts and policies, as specified in the Plan of Operation. Services shall not include the payment of premium taxes by the Reinsured to any taxing jurisdiction with respect to the Policies.

                                   ARTICLE 2

EFFECTIVE DATE; TERMINATION

               The effective date of this Agreement shall be the Effective Date. This Agreement shall become effective only upon the Closing (as defined in the Stock Purchase Agreement) of the purchase and sale of the Shares (as defined in the Stock

Purchase Agreement). This Agreement will remain in full force and effect until all Liabilities have been indemnified in full by the Reinsurer.

                                   ARTICLE 3

OBLIGATIONS OF THE ORIGINAL INSURERS

     3.1 Policy Issue and Delivery.

       3.1.1 BOC agrees to issue and deliver guaranteed cost workers' compensation policies in Michigan and flat dividend workers compensation policies in Wisconsin on the basis of rate and form filings made in accordance with the Plan of Operation, provided that such policies shall be issued and delivered solely to reinstate a Policy that would have originally expired on or after the Effective Date but is or was cancelled by the Original Insurer prior to such expiration.

       3.1.2 NBF agrees to issue and deliver guaranteed cost and retrospective workers' compensation policies in Wisconsin on the basis of rate and form filings made in accordance with the Plan of Operation, provided that such policies shall be issued and delivered solely to reinstate a Policy that would have originally expired on or after the Effective Date but is or was cancelled by the Original Insurer prior to such expiration.

       3.1.3 Each policy issued and delivered pursuant to this Article 3 shall be included in the following annual statement line of business:

           Line 16 - Workers' Compensation and Employers' Liability

        3.1.4 Each Original Insurer shall use its best efforts to maintain all licenses and approvals necessary to service the Policies issued prior to the Effective Date and to continue the issuance of policies under this Article. The Original Insurer shall issue policies under this Article in conformance with the Plan of Operation, provided that, no Original Insurer shall be required to issue or administer any such policies in violation of applicable law, regulation, or order.

                                   ARTICLE 4

OBLIGATIONS OF ADMINISTRATOR

       4.1 Services. Administrator shall provide to each Original Insurer all Services with respect to the Policies, subject to the terms and conditions of this Agreement. Administrator shall perform the Services in a manner adequate to satisfy the commitments of the Original Insurers under the Policies, and shall use its best efforts to avoid actions or inactions that would cause injury to the goodwill of the Original Insurers.

       4.2 Indemnification. Administrator shall indemnify and hold each Original Insurer and the Reinsured (the "Indemnitee") harmless from all losses, claims, damages and liabilities and shall reimburse the Indemnitee from all expenses of any kind or nature whatsoever (including reasonable attorneys' fees) as incurred, that are based upon or arise out of (a) breach of any obligation of the Administrator provided for in this Agreement, and (b) any acts, errors or omissions of the Administrator or its officers, directors, agents or employees relating to Services to be provided by Administrator under this Agreement. For purposes of this Section 4.2, "liabilities" shall include, without limitation, any declaratory judgment expense, extra-contractual or punitive damages, excess of limits obligations and fees and expenses (including, without limitation, all insurance regulatory fines and penalties relating to any Policy that may arise because of Administrator's actions or inactions, or those of its affiliates, directors, officers, agents or employees).

                                   ARTICLE 5

AGENCY

        Each of the Original Insurers hereby appoints Administrator its attorney-in-fact, solely in respect of the Policies and shall cooperate with Administrator in determining what authorizations are necessary, and shall obtain all authorizations necessary for, or reasonably requested by, Administrator to validity act as the agent of the Original Insurer for the purpose of providing the Services under this Agreement.

                                   ARTICLE 6

 REGULATORY ACTIONS

       Administrator, Reinsured and each Original Insurer shall promptly advise each other whenever notice is received of any proposed regulatory action or sanction against Administrator, Reinsured or any Original Insurer relating to the Policies. The parties agree to work together in good faith and use their best efforts to resolve the proposed regulatory action or sanction so as to protect the good names of the parties.

                                   ARTICLE 7

REPORTS, ACCOUNTING AND REMITTANCES

       7.1 Net Balances at Effective Date. The net balances due to or from the Reinsurer and the Reinsured on the Effective Date with respect to the reinsurance provided under this Agreement will be settled pursuant to the terms and conditions of the Stock Purchase Agreement.

       7.2 Transactions Subsequent to the Effective Date. The net balances due to or from the Reinsurer and the Reinsured after the Effective Date with respect to the reinsurance and services provided under this Agreement shall be reported and accounted for as follows:

            7.2.1 Within thirty (30) days after the end of each month, the Reinsured shall report to the Reinsurer on the policies ceded hereunder:
     (a) ceded net written premiums for the month; (b) provisional expenses thereon; and (c) ceded losses (including loss expenses) paid during the month.

            Upon completion of the report, the administrator will prepare a report of the cash receipts and disbursements during the month, and advise the Reinsured and Reinsurer of the balance due to or from the parties. Such balance due, is to be paid within thirty (30) days of the receipt of such cash flow exhibit. The Administrator shall, pursuant to the Plan of Operation, provide Reinsurer, Reinsured and Original Insurers with all required reports and accounting.

             7.2.2 Within thirty (30) days after the end of each calendar quarter, the Reinsured shall report to the Reinsurer the ceded unearned premiums and ceded outstanding loss reserves as of the end of the calendar quarter.

            7.2.3 Annually, the Reinsured shall furnish the Reinsurer with such information as the Reinsurer and the Original Insurers may require to complete their statutory annual statements.

                                   ARTICLE 8

NO ASSIGNMENT

       Neither the Original Insurer nor the Reinsurer may sell or transfer its interest in any of the Policies reinsured by Reinsurer hereunder, other than as contemplated under the Stock Purchase Agreement.

                                   ARTICLE 9

INSPECTION

               So long as any Policy is reinsured under this Agreement, the Reinsured and the Original Insurers agree to allow Reinsurer, its attorneys, accountants and actuaries, upon reasonable notice and during regular business hours, to inspect and copy their Books and Records relating to the Policy. So long as any Policy is reinsured under this Agreement, Reinsurer agrees to allow Reinsured and the Original Insurers and each of their attorneys, accountants and actuaries, upon reasonable notice and during regular business hours, to inspect and copy any Books and Records of Reinsurer relating to such Policy.

                                   ARTICLE 10

 INDEMNITY REINSURANCE

         10.1 Commencement of Liability. The liability of the Reinsurer as to any Policy ceded hereunder shall commence on the later of the Effective Date or the date on which the liability of any Original Insurer on such Policy is reinstated.

         10.2 Termination of Liability. The liability of the Reinsurer under this Agreement as to any Policy ceded or retroceded hereunder shall terminate simultaneously with that of the Original Insurer.

        10.3 Limit of Liability. Reinsurers maximum liability on any one loss or in the aggregate shall be 100%.

        10.4 Reinsurance Premium. The Reinsured shall pay to the Reinsurer 100% of the premiums (and premium adjustments) received by the Reinsured after the Effective Date in respect of the Policies ceded hereunder.

        10.5 Indemnity Reinsurance. Reinsured shall cede to Reinsurer, and Reinsurer agrees to accept, 100% of all Liability under and in respect of any Policy hereunder.

        10.6 Expense Reimbursement. Reinsurer shall pay the Reinsured for all direct Expenses incurred after the Effective Date by or on behalf of the Reinsured.

        10.7 Reimbursements. It is agreed that reimbursement for premiums, Losses and Expenses under this Article will be made in accordance with
Article 7.

                                   ARTICLE 11

RESERVES

        (This clause applies only to Reinsurers that do not qualify for credit by any state or any other governmental authority having jurisdiction over the Company's loss and unearned premium reserves or for whom the Company would incur an overdue reinsurance liability)

        As regards Policies issued or assumed by the Company coming within the scope of this Agreement, the Reinsured agrees that, when it shall file with the Insurance Department or set up on its books, unearned premium and loss reserves covered hereunder (including IBNR) and any overdue reinsurance liability which it shall be required to set up by law, it will forward to the Reinsurer a statement showing the proportion of such reserves and liability which is applicable to them. The Reinsurer hereby agrees to apply for and secure delivery to the Company, as beneficiary, a clean, evergreen, unconditional, irrevocable letter of credit (including any confirmation thereof), in a form and from a bank acceptable to the Company and the governmental authority having jurisdiction over the Company's reserves. Alternatively, the Reinsurer shall enter into a trust agreement and establish a trust account in the United States of America for the sole benefit of the Company in such form and with a trustee that is acceptable to the Company and the governmental authority having jurisdiction over the Company's reserves. The amount available to be drawn by the Company against such letter of credit, or confirmation thereof, or from such trust account shall at all times be no less than the Company's share of said reserves and liability and the Reinsurer agrees, irrespective of any intermediary clause herein, that within ten (10) business days of delivery of written notice of deficiency to it from the Company that the Reinsurer shall unconditionally deliver for receipt by the trustee within such period, cash (U.S. legal tender) and/or unencumbered eligible securities under the trust agreement to restore such trust account to said amount or shall increase said letter of credit to said amount.

       The assets that are deposited and maintained in such trust account shall be valued according to their current fair market value, and shall consist only of cash (U.S. legal tender), certificates of deposit (issued by a U.S. bank and payable in U.S. legal tender) and investments of the types permitted by the insurance law of the Company's state of domicile; provided that no such investments are issued by an institution that is the parent, a subsidiary or an affiliate of either the Company or the Reinsurer and that no state insurance department which has authority to regulate the Company has determined the types of securities permitted by the domicile state to be ineligible investments for the purpose of this trust account under its own laws. Within twenty (20) days of delivery of notice of ineligible investments for the purpose of this trust account under its own laws. Within twenty (20) days of delivery of notice of ineligible securities from the Company to the Reinsurer, the Reinsurer, irrespective of any intermediary clause herein, agrees to direct the trustee to substitute cash (U.S. legal tender) or securities then eligible to the Company for this trust account as determined by the state insurance department(s), which are of no less than equivalent fair market value to the trust assets determined to be ineligible.

       Prior to depositing assets with the trustee for such trust account, the Company shall execute assignments, endorsements in blank, or transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments in order that the Company, or the trustee upon the direction of the Company, may whenever necessary negotiate any such assets without consent or signature from the Company or any other entity. All settlements of account between the Company and the Reinsurer shall be made cash or its equivalent.

       The Reinsurer and the Company agree that the assets in such trust account may be withdrawn by the Company at any time without notice to or consent of the Reinsurer, notwithstanding any other provisions in the reinsurance or any other agreement and shall be utilized and applied by the Company or its successor in interest without diminution because of insolvency on the part of the Company or the Companies, only for the following purposes:

        1. to pay or reimburse the Company for the unpaid or unreimbursed portion of the Reinsurer's share of any losses and allocated loss expenses paid by the Company, or of unearned premiums due to the Company under this Agreement;

       2. to reimburse the Company for the Company's share of surrenders and benefits or losses paid by the Company pursuant to the provisions of the Policies reinsured under this Agreement;

       3. to fund an account with the Company in an amount at least equal to the deduction, for reinsurance ceded, from the Company's liabilities for the Policies ceded hereunder. Such account shall include, but not be limited to, amounts for policy reserves, claims and losses incurred, and unearned premium reserves; and

       4. to pay any other amounts the Company claims are due under this Agreement and for any other purpose permitted by the trust agreement establishing such trust account.

       The Reinsurer shall have the right to seek approval from the Company to withdraw from such trust account all or any part of the assets contained therein and to have such assets transferred to it, provided:

        1. the Reinsurer shall, at the time of such withdrawal, replace the withdrawn assets with other unencumbered assets which are eligible securities under the trust agreement establishing such trust account and which at the time of receipt by the trustee have a fair market value no less than equal to the fair market value of the assets withdrawn so as to maintain at all times the amounts available to be drawn under this Article; or

        2. after such withdrawal and transfer the current fair market value of the unencumbered assets held in such trust account exceeds 102 % of the amounts available to the drawn by the Company from such trust account under this Article.

       It is agreed by the Reinsurer and the Company that this Article shall survive termination of this Agreement.

       For the purpose of this Article, Company shall mean the named Company under this Agreement in whose favor the letter of credit or its confirmation was established or for whose sole benefit the trust has been established. Company also shall include any successor by operation of law, including without limitation, any liquidator, rehabilitator, receiver or conservator of the named Company except if the Company under this Agreement is domiciled in California, in which case if a court of law appoints a successor in interest to the named Company, then the Company is limited to the court appointed domiciliary, receiver, conservator, rehabilitator or liquidator. Drawings by any liquidator, rehabilitator, receiver or conservator of any named Company not domiciled in California shall be for the benefit of all the named Company's policyholders.

                                   ARTICLE 12

INSOLVENCY

       In the event of the insolvency of the Company and the appointment of a conservator, liquidator, receiver or statutory successor of the Company, this reinsurance shall be payable directly to such conservator, liquidator, receiver or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of claims allowed against the insolvent company by any court of competent jurisdiction or by any conservator, liquidator, receiver or statutory successor of the Company having authority to allow such claims, without diminution because of such insolvency or because such conservator, liquidator, receiver or statutory successor has failed to pay all or a portion of any claims. It is agreed, however, that the conservator, liquidator, receiver or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Company or its conservator, liquidator, receiver or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

       Where two or more Reinsurers on this Agreement are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company.

       As to all reinsurance made, ceded, renewed or otherwise becoming effective under this agreement, the reinsurance shall be payable as set forth above by the Reinsurer to the Company or to its conservator, liquidator, receiver or statutory successor, except (1) where the original contract of insurance or reinsurance specifically provides another payee in the event of the insolvency of the Company, and (2) where the Reinsurer, with the consent of the direct Principal or Principals, has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees.

                                   ARTICLE 13

ARBITRATION

       If any dispute arises between the Company and the Reinsurer with reference to the interpretation, performance, or breach of this Agreement (whether the dispute arises before or after termination of this Agreement) such dispute, upon the written request of either party, will be submitted to three arbitrators, one to be chosen by each party and the third by the two so chosen.

       If either party refuses or neglects to appoint an arbitrator within thirty (30) days after receipt of written notice from the other party requesting it to do so, the requesting party may appoint both arbitrators. If the two arbitrators fail to agree in the selection of a third within thirty (30) days of their appointment, each will nominate three individuals, of whom the other will decline two. The final decision will be made by drawing lots. All arbitrators will be active or retired officers of insurance or reinsurance companies and will not have personal or financial interests in the result of the arbitration.

       The arbitration hearings will be held in New York, New York or in another location agreed upon by the parties to this Agreement. Each party will submit its case to the arbitrators within thirty (30) days of the selection of the third arbitrator or within such longer period as may be agreed upon. The arbitrators will not be obliged to follow judicial formalities or the rules of evidence except to the extent required by the State law of the site of arbitration. Further, the arbitrators will interpret this Agreement according to the practice of the reinsurance business.

       The jurisdiction of the arbitrators to make any decision will be restricted by the limit of liability expressly set forth in this Agreement. The decision in writing rendered by a majority of the arbitrators will be final and binding for both parties. Such decision will be a condition precedent to any right of legal action arising out of the arbitrated dispute. Judgment may be rendered upon the final decision of the arbitrators in any court having jurisdiction.

       Each party to this Agreement will bear the expense of its own arbitrator and will equally divide the expense of the third arbitrator with the other party. Except as provided above, arbitration will be based upon the procedures of the American Arbitration Association.

                                   ARTICLE 14

SERVICE OF SUIT

        In the event of the failure of the Reinsurer to pay any amount claimed to be due hereunder or meet its other obligations, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of any court of competent jurisdiction within the United States and all matters arising hereunder shall be determined in accordance with the law and practice of such court. The Reinsurer agrees that any judgment rendered by such court shall be enforceable against the Reinsurer in the jurisdiction of its domicile.

        Service of process in such suit may be made upon the Secretary of the Reinsurer and, in any suit instituted against the Company or the Reinsurer under this Agreement, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

       The Reinsurer warrants that the Secretary is authorized and directed to accept service of process on behalf of the Reinsurer in any suit and, upon the request of the Company, to give a written undertaking to the Company that a general appearance upon the Reinsurer's behalf will be entered in the event such a suit shall be instituted.

       Further, pursuant to the requirement of a statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance or their successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary arising out of this Agreement. The Reinsurer hereby designates the Secretary as the person to whom this said officer is authorized to mail such process or a true copy thereof.

       The provisions of this Article are not intended to conflict with or override the obligation of the parties to arbitrate under Article 13.

                                   ARTICLE 15

SELF-INSURED OBLIGATIONS

               As respects all business the subject matter hereof, this Agreement shall cover self-insured obligations of the Company assumed by it as a self-insurer including self-insured obligations in excess of any valid and collectible insurance available to the Company to the same extent as if all types of insurance covered by this Agreement were afforded under the broadest forms of policies issued by the Company provided, such self-insured obligations are within the scope of underwriting criteria furnished by the Company to the Reinsurer.

                Any insurance or reinsurance wherein the Company hereby reinsured and/or its affiliates and/or subsidiary companies are named as the Insured or Reinsured party, either alone or jointly with some other party, shall be deemed to be insurance or reinsurance coming within the scope of this Agreement, notwithstanding that no legal liability may arise in respect thereof by reason of the fact that the Company hereby reinsured and/or its affiliated and/or subsidiary companies are named as the Insured or Reinsured party or one of the Insured or Reinsured parties.

                                   ARTICLE 16

EXTRA-CONTRACTUAL OBLIGATIONS

               This Agreement shall protect the Company for any Extra Contractual Obligations within the limits hereof. The term "Extra Contractual Obligations is defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Agreement to settle within the policy limit, or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation of prosecution of an appeal consequent upon such action.

               The date on which an Extra Contractual Obligation is incurred by the Agreement shall be deemed, in all circumstances, to the date of the original disaster and/or casualty.

               However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

                                   ARTICLE 17

EXCESS OF ORIGINAL POLICY LIMITS

    This Agreement shall protect the Company, within the limits hereof, in connection with loss in excess of the limit of its original policy, such loss in excess of the limit having been incurred because of failure by it to settle within the policy limit or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

       However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

       For the purpose of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original policy.

                                   ARTICLE 18

OVERSIGHT

        It is expressly understood and agreed that if failure to comply with any condition of this Agreement is shown to be unintentional and as a result of misunderstanding, oversight or clerical error on the part of either the Reinsurer, Administrator, the Reinsured or any Original Insurer, then appropriate adjustments shall be made so that the Reinsurer, Administrator, Reinsured or Original Insurer shall be restored to the position they would have occupied had no such error or oversight occurred.

                                   ARTICLE 19

OFFSET

        Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any balance or balances, whether on account of premiums or on account of losses or otherwise, due from such party to the other (or, if more than one, any other) party hereto under any reinsurance agreement between them and may offset the same against any balance or balances due or to become due to the former from the latter under any reinsurance agreement between them; and the party asserting the right of offset shall have and may exercise such right whether the balance or balances due or to become due to such party from the other are on account of premiums or on account of losses or otherwise and regardless of the capacity, whether as assuming insurer or as ceding insurer, in which each party acted under any agreement, provided, however, that, in the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the applicable provisions of New York Law. The application of this offset provision shall not be deemed to constitute diminution in the event of insolvency.

                                   ARTICLE 20

EXCLUSIONS

     This Agreement follows the exclusions under the Policies.

                                   ARTICLE 21

TERRITORY

       The Reinsurer's liability will be for all Losses occurring on a risk located anywhere covered under the original Policies.

                                   ARTICLE 22

SALVAGE AND SUBROGATION

(This Article applies only when there is no enforceable assignment of salvage and subrogation rights by the Reinsured to the Reinsurer).

       The Reinsurer will be credited with salvage and/or subrogation (i.e., reimbursement obtained or recovery made by the Reinsured less the actual cost, excluding salaries of employees and office expenses of the Reinsured and sums paid to attorneys as retainers, incurred in obtaining such reimbursement or making such recovery) pertaining to the claims and settlements involving reinsurance hereunder. The Reinsured will enforce its right to salvage and/or subrogation relating to any Loss and will prosecute all claims arising out of such right. Should the Reinsured refuse or neglect to enforce this right the Reinsurer is hereby empowered and authorized to instigate appropriate action in the name of the Reinsured. If salvage and/or subrogation is insufficient to cover the expense incurred in its recovery, the net expense will be apportioned in proportion to the Reinsurer's respective interest in this Agreement.

                                   ARTICLE 23

INTERMEDIARY

       The parties to this Agreement represent and warrant to each other that no intermediary was involved in the procurement of this Agreement.

                                   ARTICLE 24

MISCELLANEOUS

       24.1 No Waiver. No failure or delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

       24.2 Entire Agreement; Modification. This Agreement and the Stock Purchase Agreement set forth the entire agreement and understanding between the parties as to the subject matter hereof, and merges and supersedes all prior discussions, agreements, representations, and understandings of every and any nature between them, and no party shall be bound by any condition, definition, warranty, or representation, other than as expressly set forth or provided for in this Agreement or the Stock Purchase Agreement. This Agreement may not be changed or modified, except by agreement in writing, signed by all of the parties hereto.

       24.3 Third-Party Beneficiaries. This Agreement is made exclusively between Reinsurer and the Reinsured and the Original Insurers and the acceptance by Reinsurer of the liabilities of the Policies ceded hereunder shall not create any right or legal relation whatsoever between Reinsurer and the policyholder, the insured or the beneficiary under any such Policy.

       24.4 Severability. It is the desire and the intent of the parties that the terms and conditions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular term or condition of this Agreement shall be adjudicated or becomes by operation of law invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the portion which is adjudicated or which becomes by operation of law invalid or unenforceable, and the remainder of this Agreement shall remain in full force and effect unless such deletion would materially prejudice the rights of any party to this Agreement of frustrate the fundamental purposes of this Agreement.

       24.5 Notices. All notices, requests, demands certificates and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or upon the second day following mailing, which shall be by certified or registered mail, with first-class postage paid to the address listed below:

     To the Reinsured or the Original Insurers:

          The Continental Insurance Company
          180 Maiden Lane
          New York, New York 10038

          Attn:

     To Reinsurer:

          Casualty Insurance Company
          [Address]

          Attn:

       24.6 Further Instruments. Each party shall, on such dates as another may request, without cost or expense to such other, execute and deliver or cause to be executed and delivered to the requesting party such further instruments as such party may reasonably request to more effectively consummate the transactions contemplated by this Agreement.

       24.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       24.8 Headings. The headings in the sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or be construed as adding to or derogating from the meaning of the text of this Agreement.

       24.9 Governing Law. The provisions hereof shall be governed by the laws
of the State of                without regard to its principles of conflicts
of law.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                        The Continental Insurance Company

                        By:
                            [name]
                            [title]

                        Boston Old Colony Insurance Company

                        By:
                             [name]
                             [title]

                        Kansas City Fire and Marine
                        Insurance Company

                        By:
                             [name]
                             [title]

                        National-Ben Franklin Insurance
                        Company of Illinois

                        By:

     [name]
     [title]

Casualty Insurance Company

By:
     [name]
     [title]

[Administrator

By:
     [name]
     [title]]

                                                                      Appendix A

                               PLAN OF OPERATION

       Policies shall be serviced under this Agreement according to the following Plan of Operation. In general, Administrator shall direct, approve, and perform the issuance (reinstatements only) and administration of Policies and the handling of claims thereon. Original Insurer and Administrator agree to the following specifics:

 1. The Administrator may, within the scope of his authority, (a) issue and countersign policies of insurance and endorsements thereto; and (b) effect cancellation of such policies.

 2. The Administrator shall be responsible for all policies entrusted to it, whether issued or not, and shall only issue policies in series.

 3. The Administrator shall be responsible for underwriting risks and determining rates appropriate therefor consistent with the filed and approved rates, rating plans and dividend plans of the Original Insurer.

 4. The Administrator shall collect, receive and receipt for premiums due for the insurance subject hereto.

 5. The Administrator shall adjust, compromise, settle, deny and/or pay all losses incurred under policies issued pursuant hereto, and maintain usual and customary records with respect to such loss handling in accordance with the legal requirements of the various states and in accordance with any reasonable requirements made by the Original Insurer. The Original Insurer reserves the right to review relevant information and consult with the Administrator on any matter involving payment, adjustment, compromise, settlement or denial of any claim with an incurred value of $500,000 or more, or any claim, regardless of incurred value, involving any one of the following types of claims: fatality, brain damage, spinal cord injury with partial/total paralysis, employer liability, AIDS, heart attack, asbestos, serious burns or disfigurement, substantial bilateral hearing loss, substantial loss of sight, amputation or loss of use of 100% of upper or lower extremity, strokes, multiple fractures of major body parts, mental illness and emotional stress with total disability potential. Claims of the kinds described in the preceding sentence must be reported to the Original Insurer within thirty (30) days of administrator becoming aware of the claim. The Original Insurer shall be entitled to perform an audit, not more than twice each calendar year, of the Administrator in order to ascertain that the Administrator is acting in accord with the standards of this Item 5.

 6. The Administrator shall not issue any advertising or promotional material bearing the Original Insurer's name without first obtaining the written approval of the Original Insurer. All advertising materials, sales brochures and other sales materials shall be in compliance with all applicable insurance regulations, and, if applicable and required by law or regulation, Administrator shall deliver a Certificate of Compliance to each Original Insurer annually to enable such Original Insurer to make any required state filings.

 7. The Administrator shall comply with all laws and regulations governing the Original Insurer and the Administrator with respect to the insurance business written within the scope of this Agreement.

 8. The Administrator shall maintain all records, including, but not limited to, statistical and accounting records, that an insurance company would maintain with respect to the insurance business in question so as to allow the Original Insurer to make only general ledger entries in its books and records, with all other data maintained by the Administrator and provided by the Administrator to the Original Insurer as is necessary to enable the Original Insurer to prepare its annual convention statement and any other reports required by any governmental agency, and to submit the data required by the various reporting bureaus.

 9. The Administrator shall be entitled to use any materials containing the Original Insurer's trademarks and logos currently being used in conjunction with the business reinsured under this Agreement without obligation to pay royalties or similar fees to the Original Insurer during the period that the Agreement remains in force, provided that such use is consistent with the practices of the Original Insurer on the Effective Date.

                                                                      Exhibit E

                         Continental Indemnity Reinsurance and Service Agreement

                             INDEMNITY REINSURANCE
                             AND SERVICE AGREEMENT

       This Indemnity Reinsurance and Service Agreement (the "Agreement") is made and entered into by and among The Continental Insurance Company, a New Hampshire capital stock insurance company with its principal business office located at 180 Maiden Lane, New York, NY 10038 (the "Reinsurer"), Casualty Insurance Company, an Illinois capital stock insurance company with its principal business offices located at 321 Clark St., Chicago, Illinois 60610 (the "Company") and [Name of Administrator, if any], a [state] corporation with its principal business offices located at [Street, City, State, Zip Code] (the "Administrator").

                                  WITNESSETH:

     WHEREAS, pursuant to a Stock Purchase Agreement, dated as of
                                                     ,

1994 among Fremont Compensation Insurance Company ("Fremont Compensation"), Fremont General Corporation, The Buckeye Union Insurance Company ("Buckeye"), The Continental Corporation and Reinsurer (the "Stock Purchase Agreement"), Fremont Compensation has agreed to purchase from Buckeye all of the outstanding capital stock of the Reinsurer for the consideration recited in, and subject to the terms and conditions of, the Stock Purchase Agreement; and

       WHEREAS, Reinsurer desires to issue certain excess lines insurance policies covering New York risks but, as of the Effective Date (as defined herein), neither Reinsurer nor any of its affiliate insurers is qualified to issue such policies; and

        WHEREAS, pending Reinsurer or one of its subsidiary insurers becoming qualified to issue excess lines insurance policies covering New York risks, Reinsurer desires to continue to accept risks and obligations on new and renewal excess lines insurance policies issued by Company, and Company agrees to continue to directly write such policies, pending the Reinsurer or one of its subsidiary insurers becoming so qualified; and

        WHEREAS, Company desires to cede to the Reinsurer 100% of the risks and obligations under such policies issued by the Company; and

       WHEREAS, pending the assumption and novation of such policies ceded to Reinsurer as provided for in the Stock Purchase Agreement, Reinsurer or its affiliate (the "Administrator") desires to provide, and the Company desires to accept, certain administrative services with respect to such policies issued and ceded hereunder.

     NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE 1

DEFINITIONS

       1.1 "Assumption Agreement" shall mean the Assumption Reinsurance and Administration Agreement as defined in the Stock Purchase Agreement.

       1.2 "Books and Records" shall mean (a) all policy file records, policyholder service records, claims records, underwriting records, accounting records, correspondence, audit papers, statutory filing materials (including, but not limited to, records of regulatory authority approval or filing of policy forms, endorsements, riders, supplemental contracts, applications, premium rates, rating plans, dividend plans and actuarial memoranda prepared in developing same) relating to the Policies, including all electronically stored data relating thereto, and (b) all supplies of blank policy forms, riders, endorsements, supplemental contracts, applications, premium notices and other similar forms pertaining to the Policies.

        1.3 "Credit Event" shall mean the occurrence of the following event:
 Reinsurer fails to maintain an A.M. Best rating of A- or better.

        1.4 "Effective Date" shall mean the Closing Date and time as defined in the Stock Purchase Agreement.

        1.5 "Expenses" shall mean expenditures by or on behalf of the Company in payment of dividends, commissions, taxes, assessments (including, but not limited to, assessments pursuant to those laws and regulations creating obligatory funds such as insurance guaranty and insolvency funds, pools, joint underwriting associations, FAIR plans, Assigned Risk plans and similar plans) and all other expenses of whatever nature, except Loss Expenses, attributable to the issuance by the Company of business reinsured hereunder.

        1.6 "Liability" shall mean all liability, including but not limited to, Losses and Loss Expenses, provided that "Liability" shall not include direct Expenses incurred by or on behalf of the Company.

        1.7 "Losses" shall mean the amount of any settlement, award or judgment paid by or on behalf of the Company (including interest accrued prior to final judgment which is included as part of the final judgment), after deduction of all recoveries, salvages, chose in action subrogations, whether received or not. Losses shall include Loss Expense as provided in Section 1.8, extra contractual obligations as provided in Article 16 and loss excess of original policy limits as provided in Article 17.

        1.8 "Loss Expenses" shall mean expenditures by or on behalf of the Company in the direct defense, investigation or settlement of claims and allocated to an individual claim or loss, but not including office expenses or salaries, other compensation and expenses of regular employees. "Loss Expenses" shall include investigation, appraisal, adjustment, negotiation and legal expenses, court costs, statutory penalties, Prejudgment Interest or Delayed Damages (as defined herein) and interest on any judgment or award. However, the salaries and office expenses of officials and staff classified by the Administrator as field adjusters and claims attorneys, allocated to a specific claim, or to a loss occurrence arising out of a natural disaster, shall be included in the Loss Expenses, but not the salaries and expenses of other Administrator's personnel.

        1.9 "Plan of Operation" shall mean the Plan of Operation set forth in Appendix A.

        1.10 "Policies" shall mean the excess lines insurance contracts or policies issued and delivered by Company pursuant to Section 3.1 of this Agreement on and after the Effective Date.

        1.11 "Prejudgment Interest" or "Delayed Damages" shall mean interest or damages added to a settlement, verdict, award, or judgment based on the amount of time prior to the settlement, verdict, award, or judgment whether or not made part of the settlement, verdict, award, or judgment.

        1.12 "Services" shall mean the ordinary and reasonable services of, and incidental to, the marketing, underwriting, issuance, renewal, billing and collection, administration and claims handling of insurance contracts and policies, as specified in the Plan of Operation. Services shall not include the payment of premium taxes by the Company to any taxing jurisdiction with respect to the Policies.

                                   ARTICLE 2

EFFECTIVE DATE; TERMINATION

              The effective date of this Agreement shall be the Effective Date. This Agreement shall become effective only upon the Closing (as defined in the Stock Purchase Agreement) of the purchase and sale of the Shares (as defined in the Stock Purchase Agreement). This Agreement will remain in full force and effect until all Liabilities have been indemnified in full by the Reinsurer.

                                   ARTICLE 3

OBLIGATIONS OF THE COMPANY

       3.1 Policy Issue and Delivery. The Company agrees to issue and deliver policies in the State of New York on an non-admitted excess lines basis for the period commencing on the Effective Date and terminating, on the earlier of (a) six months from the Effective Date, (b) the date as of which the aggregate amount of insurance written pursuant to this Article exceeds $20 million, and
(c) the date that Reinsurer or one of its insurer affiliates becomes licensed and has the necessary rate and form filings approved or deemed approved to write non-admitted excess lines business in New York.

        3.2 Maintenance of Qualification. The Company shall use its best efforts to maintain its excess lines qualification in New York in order to continue the issuance of policies under this Article in New York for the periods described in this Article. The Company shall issue policies under this Article in conformance with the Plan of Operation, provided that, the Company shall not be required to issue or administer any such policies in violation of applicable law, regulation, or order.

                                   ARTICLE 4

OBLIGATIONS OF ADMINISTRATOR

       4.1 Services. Administrator shall provide to the Company all Services with respect to the Policies, subject to the terms and conditions of this Agreement. Administrator shall perform the Services in a manner adequate to satisfy the commitments of the Company under the Policies, and shall use its best efforts to avoid actions or inactions that would cause injury to the goodwill of the Company.

       4.2 Indemnification. Administrator shall indemnify and hold the Company harmless from all losses, claims, damages and liabilities and shall reimburse the Company from all expenses of any kind or nature whatsoever (including reasonable attorneys' fees) as incurred, that are based upon or arise out of (a) breach of any obligation of the Administrator provided for in this Agreement, and (b) any acts, errors or omissions of the Administrator or its officers, directors, agents or employees relating to Services to be provided by Administrator under this Agreement. For purposes of this Section 4.2, "liabilities" shall include, without limitation, any declaratory judgment expense, extra-contractual or punitive damages, excess of limits obligations and fees and expenses (including, without limitation, all insurance regulatory fines and penalties relating to any Policy that may arise because of Administrator's actions or inactions, or those of its affiliates, directors, officers, agents or employees).

                                   ARTICLE 5

AGENCY

       The Company hereby appoints Administrator its attorney-in-fact, solely in respect of the Policies and shall cooperate with Administrator in determining what authorizations axe necessary, and shall obtain all authorizations necessary for, or reasonably requested by, Administrator to validity act as the agent of the Company for the purpose of providing the Services under this Agreement.

                                   ARTICLE 6

REGULATORY ACTIONS

       Administrator and the Company shall promptly advise each other whenever notice is received of any proposed regulatory action or sanction against Administrator or the Company relating to the Policies. The parties agree to work together in good faith and use their best efforts to resolve the proposed regulatory action or sanction so as to protect the good names of the parties.

                                   ARTICLE 7

REPORTS, ACCOUNTING AND REMITTANCES

       7.1 Within thirty (30) days after the end of each month, the Company shall report to the Reinsurer on the Policies ceded hereunder: (a) ceded net written premiums for the month; (b) provisional expenses thereon; and (c) ceded losses (including loss expenses) paid during the month.

       Upon completion of the report, the Administrator will prepare a report of the cash receipts and disbursements during the month, and advise the Company and Reinsurer of the balance due to or from the parties. Such balance due, is to be paid within thirty (30) days of the receipt of such cash flow exhibit. The Administrator shall, pursuant to the Plan of Operation, provide Reinsurer and Company with all required reports and accounting.

       7.2 Within thirty (30) days after the end of each calendar quarter, the Company shall report to the Reinsurer the ceded unearned premiums and ceded outstanding loss reserves as of the end of the calendar quarter.

       7.3 Annually, the Company shall furnish the Reinsurer with such information as the Reinsurer may require to complete its statutory annual statements.

                                   ARTICLE 8

 NO ASSIGNMENT

        Neither the Company nor the Reinsurer may sell or transfer its interest in any of the Policies reinsured by Reinsurer hereunder, other than as contemplated under the Stock Purchase Agreement.

                                   ARTICLE 9

INSPECTION

               So long as any Policy is reinsured under this Agreement, the Company agrees to allow Reinsurer, its attorneys, accountants and actuaries, upon reasonable notice and during regular business hours, to inspect and copy their Books and Records relating to the Policy. So long as any Policy is reinsured under this Agreement, Reinsurer agrees to allow the Company and each of its attorneys, accountants and actuaries, upon reasonable notice and during regular business hours, to inspect and copy any Books and Records of the Reinsurer relating to such Policy.

                                   ARTICLE 10

INDEMNITY REINSURANCE

        10.1 Commencement of Liability. The liability of the Reinsurer as to any Policy ceded hereunder shall commence on the date on which the liability of the Company on such Policy commences or is reinstated.

        10.2 Termination of Liability. The liability of the Reinsurer under this Agreement as to any Policy ceded or retroceded hereunder shall terminate simultaneously with that of the Company.

        10.3 Limit of Liability. Reinsurer's maximum liability on any one loss or in the aggregate shall be 100%.

        10.4 Reinsurance Premium. The Company shall pay to the Reinsurer 100% of the premiums (and premium adjustments) received by the Company in respect of the Policies ceded hereunder.

        10.5 Indemnity Reinsurance. Company shall cede to Reinsurer, and Reinsurer agrees to accept, 100% of all Liability under and in respect of any Policy hereunder.

        10.6 Expense Reimbursement. Reinsurer shall pay the Company for all direct Expenses incurred by or on behalf of the Company.

        10.7 Reimbursements. It is agreed that reimbursement for premiums, Losses and Expenses under this Article will be made in accordance with Article 7.

                                    ARTICLE 11

SECURITY FOR CREDIT EVENTS

        11.1 Action Required By Credit Event.

              11.1.1 Upon the occurrence of a Credit Event, Reinsurer shall immediately notify Company of such occurrence. The Company shall then notify Reinsurer if the Company elects to have Reinsurer proceed hereunder. Reinsurer shall within thirty (30) days of such notification, at Reinsurer's election, either (a) procure a "clean", irrevocable and evergreen letter of credit with the Company as the beneficiary thereof and issued by a bank acceptable to the Company, (b) deposit assets in a trust or custodial account, (c) permit funds withheld, or (d) enter into any other arrangement that will allow Company to obtain financial statement credit for reinsurance ceded under this Agreement. Any of these procedures must be acceptable to the Company in form, substance and amount; provided that the amount shall not be required at any time to exceed the reserves on the Policies ceded hereunder.

             11.1.2 If assets are deposited in a trust or custodial account, all investment income, maturity of principal, proceeds of sale, reinvestment, and any other amount arising from such assets shall be for the benefit and account of Reinsurer except for such amount if any that is necessary to satisfy Reinsurer's obligations to the Company under this Agreement.

        11.2 Reserves. (This clause applies only to Reinsurers that do not qualify for credit by any state or any other governmental authority having jurisdiction over the Company's loss and unearned premium reserves or for whom the Company would incur an overdue reinsurance liability and is in addition to
Section 11.1.)

        As regards Policies issued or assumed by the Company coming within the scope of this Agreement, the Company agrees that, when it shall file with the Insurance Department or set up on its books, unearned premium and loss reserves covered hereunder (including IBNR) and any overdue reinsurance liability which it shall be required to set up by law, it will forward to the Reinsurer a statement showing the proportion of such reserves and liability which is applicable to it. The

Reinsurer hereby agrees to apply for and secure delivery to the Company, as beneficiary, a clean, evergreen, unconditional, irrevocable letter of credit (including any confirmation thereof), in a form and from a bank acceptable to the Company and the governmental authority having jurisdiction over the Company's reserves. Alternatively, the Reinsurer shall enter into a trust agreement and establish a trust account in the United States of America for the sole benefit of the Company in such form and with a trustee that is acceptable to the Company and the governmental authority having jurisdiction over the Company's reserves. The amount available to be drawn by the Company against such letter of credit, or confirmation thereof, or from such trust account shall at all times be no less than the Company's share of said reserves and liability and the Reinsurer agrees, irrespective of any intermediary clause herein, that within ten (10) business days of delivery of written notice of deficiency to it from the Company that the Reinsurer shall unconditionally deliver for receipt by the trustee within such period, cash (U.S. legal tender) and/or unencumbered eligible securities under the trust agreement to restore such trust account to said amount or shall increase said letter of credit to said amount.

       The assets that are deposited and maintained in such trust account shall be valued according to their current fair market value, and shall consist only of cash (U.S. legal tender), certificates of deposit (issued by a U.S. bank and payable in U.S. legal tender) and investments of the types permitted by the insurance law of the Company's state of domicile; provided that no such investments are issued by an institution that is the parent, a subsidiary or an affiliate of either the Company or the Reinsurer and that no state insurance department which has authority to regulate the Company has determined the types of securities permitted by the domicile state to be ineligible investments for the purpose of this trust account under its own laws. Within twenty (20) days of delivery of notice of ineligible investments for the purpose of this trust account under its own laws. Within twenty (20) days of delivery of notice of ineligible securities from the Company to the Reinsurer, the Reinsurer, irrespective of any intermediary clause herein, agrees to direct the trustee to substitute cash (U.S. legal tender) or securities then eligible to the Company for this trust account as determined by the state insurance department(s), which are of no less than equivalent fair market value to the trust assets determined to be ineligible.

        Prior to depositing assets with the trustee for such trust account, the Company shall execute assignments, endorsements in blank, or transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments in order that the Company, or the trustee upon the direction of the Company, may whenever necessary negotiate any such assets without consent or signature from the Company or any other entity. All settlements of account between the Company and the Reinsurer shall be made cash or its equivalent.

       The Reinsurer and the Company agree that the assets in such trust account may be withdrawn by the Company at any time without notice to or consent of the Reinsurer, notwithstanding any other provisions in the reinsurance or any other agreement and shall be utilized and applied by the Company or its successor in interest without diminution because of insolvency on the part of the Company, only for the following purposes:

       1. to pay or reimburse the Company for the unpaid or unreimbursed portion of the Reinsurer's share of any losses and allocated loss expenses paid by the Company, or of unearned premiums due to the Company under this Agreement;

       2. to reimburse the Company for the Company's share of surrenders and benefits or losses paid by the Company pursuant to the provisions of the Policies reinsured under this Agreement;

       3. to fund an account with the Company in an amount at least equal to the deduction, for reinsurance ceded, from the Company's liabilities for the Policies ceded hereunder. Such account shall include, but not be limited to, amounts for policy reserves, claims and losses incurred, and unearned premium reserves; and

       4. to pay any other amounts the Company claims are due under this Agreement and for any other purpose permitted by the trust agreement establishing such trust account.

       The Reinsurer shall have the right to seek approval from the Company to withdraw from such trust account all or any part of the assets contained therein and to have such assets transferred to it, provided:

       1. the Reinsurer shall, at the time of such withdrawal, replace the withdrawn assets with other unencumbered assets which are eligible securities under the trust agreement establishing such trust account and which at the time of receipt by the trustee have a fair market value no less than equal to the fair market value of the assets withdrawn so as to maintain at all times the amounts available to be drawn under this Article; or

       2. after such withdrawal and transfer the current fair market value of the unencumbered assets held in such trust account exceeds 102 % of the amounts available to the drawn by the Company from such trust account under this Article.

       It is agreed by the Reinsurer and the Company that this Article shall survive termination of this Agreement.

        For the purpose of this Article, Company shall mean the named Company under this Agreement in whose favor the letter of credit or its confirmation was established or for whose sole benefit the trust has been established. Company also shall include any successor by operation of law, including without limitation, any liquidator, rehabilitator, receiver or conservator of the named Company except if the Company under this Agreement is domiciled in California, in which case if a court of law appoints a successor in interest to the named Company, then the Company is limited to the court appointed domiciliary, receiver, conservator, rehabilitator or liquidator. Drawings by any liquidator, rehabilitator, receiver or conservator of any named Company not domiciled in California shall be for the benefit of all the named Company's policyholders.

                                   ARTICLE 12

INSOLVENCY

        In the event of the insolvency of the Company and the appointment of a conservator, liquidator, receiver or statutory successor of the Company, this reinsurance shall be payable directly to such conservator, liquidator, receiver or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of claims allowed against the insolvent company by any court of competent jurisdiction or by any conservator, liquidator, receiver or statutory successor of the Company having authority to allow such claims, without diminution because of such insolvency or because such conservator, liquidator, receiver or statutory successor has failed to pay all or a portion of any claims. It is greed, however, that the conservator, liquidator, receiver or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Company or its conservator, liquidator, receiver or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

       Where two or more Reinsurers on this Agreement are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company.

       As to all reinsurance made, ceded, renewed or otherwise becoming effective under this agreement, the reinsurance shall be payable as set forth above by the Reinsurer to the Company or to its conservator, liquidator, receiver or statutory successor, except (1) where the original contract of insurance or reinsurance specifically provides another payee in the event of the insolvency of the Company, and (2) where the Reinsurer, with the consent of the direct Principal or Principals, has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees.

                                   ARTICLE 13

 ARBITRATION

         If any dispute arises between the Company and the Reinsurer with reference to the interpretation, performance, or breach of this Agreement (whether the dispute arises before or after termination of this Agreement) such dispute, upon the written request of either party, will be submitted to three arbitrators, one to be chosen by each party and the third by the two so chosen.

         If either party refuses or neglects to appoint an arbitrator within thirty (30) days after receipt of written notice from the other party requesting it to do so, the requesting party may appoint both arbitrators. If the two arbitrators fail to agree in the selection of a third within thirty
 (30) days of their appointment, each will nominate three individuals, of whom the other will decline two. The final decision will be made by drawing lots. All arbitrators will be active or retired officers of insurance or reinsurance companies and will not have personal or financial interests in the result of the arbitration.

       The arbitration hearings will be held in New York, New York or in another location agreed upon by the parties to this Agreement. Each party will submit its case to the arbitrators within thirty (30) days of the selection of the third arbitrator or within such longer period as may be agreed upon. The arbitrators will not be obliged to follow judicial formalities or the rules of evidence except to the extent required by the State law of the site of arbitration. Further, the arbitrators will interpret this Agreement according to the practice of the reinsurance business.

       The jurisdiction of the arbitrators to make any decision will be restricted by the limit of liability expressly set forth in this Agreement. The decision in writing rendered by a majority of the arbitrators will be final and binding for both parties. Such decision will be a condition precedent to any right of legal action arising out of the arbitrated dispute. Judgment may be rendered upon the final decision of the arbitrators in any court having jurisdiction.

       Each party to this Agreement will bear the expense of its own arbitrator and will equally divide the expense of the third arbitrator with the other party. Except as provided above, arbitration will be based upon the procedures of the American Arbitration Association.

                                   ARTICLE 14

SERVICE OF SUIT

       In the event of the failure of the Reinsurer to pay any amount claimed to be due hereunder or meet its other obligations, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of any court of competent jurisdiction within the United States and all matters arising hereunder shall be determined in accordance with the law and practice of such court. The Reinsurer agrees that any judgment rendered by such court shall be enforceable against the Reinsurer in the jurisdiction of its domicile.

     Service of process in such suit may be made upon the Secretary of the Reinsurer and, in any suit instituted against the Company or the Reinsurer under this

Agreement, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

       The Reinsurer warrants that the Secretary is authorized and directed to accept service of process on behalf of the Reinsurer in any suit and, upon the request of the Company, to give a written undertaking to the Company that a general appearance upon the Reinsurer's behalf will be entered in the event such a suit shall be instituted.

        Further, pursuant to the requirement of a statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance or their successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary arising out of this Agreement. The Reinsurer hereby designates the Secretary as the person to whom this said officer is authorized to mail such process or a true copy thereof.

       The provisions of this Article are not intended to conflict with or override the obligation of the parties to arbitrate under Article 13.

                                   ARTICLE 15

SELF-INSURED OBLIGATIONS

                As respects all business the subject matter hereof, this Agreement shall cover self-insured obligations of the Company assumed by it as a self-insurer including self-insured obligations in excess of any valid and collectible insurance available to the Company to the same extent as if all types of insurance covered by this Agreement were afforded under the broadest forms of policies issued by the Company provided, such self-insured obligations are within the scope of underwriting criteria furnished by the Company to the Reinsurer.

                Any insurance or reinsurance wherein the Company hereby reinsured and/or its affiliates and/or subsidiary companies are named as the insured or reinsured party, either alone or jointly with some other party, shall be deemed to be insurance or reinsurance coming within the scope of this Agreement, notwithstanding that no legal liability may arise in respect thereof by reason of the fact that the Company hereby reinsured and/or its affiliated and/or subsidiary companies are named as the insured or reinsured party or one of the insured or reinsured parties.

                                   ARTICLE 16

 EXTRA-CONTRACTUAL OBLIGATIONS

                This agreement shall protect the Company for any Extra Contractual Obligations within the limits hereof. The term "Extra Contractual Obligations" is defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Agreement to settle within the policy limit, or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation of prosecution of an appeal consequent upon such action.

               The date on which an Extra Contractual Obligation is incurred by the Agreement shall be deemed, in all circumstances, to the date of the original disaster and/or casualty.

               However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

                                   ARTICLE 17

EXCESS OF ORIGINAL POLICY LIMITS

    This Agreement shall protect the Company, within the limits hereof, in connection with loss in excess of the limit of its original policy, such loss in excess of the limit having been incurred because of failure by it to settle within the policy limit or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

        However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

        For the purpose of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original policy.

                                   ARTICLE 18

 OVERSIGHT

       It is expressly understood and agreed that if failure to comply with any condition of this Agreement is shown to be unintentional and as a result of misunderstanding, oversight or clerical error on the part of either the Reinsurer, Administrator or the Company, then appropriate adjustments shall be made so that the Reinsurer, Administrator or the Company shall be restored to the position they would have occupied had no such error or oversight occurred.

                                   ARTICLE 19

OFFSET

       Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any balance or balances, whether on account of premiums or on account of losses or otherwise, due from such party to the other (or, if more than one, any other) party hereto under any reinsurance agreement between them and may offset the same against any balance or balances due or to become due to the former from the latter under any reinsurance agreement between them; and the party asserting the right of offset shall have and may exercise such right whether the balance or balances due or to become due to such party from the other are on account of premiums or on account of losses or otherwise and regardless of the capacity, whether as assuming insurer or as ceding insurer, in which each party acted under any agreement, provided, however, that, in the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the applicable provisions of New York Law. The application of this offset provision shall not be deemed to constitute diminution in the event of insolvency.

                                   ARTICLE 20

 EXCLUSIONS

     This Agreement follows the exclusions under the Policies.

                                   ARTICLE 21

 TERRITORY

        The Reinsurer's liability will be for all Losses occurring on a risk located anywhere covered under the original Policies.

                                   ARTICLE 22

SALVAGE AND SUBROGATION

(This Article applies only when there is no enforceable assignment of salvage and subrogation rights by the Company to the Reinsurer).

       The Reinsurer will be credited with salvage and/or subrogation (i.e., reimbursement obtained or recovery made by the Company less the actual cost, excluding salaries of employees and office expenses of the Company and sums paid to attorneys as retainers, incurred in obtaining such reimbursement or making such recovery) pertaining to the claims and settlements involving reinsurance hereunder. The Company will enforce its right to salvage and/or subrogation relating to any Loss and will prosecute all claims arising out of such right. Should the Company refuse or neglect to enforce this right the Reinsurer is hereby empowered and authorized to instigate appropriate action in the name of the Company. If salvage and/or subrogation is insufficient to cover the expense incurred in its recovery, the net expense will be apportioned in proportion to the Reinsurer's respective interest in this Agreement.

                                   ARTICLE 23

INTERMEDIARY

       The parties to this Agreement represent and warrant to each other that no intermediary was involved in the procurement of this Agreement.

                                   ARTICLE 24

MISCELLANEOUS

        24.1 No Waiver. No failure or delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

        24.2 Entire Agreement; Modification. This Agreement and the Stock Purchase Agreement set forth the entire agreement and understanding between the parties as to the subject matter hereof, and merges and supersedes all prior discussions, agreements, representations, and understandings of every and any nature between them, and no party shall be bound by any condition, definition, warranty, or representation, other than as expressly set forth or provided for in this Agreement or the Stock Purchase Agreement. This Agreement may not be changed or modified, except by agreement in writing, signed by all of the parties hereto.

        24.3 Third-Party Beneficiaries. This Agreement is made exclusively between Reinsurer and the Company and the acceptance by Reinsurer of the liabilities of the Policies ceded hereunder shall not create any right or legal relation whatsoever between Reinsurer and the policyholder, the insured or the beneficiary under any such Policy.

       24.4 Severability. It is the desire and the intent of the parties that the terms and conditions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular term or condition of this Agreement shall be adjudicated or becomes by operation of law invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the portion which is adjudicated or which becomes by operation of law invalid or unenforceable, and the reminder of this Agreement shall remain in full force and effect unless such deletion would materially prejudice the rights of any party to this Agreement of frustrate the fundamental purposes of this Agreement.

        24.5 Notices. All notices, requests, demands certificates and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or upon the second day following mailing, which shall be by certified or registered mail, with first-class postage paid to the address listed below:

     To the Company:

          Casualty Insurance Company
          [Address]

          Attn:

     To Reinsurer:

          The Continental Insurance Company
          180 Maiden Lane
          New York, New York 10038

          Attn:

        24.6 Further Instruments. Each party shall, on such dates as another may request, without cost or expense to such other, execute and deliver or cause to be executed and delivered to the requesting party such further instruments as such party may reasonably request to more effectively consummate the transactions contemplated by this Agreement.

       24.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       24.8 Headings. The headings in the sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or be construed as adding to or derogating from the meaning of the text of this Agreement.

       24.9 Governing Law. The provisions hereof shall be governed by the laws of the State of ____________ without regard to its principles of conflicts of law.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                        Casualty Insurance Company

                       By:
                            [name]
                            [title]

                       The Continental Insurance Company

                       By:
                            [name]
                            [title]

                       [Administrator

                       By:
                            [name]
                            [title]]

                                                                      Appendix A

                               PLAN OF OPERATION

       Policies shall be serviced under this Agreement according to the following Plan of Operation. In general, Administrator shall direct, approve, and perform the issuance, renewal and administration of Policies and the handling of claims thereon. Company and Administrator agree to the following specifics:

 1. The Administrator may accept non-admitted excess lines business from excess lines and other brokers.

 2. The Administrator may, within the scope of his authority, (a) solicit, receive and accept applications or proposals for insurance; (b) issue and countersign policies of insurance and endorsements thereto; and (c) effect cancellation of such policies.

 3. The Administrator shall be responsible for all policies entrusted to it, whether issued or not, and shall only issue policies in series.

 4. The Administrator shall be responsible for underwriting risks and determining rates appropriate therefor consistent with any filed and approved rates, rating plans or other filings as currently may, or may in the future, be required by law or regulation.

 5. The Administrator shall collect, receive and receipt for premiums due for the insurance subject hereto.

 6. The Administrator shall adjust, compromise, settle, deny and/or pay all losses incurred under policies issued pursuant hereto, and maintain usual and customary records with respect to such loss handling in accordance with the legal requirements of the various states and in accordance with any reasonable requirements made by the Company. The Company reserves the right to review relevant information and consult with the Administrator on any matter involving payment, adjustment, compromise, settlement or denial of any claim with an incurred value of $500,000, or any claim, regardless of incurred value, involving any one of the following types of claims: fatality, brain damage, spinal cord injury with partial/total paralysis, employer liability, AIDS, heart attack, asbestos, serious burns or disfigurement, substantial bilateral hearing loss, substantial loss of sight, amputation or loss of use of 100% of upper or lower extremity, strokes, multiple fractures of major body parts, mental illness and emotional stress with total disability potential. Claims of the kinds described in the preceding sentence must be reported to the Company within thirty (30) days of administrator becoming aware of the claim. The Company shall be entitled to perform an audit, not more than twice each calendar year, of the Administrator in order to ascertain that the Administrator is acting in accord with the standards of this Item 6.

 7. The Administrator shall not issue any advertising or promotional material bearing the Company's name without first obtaining the written approval of the Company. All advertising materials, sales brochures and other sales materials shall be in compliance with all applicable insurance regulations, and, if applicable and required by law or regulation, Administrator shall deliver a Certificate of Compliance to each Company annually to enable such Company to make any required state filings.

 8. No changes shall be made to Company's product filings including, without limitation, policy forms, rates, rating plans and dividend plans (the "Product Change"), without prior approval of the Company. Administrator shall give the Company at least thirty (30) days prior notice advising the Company of its need to file any Product Change with any state insurance regulator. Such notice shall be accompanied by a description of the proposed Product Change. Unless the Company objects to the proposed Product Change within thirty (30) days of receipt of the proposal, the Company will be deemed to have approved the proposed Product Change. The Company will not unreasonably withhold approval of any proposed Product Change.

 9. The Administrator shall comply with all laws and regulations governing the Company and the Administrator with respect to the insurance business written within the scope of this Agreement.

10. The Administrator shall maintain all records, including, but not limited to, statistical and accounting records, that an insurance company would maintain with respect to the insurance business in question so as to allow the Company to make only general ledger entries in its books and records, with all other data maintained by the Administrator and provided by the Administrator to the Company as is necessary to enable the Company to prepare its annual convention statement and any other reports required by any governmental agency, and to submit the data required by the various reporting bureaus.

11. The Administrator shall be entitled to use any materials containing the Company's trademarks and logos currently being used in conjunction with the business reinsured under this Agreement without obligation to pay royalties or similar fees to the Company or the Company during the period that the Agreement remains in force, provided that such use is consistent with the practices of the Company on the Effective Date.

                                                                      Exhibit F
                      Continental Quota Share Reinsurance and Service Agreement

                            QUOTA SHARE REINSURANCE
                             AND SERVICE AGREEMENT

         This Quota Share Reinsurance and Service Agreement (the "Agreement") is made and entered into by and among The Continental Insurance Company, a New Hampshire capital stock insurance company with its principal business office located at 180 Maiden Lane, New York, NY 10038 (the "Reinsurer"), Casualty Insurance Company, an Illinois capital stock insurance company with its principal business offices located at 321 Clark St., Chicago, Illinois 60610 ("Casualty"), Workers' Compensation and Indemnity Company of California, a California capital stock insurance company with its principal business office located at 500 South Kramer Boulevard, Brea, California 92621 ("WCIC") and [Name of Administrator, if any], a [state] corporation with its principal business offices located at [Street, City, State, Zip Code] (the "Administrator"). Casualty and WCIC are referred to herein as the "Company ".

                        WITNESSETH:

        WHEREAS, pursuant to a Stock Purchase Agreement, dated as of ___________ __, 1994 among Fremont Compensation Insurance Company ("Fremont Compensation"), Fremont General Corporation, The Buckeye Union Insurance Company ("Buckeye"), The Continental Corporation and Reinsurer (the "Stock Purchase Agreement"), Fremont Compensation has agreed to purchase from Buckeye all of the outstanding capital stock of the Reinsurer for the consideration recited in, and subject to the terms and conditions of, the Stock Purchase Agreement; and

        WHEREAS, Company has issued certain run-off and in-force insurance policies; and

        WHEREAS, Company desires to cede to the Reinsurer 100% of the risks and obligations under such run-off and in-force policies; and

        WHEREAS, Reinsurer also desires to issue certain excess lines insurance policies covering New York risks solely for the purpose of reinstating the aforementioned in-force policies that are cancelled by the Company but, as of the Effective Date (as defined herein), neither Reinsurer nor any of its affiliate insurers is qualified to issue such policies; and

       WHEREAS, Company desires to cede to the Reinsurer 100% of the risks and obligations under such reinstated policies issued by the Company; and

       WHEREAS, pending the assumption and novation of such policies ceded to Reinsurer as provided for in the Stock Purchase Agreement, Administrator desires to provide, and the Company desires to accept, certain administrative services with respect to all such policies issued and ceded hereunder.

NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE 1

DEFINITIONS

        1.1 "Assumption Agreement" shall mean the Assumption Reinsurance and Administration Agreement as defined in the Stock Purchase Agreement.

        1.2 "Books and Records" shall mean (a) all policy file records, policyholder service records, claims records, underwriting records, accounting records, correspondence, audit papers, statutory filing materials (including, but not limited to, records of regulatory authority approval or filing of policy forms, endorsements, riders, supplemental contracts, applications, premium rates, rating plans, dividend plans and actuarial memoranda prepared in developing same) relating to the Policies, including all electronically stored data relating thereto, and (b) all supplies of blank policy forms, riders, endorsements, supplemental contracts, applications, premium notices and other similar forms pertaining to the Policies.

        1.3 "Credit Event" shall mean the occurrence of the following event:
Reinsurer fails to maintain an A.M. Best rating of A- or better.

        1.4 "Effective Date" shall mean the Closing Date and time as defined in the Stock Purchase Agreement.

        1.5 "Expenses" shall mean expenditures by or on behalf of the Company in payment of dividends, commissions, taxes, assessments (including, but not limited to, assessments pursuant to those laws and regulations creating obligatory funds such as insurance guaranty and insolvency funds, pools, joint underwriting associations, FAIR plans, Assigned Risk plans and similar plans) and all other expenses of whatever nature, except Loss Expenses, attributable to the issuance by the Company of business reinsured hereunder.

        1.6 "Liability" shall mean all liability, including but not limited to, Losses and Loss Expenses, provided that "Liability" shall not include direct Expenses incurred by or on behalf of the Company.

        1.7 "Losses" shall mean the amount of any settlement, award or judgment paid by or on behalf of the Company (including interest accrued prior to final judgment which is included as part of the final judgment), after deduction of all recoveries, salvages, chose in action subrogations, whether received or not. Losses shall include Loss Expense as provided in Section 1.8, extra contractual obligations as provided in Article 16 and loss excess of original policy limits as provided in Article 17.

        1.8 "Loss Expenses" shall mean expenditures by or on behalf of the Company in the direct defense, investigation or settlement of claims and allocated to an individual claim or loss, but not including office expenses or salaries, other compensation and expenses of regular employees. "Loss Expenses" shall include investigation, appraisal, adjustment, negotiation and legal expenses, court costs, statutory penalties, Prejudgment Interest or Delayed Damages (as defined herein) and interest on any judgment or award. However, the salaries and office expenses of officials and staff classified by the Administrator as field adjusters and claims attorneys, allocated to a specific claim, or to a loss occurrence arising out of a natural disaster, shall be included in the Loss Expenses, but not the salaries and expenses of other Administrator's personnel.

        1.9 "Plan of Operation" shall mean the Plan of Operation set forth in Appendix A.

        1.10 "Policies" shall mean (a) all insurance policies written by the Company, and all reinsurance and assignment and assumption agreements entered into by the Company, whether known or unknown, prior to the Effective Date excluding insurance policies, reinsurance agreements and contracts relating to
(i) workers' compensation and employers' liability policies directly written by the Company in the States of Illinois, Wisconsin, Indiana and California, (ii) workers' compensation and employers' liability assigned risk service business in Illinois, and (iii) the involuntary assigned risk business resulting from clause
(a)(i) above, and (b) reinstated excess
lines insurance contracts or policies issued and delivered by Company pursuant to Section 3.1 of this Agreement on and after the Effective Date.

       1.11 "Prejudgment Interest" or "Delayed Damages" shall mean interest or damages added to a settlement, verdict, award, or judgment based on the amount of time prior to the settlement, verdict, award, or judgment whether or not made pan of the settlement, verdict, award, or judgment.

       1.12 "Services" shall mean the ordinary and reasonable services of, and incidental to the underwriting, issuance, billing and collection, administration and claims handling of insurance contracts and policies, as specified in the Plan of Operation. Services shall not include the payment of premium taxes by the Company to any taxing jurisdiction with respect to the Policies.

                                   ARTICLE 2

EFFECTIVE DATE; TERMINATION

              The effective date of this Agreement shall be the Effective Date. This Agreement shall become effective only upon the Closing (as defined in the Stock Purchase Agreement) of the purchase and sale of the Shares (as defined in the Stock Purchase Agreement). This Agreement will remain in full force and effect until all Liabilities have been indemnified in full by the Reinsurer.

                                   ARTICLE 3

OBLIGATIONS OF THE COMPANY

       3.1 Policy Issue and Delivery. The Company agrees to issue and deliver policies in the State of New York on an non-admitted excess lines basis, provided that such policies shall be issued and delivered solely to reinstate a Policy that would have originally expired on or after the Effective Date but is or was cancelled by the Company prior to such expiration.

       3.2 Maintenance of Qualification. The Company shall use its best efforts to maintain its excess lines qualification in New York in order to service the Policies issued prior to the Effective Date and to continue the issuance of policies under this

 Article in New York. The Company shall issue policies under this Article in conformance with the Plan of Operation, provided that the Company shall not be required to issue or administer any such policies in violation of applicable law, regulation, or order.

                                   ARTICLE 4

 OBLIGATIONS OF ADMINISTRATOR

         4.1 Services. Administrator shall provide to the Company all Services with respect to the Policies, subject to the terms and conditions of this Agreement. Administrator shall perform the Services in a manner adequate to satisfy the commitments of the Company under the Policies, and shall use its best efforts to avoid actions or inactions that would cause injury to the goodwill of the Company.

        4.2 Indemnification. Administrator shall indemnify and hold the Company harmless from all losses, claims, damages and liabilities and shall reimburse the Company from all expenses of any kind or nature whatsoever (including reasonable attorneys' fees) as incurred, that are based upon or arise out of
(a) breach of any obligation of the Administrator provided for in this Agreement, and (b) any acts, errors or omissions of the Administrator or its officers, directors, agents or employees relating to Services to be provided by Administrator under this Agreement. For purposes of this Section 4.2, "liabilities" shall include, without limitation, any declaratory judgment expense, extra-contractual or punitive damages, excess of limits obligations and fees and expenses (including, without limitation, all insurance regulatory fines and penalties relating to any Policy that may arise because of Administrator's actions or inactions, or those of its affiliates, directors, officers, agents or employees).

                                   ARTICLE 5

AGENCY

        The Company hereby appoints Administrator its attorney-in-fact, solely in respect of the Policies and shall cooperate with Administrator in determining what authorizations are necessary, and shall obtain all authorizations necessary for, or reasonably requested by, Administrator to validity act as the agent of the Company for the purpose of providing the Services under this Agreement.

                                   ARTICLE 6

REGULATORY ACTIONS

       Administrator, Reinsurer and the Company shall promptly advise each other whenever notice is received of any proposed regulatory action or sanction against Administrator, Reinsurer or the Company relating to the Policies. The parties agree to work together in good faith and use their best efforts to resolve the proposed regulatory action or sanction so as to protect the good names of the parties.

                                   ARTICLE 7

REPORTS, ACCOUNTING AND REMITTANCES

        7.1 Net Balances at Effective Date. The net balances due to or from the Reinsurer and the Company on the Effective Date with respect to the reinsurance provided under this Agreement will be settled pursuant to the terms and conditions of the Stock Purchase Agreement.

        7.2 Transactions Subsequent to the Effective Date. The net balances due to or from the Reinsurer and the Company after the Effective Date with respect to the reinsurance and services provided under this Agreement shall be reported and accounted for as follows:

             7.2.1 Within thirty (30) days after the end of each month, the Company shall report to the Reinsurer on the Policies ceded hereunder:
     (a) ceded net written premiums for the month; (b) provisional expenses thereon; and (c) ceded losses (including loss expenses) paid during the month.

            Upon completion of the report, the Administrator will prepare a report of the cash receipts and disbursements during the month, and advise the Company and Reinsurer of the balance due to or from the parties. Such balance due, is to be paid within thirty (30) days of the receipt of such cash flow exhibit. The Administrator shall, pursuant to the Plan of Operation, provide Reinsurer and Company with all required reports and accounting.

            7.2.2 Within thirty (30) days after the end of each calendar quarter, the Company shall report to the Reinsurer the ceded unearned premiums and ceded outstanding loss reserves as of the end of the calendar quarter.

            7.2.3 Annually, the Company shall furnish the Reinsurer with such information as the Reinsurer may require to complete its statutory annual statements.

                                   ARTICLE 8

NO ASSIGNMENT

        Neither the Company nor the Reinsurer may sell or transfer its interest in any of the Policies reinsured by Reinsurer hereunder, other than as contemplated under the Stock Purchase Agreement.

                                   ARTICLE 9

INSPECTION

                So long as any Policy is reinsured under this Agreement, the Company agrees to allow Reinsurer, its attorneys, accountants and actuaries, upon reasonable notice and during regular business hours, to inspect and copy their Books and Records relating to the Policy. So long as any Policy is reinsured under this Agreement, Reinsurer agrees to allow the Company and each of its attorneys, accountants and actuaries, upon reasonable notice and during regular business hours, to inspect and copy any Books and Records of the Reinsurer relating to such Policy.

                                   ARTICLE 10

INDEMNITY REINSURANCE

       10.1 Commencement of Liability. The liability of the Reinsurer as to any Policy ceded hereunder shall commence on the later of the Effective Date or the date on which the liability of the Company on such Policy is reinstated.

       10.2 Termination of Liability. The liability of the Reinsurer under this Agreement as to any Policy ceded or retroceded hereunder shall terminate simultaneously with that of the Company.

       10.3 Limit of Liability. Reinsurer's maximum liability on any one loss or in the aggregate shall be 100%.

       10.4 Reinsurance Premium. The Company shall pay to the Reinsurer 100% of the premiums (and premium adjustments) received by the Company after the Effective Date in respect of the Policies ceded hereunder.

       10.5 Indemnity Reinsurance. Company shall cede to Reinsurer, and Reinsurer agrees to accept, 100% of all Liability under and in respect of any Policy hereunder.

       10.6 Expense Reimbursement. Reinsurer shall pay the Company for all direct Expenses incurred after the Effective Date by or on behalf of the Company.

       10.7 Reimbursements. It is agreed that reimbursement for premiums, Losses and Expenses under this Article will be made in accordance with Article 7.

                                   ARTICLE 11

SECURITY FOR CREDIT EVENTS

     11.1 Action Required By Credit Event.

              11.1.1 Upon the occurrence of a Credit Event, Reinsurer shall immediately notify Company of such occurrence. The Company shall then notify Reinsurer if the Company elects to have Reinsurer proceed! hereunder. Reinsurer shall within thirty (30) days of such notification, at Reinsurer's election, either (a) procure a "clean", irrevocable and evergreen letter of credit with the Company as the beneficiary thereof and issued by a bank acceptable to the Company, (b) deposit assets in a trust or custodial account, (c) permit funds withheld, or (d) enter into any other arrangement that will allow Company to obtain financial statement credit for reinsurance ceded under this Agreement. Any of these procedures must be acceptable to the Company in form, substance and amount; provided that the amount shall not be required at any time to exceed the reserves on the Policies ceded hereunder.

              11.1.2 If assets are deposited in a trust or custodial account, all investment income, maturity of principal, proceeds of sale, reinvestment, and any other amount arising from such assets shall be for the benefit and account of Reinsurer except for such amount if any that is necessary to satisfy Reinsurer's obligations to the Company under this Agreement.

       11.2 Reserves. (This clause applies only to Reinsurers that do not qualify for credit by any state or any other governmental authority having jurisdiction over the Company's loss and unearned premium reserves or for whom the Company would incur an overdue reinsurance liability and is in addition to
Section 11.1.)

       As regards Policies issued or assumed by the Company coming within the scope of this Agreement, the Company agrees that, when it shall file with the Insurance Department or set up on its books, unearned premium and loss reserves covered hereunder (including IBNR) and any overdue reinsurance liability which it shall be required to set up by law, it will forward to the Reinsurer a statement showing the proportion of such reserves and liability which is applicable to it. The Reinsurer hereby agrees to apply for and secure delivery to the Company, as beneficiary, a clean, evergreen, unconditional, irrevocable letter of credit (including any confirmation thereof), in a form and from a bank acceptable to the Company and the governmental authority having jurisdiction over the Company's reserves. Alternatively, the Reinsurer shall enter into a trust agreement and establish a trust account in the United States of America for the sole benefit of the Company in such form and with a trustee that is acceptable to the Company and the governmental authority having jurisdiction over the Company's reserves. The amount available to be drawn by the Company against such letter of credit, or confirmation thereof, or from such trust account shall at all times be no less than the Company's share of said reserves and liability and the Reinsurer agrees, irrespective of any intermediary clause herein, that within ten (10) business days of delivery of written notice of deficiency to it from the Company that the Reinsurer shall unconditionally deliver for receipt by the trustee within such period, cash (U.S. legal tender) and/or unencumbered eligible securities under the trust agreement to restore such trust account to said amount or shall increase said letter of credit to said amount.

       The assets that are deposited and maintained in such trust account shall be valued according to their current fair market value, and shall consist only of cash (U.S. legal tender), certificates of deposit (issued by a U.S. bank and payable in U.S. legal tender) and investments of the types permitted by the insurance law of the Company's state of domicile; provided that no such investments are issued by an institution that is the parent, a subsidiary or an affiliate of either the Company or the Reinsurer and that no state insurance department which has authority to regulate the Company has determined the types of securities permitted by the domicile state to be ineligible investments for the purpose of this trust account under its own laws. Within twenty (20) days of delivery of notice of ineligible investments for the purpose of this trust account under its own laws. Within twenty (20) days of delivery of notice of ineligible securities from the Company to the Reinsurer, the Reinsurer, irrespective of any intermediary clause herein, agrees to direct the trustee to substitute cash (U.S. legal tender) or securities then eligible to the Company for this trust account as determined by the state insurance department(s), which are of no less than equivalent fair market value to the trust assets determined to be ineligible.

        Prior to depositing assets with the trustee for such trust account, the Company shall execute assignments, endorsements in blank, or transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments in order that the Company, or the trustee upon the direction of the Company, may whenever necessary negotiate any such assets without consent or signature from the Company or any other entity. All settlements of account between the Company and the Reinsurer shall be made cash or its equivalent.

        The Reinsurer and the Company agree that the assets in such trust account may be withdrawn by the Company at any time without notice to or consent of the Reinsurer, notwithstanding any other provisions in the reinsurance or any other agreement and shall be utilized and applied by the Company or its successor in interest without diminution because of insolvency on the part of the Company, only for the following purposes:

        1. to pay or reimburse the Company for the unpaid or unreimbursed portion of the Reinsurer's share of any losses and allocated loss expenses paid by the Company, or of unearned premiums due to the Company under this Agreement;

       2. to reimburse the Company for the Company's share of surrenders and benefits or losses paid by the Company pursuant to the provisions of the Policies reinsured under this Agreement;

       3. to fund an account with the Company in an amount at least equal to the deduction, for reinsurance ceded, from the Company's liabilities for the Policies ceded hereunder. Such account shall include, but not be limited to, amounts for policy reserves, claims and losses incurred, and unearned premium reserves; and

       4. to pay any other amounts the Company claims are due under this Agreement and for any other purpose permitted by the trust agreement establishing such trust account.

       The Reinsurer shall have the right to seek approval from the Company to withdraw from such trust account all or any part of the assets contained therein and to have such assets transferred to it, provided:

        1. the Reinsurer shall, at the time of such withdrawal, replace the withdrawn assets with other unencumbered assets which are eligible securities under the trust agreement establishing such trust account and which at the time of receipt by the trustee have a fair market value no less than equal to the fair market value of the assets withdrawn so as to maintain at all times the amounts available to be drawn under this Article; or

       2. after such withdrawal and transfer the current fair market value of the unencumbered assets held in such trust account exceeds 102 % of the amounts available to the drawn by the Company from such trust account under this Article.

        It is agreed by the Reinsurer and the Company that this Article shall survive termination of this Agreement.

        For the purpose of this Article, Company shall mean the named Company under this Agreement in whose favor the letter of credit or its confirmation was established or for whose sole benefit the trust has been established. Company also shall include any successor by operation of law, including without limitation, any liquidator, rehabilitator, receiver or conservator of the named Company except if the Company under this Agreement is domiciled in California, in which case if a court of law appoints a successor in interest to the named Company, then the Company is limited to the court appointed domiciliary, receiver, conservator, rehabilitator or liquidator. Drawings by any liquidator, rehabilitator, receiver or conservator of any named Company not domiciled in California shall be for the benefit of all the named Company's policyholders.

                                   ARTICLE 12

INSOLVENCY

       In the event of the insolvency of the Company and the appointment of a conservator, liquidator, receiver or statutory successor of the Company, this reinsurance shall be payable directly to such conservator, liquidator, receiver or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of claims allowed against the insolvent company by any court of competent jurisdiction or by any conservator, liquidator, receiver or statutory successor of the Company having authority to allow such claims, without diminution because of such insolvency or because such conservator, liquidator, receiver or statutory successor has failed to pay all or a portion of any claims. It is agreed, however, that the conservator, liquidator, receiver or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Company or its conservator, liquidator, receiver or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

       Where two or more Reinsurers on this Agreement are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company.

       As to all reinsurance made, ceded, renewed or otherwise becoming effective under this agreement, the reinsurance shall be payable as set forth above by the Reinsurer to the Company or to its conservator, liquidator, receiver or statutory successor, except (1) where the original contract of insurance or reinsurance specifically provides another payee in the event of the insolvency of the Company, and (2) where the Reinsurer, with the consent of the direct Principal or Principals, has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees.

                                   ARTICLE 13

ARBITRATION

       If any dispute arises between the Company and the Reinsurer with reference to the interpretation, performance, or breach of this Agreement (whether the dispute arises before or after termination of this Agreement) such dispute, upon the written request of either party, will be submitted to three arbitrators, one to be chosen by each party and the third by the two so chosen.

       If either party refuses or neglects to appoint an arbitrator within thirty (30) days after receipt of written notice from the other party requesting it to do so, the requesting party may appoint both arbitrators. If the two arbitrators fail to agree in the selection of a third within thirty (30) days of their appointment, each will nominate three individuals, of whom the other will decline two. The final decision will be made by drawing lots. All arbitrators will be active or retired officers of insurance or reinsurance companies and will not have personal or financial interests in the result of the arbitration.

       The arbitration hearings will be held in New York, New York or in another location agreed upon by the parties to this Agreement. Each party will submit its case to the arbitrators within thirty (30) days of the selection of the third arbitrator or within such longer period as may be agreed upon. The arbitrators will not be obliged to follow judicial formalities or the rules of evidence except to the extent required by the State law of the site of arbitration. Further, the arbitrators will interpret this Agreement according to the practice of the reinsurance business.

       The jurisdiction of the arbitrators to make any decision will be restricted by the limit of liability expressly set forth in this Agreement. The decision in writing rendered by a majority of the arbitrators will be final and binding for both parties. Such decision will be a condition precedent to any right of legal action arising out of the arbitrated dispute. Judgment may be rendered upon the final decision of the arbitrators in any court having jurisdiction.

        Each party to this Agreement will bear the expense of its own arbitrator and will equally divide the expense of the third arbitrator with the other party. Except as provided above, arbitration will be based upon the procedures of the American Arbitration Association.

                                   ARTICLE 14

SERVICE OF SUIT

        In the event of the failure of the Reinsurer to pay any amount claimed to be due hereunder or meet its other obligations, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of any court of competent jurisdiction within the United States and all matters arising hereunder shall be determined in accordance with the law and practice of such court. The Reinsurer agrees that any judgment rendered by such court shall be enforceable against the Reinsurer in the jurisdiction of its domicile.

        Service of process in such suit may be made upon the Secretary of the Reinsurer and, in any suit instituted against the Company or the Reinsurer under this Agreement, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

       The Reinsurer warrants that the Secretary is authorized and directed to accept service of process on behalf of the Reinsurer in any suit and, upon the request of the Company, to give a written undertaking to the Company that a general appearance upon the Reinsurer's behalf will be entered in the event such a suit shall be instituted.

        Further, pursuant to the requirement of a statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance or their successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary arising out of this Agreement. The Reinsurer hereby designates the Secretary as the person to whom this said officer is authorized to mail such process or a true copy thereof.

       The provisions of this Article are not intended to conflict with or override the obligation of the parties to arbitrate under Article 13.

                                   ARTICLE 15

SELF-INSURED OBLIGATIONS

               As respects all business the subject matter hereof, this Agreement shall cover self-insured obligations of the Company assumed by it as a self-insurer including self-insured obligations in excess of any valid and collectible insurance available to the Company to the same extent as if all types of insurance covered by this Agreement were afforded under the broadest forms of policies issued by the Company provided, such self-insured obligations are within the scope of underwriting criteria furnished by the Company to the Reinsurer.

               Any insurance or reinsurance wherein the Company hereby reinsured and/or its affiliates and/or subsidiary companies are named as the insured or reinsured party, either alone or jointly with some other party, shall be deemed to be insurance or reinsurance coming within the scope of this Agreement, notwithstanding that no legal liability may arise in respect thereof by reason of the fact that the Company hereby reinsured and/or its affiliated and/or subsidiary companies are named as the insured or reinsured party or one of the insured or reinsured parties.

                                   ARTICLE 16

EXTRA-CONTRACTUAL OBLIGATIONS

               This Agreement shall protect the Company for any Extra Contractual Obligations within the limits hereof. The term "Extra Contractual Obligations" is defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Agreement to settle within the policy limit, or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation of prosecution of an appeal consequent upon such action.

              The date on which an Extra Contractual Obligation is incurred by the Agreement shall be deemed, in all circumstances, to the date of the original disaster and/or casualty.

              However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

                                   ARTICLE 17

EXCESS OF ORIGINAL POLICY LIMITS

    This Agreement shall protect the Company, within the limits hereof, in connection with loss in excess of the limit of its original policy, such loss in excess of the limit having been incurred because of failure by it to settle within the policy limit or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

       However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

       For the purpose of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original policy.

                                   ARTICLE 18

OVERSIGHT

       It is expressly understood and agreed that if failure to comply with any condition of this Agreement is shown to be unintentional and as a result of misunderstanding, oversight or clerical error on the part of either the Reinsurer, Administrator or the Company, then appropriate adjustments shall be made so that the Reinsurer, Administrator or the Company shall be restored to the position they would have occupied had no such error or oversight occurred.

                                   ARTICLE 19

OFFSET

        Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any balance or balances, whether on account of premiums or on account of losses or otherwise, due from such party to the other (or, if more than one, any other) party hereto under any reinsurance agreement between them and may offset the same against any balance or balances due or to become due to the former from the latter under any reinsurance agreement between them; and the party asserting the right of offset shall have and may exercise such right whether the balance or balances due or to become due to such party from the other are on account of premiums or on account of losses or otherwise and regardless of the capacity, whether as assuming insurer or as ceding insurer, in which each party acted under any agreement, provided, however, that, in the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the applicable provisions of New York Law. The application of this offset provision shall not be deemed to constitute diminution in the event of insolvency.

                                   ARTICLE 20

EXCLUSIONS

     This Agreement follows the exclusions under the Policies.

                                   ARTICLE 21

TERRITORY

       The Reinsurer's liability will be for all Losses occurring on a risk located anywhere covered under the original Policies.

                                   ARTICLE 22

SALVAGE AND SUBROGATION

(This Article applies only when there is no enforceable assignment of salvage and subrogation rights by the Company to the Reinsurer).

       The Reinsurer will be credited with salvage and/or subrogation (i.e., reimbursement obtained or recovery made by the Company less the actual cost, excluding salaries of employees and office expenses of the Company and sums paid to attorneys as retainers, incurred in obtaining such reimbursement or making such recovery) pertaining to the claims and settlements involving reinsurance hereunder. The Company will enforce its right to salvage and/or subrogation relating to any Loss and will prosecute all claims arising out of such right. Should the Company refuse or neglect to enforce this right the Reinsurer is hereby empowered and authorized to instigate appropriate action in the name of the Company. If salvage and/or subrogation is insufficient to cover the expense incurred in its recovery, the net expense will be apportioned in proportion to the Reinsurer's respective interest in this Agreement.

                                   ARTICLE 23

 INTERMEDIARY

        The parties to this Agreement represent and warrant to each other that no intermediary was involved in the procurement of this Agreement.

                                   ARTICLE 24

MISCELLANEOUS

       24.1 No Waiver. No failure or delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

       24.2 Entire Agreement; Modification. This Agreement and the Stock Purchase Agreement set forth the entire agreement and understanding between the parties as to the subject matter hereof, and merges and supersedes all prior discussions, agreements, representations, and understandings of every and any nature between them, and no party shall be bound by any condition, definition, warranty, or representation, other than as expressly set forth or provided for in this Agreement or the Stock Purchase Agreement. This Agreement may not be changed or modified, except by agreement in writing, signed by all of the parties hereto.

       24.3 Third-Party Beneficiaries. This Agreement is made exclusively between Reinsurer and the Company and the acceptance by Reinsurer of the liabilities of the Policies ceded hereunder shall not create any right or legal relation whatsoever between Reinsurer and the policyholder, the insured or the beneficiary under any such Policy.

        24.4 Severability. It is the desire and the intent of the parties that the terms and conditions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular term or condition of this Agreement shall be adjudicated or becomes by operation of law invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the portion which is adjudicated or which becomes by operation of law invalid or unenforceable, and the remainder of this Agreement shall remain in full force and effect unless such deletion would materially prejudice the rights of any party to this Agreement of frustrate the fundamental purposes of this Agreement.

        24.5 Notices. All notices, requests, demands certificates and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or upon the second day following mailing, which shall be by certified or registered mail, with first-class postage paid to the address listed below:

     To the Company:

          Casualty Insurance Company
          [Address]

          Attn:

     To Reinsurer:

          The Continental Insurance Company
          180 Maiden Lane
          New York, New York 10038

          Attn:

       24.6 Further Instruments. Each party shall, on such dates as another may request, without cost or expense to such other, execute and deliver or cause to be executed and delivered to the requesting party such further instruments as such party may reasonably request to more effectively consummate the transactions contemplated by this Agreement.

       24.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       24.8 Headings. The headings in the sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or be construed as adding to or derogating from the meaning of the text of this Agreement.

       24.9 Governing Law. The provisions hereof shall be governed by the laws
of the State of               without regard to its principles of conflicts
of law.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                        Casualty Insurance Company

                        By:
                            [name]
                            [title]

                        Workers' Compensation and Indemnity
                        Company of California

                        By:
                             [name]
                             [title]

                        The Continental Insurance Company

                        By:
                             [name]
                             [title]

                        [Administrator

                        By:
                             [name]
                             [title]]

                                                                    Appendix A

                               PLAN OF OPERATION

       Policies shall be serviced under this Agreement according to the following Plan of Operation. In general, Administrator shall direct, approve, and perform the issuance (reinstatements only) and administration of Policies and the handling of claims thereon. Company and Administrator agree to the following specifics:

 1. The Administrator may, within the scope of his authority, (a) issue and countersign policies of insurance and endorsements thereto; and (b) effect cancellation of such policies.

 2. The Administrator shall be responsible for all policies entrusted to it, whether issued or not, and shall only issue policies in series.

 3. The Administrator shall be responsible for underwriting risks and determining rates appropriate therefor consistent with any fried and approved rates, rating plans or other filings as currently may, or may in the future, be required by law or regulation.

 4. The Administrator shall collect, receive and receipt for premiums due for the insurance subject hereto.

 5. The Administrator shall adjust, compromise, settle, deny and/or pay all losses incurred under policies issued pursuant hereto, and maintain usual and customary records with respect to such loss handling in accordance with the legal requirements of the various states and in accordance with any reasonable requirements made by the Company. The Company reserves the fight to review relevant information and consult with the Administrator on any matter involving payment, adjustment, compromise, settlement or denial of any claim with an incurred value of $500,000, or any claim, regardless of incurred value, involving any one of the following types of claims: fatality, brain damage, spinal cord injury with partial/total paralysis, employer liability, AIDS, heart attack, asbestos, serious burns or disfigurement, substantial bilateral hearing loss, substantial loss of sight, amputation or loss of use of 100% of upper or lower extremity, strokes, multiple fractures of major body parts, mental illness and emotional stress with total disability potential. Claims of the kinds described in the preceding sentence must be reported to the Company within thirty (30) days of administrator becoming aware of the claim. The Company shall be entitled to perform an audit, not more than twice each calendar year, of the Administrator in order to ascertain that the Administrator is acting in accord with the standards of this Item 5.

 6. The Administrator shall not issue any advertising or promotional material bearing the Company's name without first obtaining the written approval of the Company. All advertising materials, sales brochures and other sales materials shall be in compliance with all applicable insurance regulations, and, if applicable and required by law or regulation, Administrator shall deliver a Certificate of Compliance to each Company annually to enable such Company to make any required state filings.

 7. The Administrator shall comply with all laws and regulations governing the Company and the Administrator with respect to the insurance business written within the scope of this Agreement.

 8. The Administrator shall maintain all records, including, but not limited to, statistical and accounting records, that an insurance company would maintain with respect to the insurance business in question so as to allow the Company to make only general ledger entries in its books and records, with all other data maintained by the Administrator and provided by the Administrator to the Company as is necessary to enable the Company to prepare its annual convention statement and any other reports required by any governmental agency, and to submit the data required by the various reporting bureaus.

 9. The Administrator shall be entitled to use any materials containing the Company's trademarks and logos currently being used in conjunction with the business reinsured under this Agreement without obligation to pay royalties or similar fees to the Company during the period that the Agreement remains in force, provided that such use is consistent with the practices of the Company on the Effective Date.

                                                                     Exhibit G

                           NON-COMPETITION AGREEMENT

                 THIS AGREEMENT, dated as of December __ 1994, between FREMONT GENERAL CORPORATION, a California corporation ("Fremont General"), and THE CONTINENTAL CORPORATION, a New York corporation ("Continental").

                 WHEREAS, the Fremont General, Fremont Compensation Insurance Company (the "Buyer"), The Buckeye Union Insurance Company (the "Seller") and Continental have entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of December , 1994, pursuant to which the Seller has agreed to sell, and the Buyer has agreed to purchase, all of the outstanding shares of capital stock of Casualty Insurance Company (together with its wholly-owned subsidiary, The Workers' Compensation and Indemnity Company of California, the "Company"); and

                 WHEREAS, it is a condition precedent to the obligations of the Buyer and Fremont General under the Stock Purchase Agreement that this Agreement be executed and delivered on or prior to the Closing Date;

NOW, THEREFORE, the parties hereto hereby agree as follows:

                 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Stock Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings (each such meaning to be equally applicable to both the singular and plural forms of the respective terms so defined):

                 National Account: any insurance account of which (i) at least 20% of the gross written premiums of such account are derived from sources other than the Restricted Business in the Restricted States or (ii) the standard gross written premium attributable to the workers' compensation insurance business exceeds $1 million per year.

                 Package Account: any insurance account of which less than 75% of the gross written premiums attributable to such account are derived from the Restricted Business.

                 Person: any natural person, firm, partnership, association, corporation, company, trust, business trust,

governmental authority or other entity.

          Restricted Business:  the meaning specified in
Section 2.

          Restricted Period:  the meaning specified in
Section 2.

          Restricted States:  the meaning specified in
Section 2.

                  2. Non-Competition. For the period commencing with the Closing Date and ending on the third anniversary of the Closing Date (the "Restricted Period"), Continental agrees that, except in connection with the transactions contemplated by the Stock Purchase Agreement, including Sections 4.4 and 4.5 thereof, it shall not, and it shall cause its subsidiaries not to, individually or jointly with others, whether for their own account or for that of any other Person, engage in, or own or hold any ownership or debt interest in, or control or otherwise participate in, or act as a partner or principal of any Person that engages in, the workers' compensation insurance business (the "Restricted Business") within the States of Wisconsin, Michigan, California, Indiana and Illinois (the "Restricted States"), provided that it shall not be a violation of this Agreement for Continental or its subsidiaries to (i) own or hold a passive investment as part of its investment portfolios in any Person which engages in the Restricted Business in the Restricted States, (ii) acquire a Person or a book of insurance business that has not derived more than 25% of its consolidated revenues from the Restricted Business in the Restricted States in each of the three fiscal years of such Person or book of insurance business immediately preceding the acquisition of such Person or book of insurance business by Continental or its subsidiaries, so long as after the date of acquisition, the gross written premiums derived by such Person or book of insurance business from the Restricted Business in the Restricted States shall not increase by more than 5% in each calendar year (or portion thereof) during the Restricted Period,

    (iii) underwrite the Restricted Business in the Restricted States for a National Account, (iv) underwrite the Restricted Business in the Restricted States for a Package Account or (v) underwrite any unsolicited Restricted Business in the Restricted States, provided that the gross written premiums derived from such business pursuant to clause (v) shall not exceed $30 million during the Restricted Period.

                 3. Non-Solicitation. During the Restricted Period, none of Continental, any subsidiary of Continental and any officer, director, employee, agent or representative of Continental or any such subsidiary (the "Employing Persons") shall (a) solicit to hire or solicit to employ any employee of the Company or induce or endeavor to induce any employee of the Company to leave his or her employment, other than as part of a general solicitation of employees not directed specifically to the Company or the Company's employees, (b) hire or employ any of the employees of the Company listed on Schedule A hereto or (c) hire or employ in the aggregate (excluding those employees specified in clause
(b) above) more than 10% of the employees of the Company as of the date hereof, provided that clauses (b) and (c) above shall not prevent any Employing Person from hiring or employing any employee of the Company whose employment has been involuntarily terminated by the Company (at the direction of, or upon notice to and with the consent or acquiescence of, Fremont General) prior to or as of the Closing Date or by Fremont General or the Company after the Closing Date.

                 4. Proprietary Information. During the Restricted Period, no Employing Person shall, directly or indirectly, disclose or reveal any Company Proprietary Information to any other person (including any Employing Person) or use the Company Proprietary Information in the solicitation, underwriting or operation of the Restricted Business in the Restricted States. For purposes of this Agreement, "Company Proprietary Information" shall mean any proprietary product or marketing information, trade secret, customer list, experience rating program or system or other similar property or materials owned by the Company.

                 5. Termination. This Agreement shall terminate and be of no further force and effect upon the consummation of the merger of Continental with CNA Financial Corporation

    ("CNA") or one of CNA's subsidiaries pursuant to the Agreement and Plan of Merger, dated as of December 6, 1994, among Continental, CNA and Chicago Acquisition Corp.

                 6. Notices. All notices, requests, demands, waivers and other communications under or in relation to this Agreement will be given in accordance with the provisions of Section 9.1 of the Stock Purchase Agreement.

                 7. Injunctive Relief. The parties agree that any remedy at law for any breach of the provisions contained herein shall be inadequate and that Fremont General shall be entitled to injunctive relief in addition to any other remedy it has.

                 8.    Governing Law. This Agreement shall be
governed by and construed in accordance with the internal laws of the State of Illinois, without regard to the conflicts of law principles of such state.

                 9. Waiver of Punitive Damages. The parties expressly waive and forego any right to recover punitive, exemplary, or similar damages in any arbitration, lawsuit, litigation or proceeding arising out of or resulting from any controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement. Each party certifies and acknowledges that

    (a) no representative, agent or attorney of any other party has represented expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) it understands and has considered the implications of this waiver, (c) it makes this waiver voluntarily and (d) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.

                 10. Assignment. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but shall not be assignable or otherwise transferable, by operation of law or otherwise, by any party without the prior written consent of the other party. Any purported assignment or other transfer in violation of this Section 10 shall be void and unenforceable.

                 11. Modification; Waiver. This Agreement may be modified only by a written instrument executed by the parties to this Agreement. Any of the terms and conditions of this Agreement may be waived in writing at any time by the party entitled to the benefits of such terms and conditions.

                 12. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements, understandings, representations and warranties, oral or written, between the parties in respect of the subject matter of this Agreement.

                 13. Severability. Any provision (including, without limitation, any term, phrase, clause, sentence, section or subsection) of this Agreement which is invalid or unenforceable for any reason in any jurisdiction will, as to that jurisdiction, be ineffective only to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or unenforceability of the remaining provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted, to the extent permitted by law, to be only so broad as is enforceable.

                 14. Headings. The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Agreement.

                 15. Counterparts. This Agreement may be executed in several counterparts, each of which is deemed an original and all of which together constitute one and the same instrument.

                 IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed as of the date first above written.

                        FREMONT GENERAL CORPORATION

                       By
                          Name:
                          Title:

                        THE CONTINENTAL CORPORATION

                       By
                          Name:
                          Title:

                                                                     Exhibit H
                                                             Power of Attorney

                               POWER OF ATTORNEY

             [Name of Original Insurer under Reinsurance Agreement]

                                                    [Closing Date]

[Name and Address
of Reinsurer/Administrator]

Dear Sirs:

              [Name of Original Insurer] (the "Company") hereby nominates, constitutes and appoints [Name of Reinsurer/Administrator] (the "Reinsurer/Administrator") as the Attorney-in- Fact of the Company with respect to the rights, duties, privileges and obligations of the Company under and in respect of all its "Policies" as defined in and ceded under the [Quota Share Reinsurance and Service Agreement] [Indemnity Reinsurance and Service Agreement] between the Company and the [Reinsurer/Administrator and other parties] (the "Reinsurance Agreement") entered into pursuant to Section of, and effective as of the Closing Date of, the Stock Purchase Agreement, dated as of __________ __, 1994 among Fremont Compensation Insurance Company, Fremont General Corporation, The Buckeye Union Insurance Company, The Continental Corporation and Casualty Insurance Company (the "Stock Purchase Agreement"), with full power and authority to act in the name, place and stead of the Company with respect to or in connection with (a) claims under such Policies, including without limitation, the power to adjust, offset, defend, and settle at its discretion all claims and bad faith actions under and in respect of such Policies subject to the rights of the Company to associate, review or consult under the Reinsurance Agreement, and to prosecute an action or appeal in respect of a claim under the Policy, and (b) providing Services (as defined in the Reinsurance Agreement) with respect to the Policies].

               This Power of Attorney and all authority conferred hereby are granted and conferred for the purpose of completing the transactions contemplated by the Reinsurance Agreement and the Stock Purchase Agreement. This Power of Attorney is an agency coupled with an interest, shall not be terminated by the Company or by operation of law and shall remain in full force and effect until the cancellation, termination or expiration of the Reinsurance Agreement.

               This Power of Attorney sets forth exclusively the duties of the Attorney-in-Fact with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this power of attorney against the Attorney-in-Fact.

               This instrument constitutes a representation of the authority of the undersigned Company to execute and deliver this Power of Attorney.

               This Power of Attorney shall be governed by the laws of the State of [domiciliary state of Original Insurer].

                        [Name of Original Insurer]

                        By
                         Title:

 Accepted on behalf of

 the Attorney-in-Fact

 [Name of Reinsurer/Administrator]

By
  Title:

                                   EXHIBIT I

                          FREMONT GENERAL CORPORATION

                                PROMISSORY NOTE

                                DUE _________ __, 199_

 $25,000,000                                               New York, New York
                                                   As of ___________ __, 1994

        FOR VALUE RECEIVED, FREMONT GENERAL CORPORATION, a Nevada corporation (the "Borrower"), hereby absolutely and unconditionally promises to pay to THE BUCKEYE UNION INSURANCE COMPANY, an Ohio insurance company, or its registered assigns (collectively, the "Lender"), on _________ __, 199_ [3 years from issue date] (the "Stated Maturity") the principal amount of TWENTY-FIVE MILLION DOLLARS ($25,000,000) or, if less, the aggregate principal amount of this Note outstanding on such date, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at a rate per annum equal to __% [the rate reported on the Reuters LIBO Page for three month maturities as determined as of 10:00 a.m., New York City time, on the date which is two Business Days prior to the date of this Note plus .875%] from the issue date of this Note to March 15, 1995, and thereafter on the 15th day of each June, September, December and March (each an "Interest Payment Date") at an interest rate equal to LIBOR plus .875 % (the "Interest Rate") on the Interest Determination Date (as defined below) applicable to each such Interest Period (as defined below), until the principal hereof is paid, provided that the Interest Rate in effect for the 10 days prior to the Stated Maturity shall be that in effect on the tenth day preceding such Stated Maturity.

     LIBOR will be determined as follows:

       (i) two Business Days prior to each Interest Payment Date (each, an "Interest Determination Date"), LIBOR will be determined for the next three months (each such three-month period ending on an Interest Payment Date, an "Interest Period") on the basis of the offered rates for deposits in U.S. Dollars having a three-month maturity (the "Index Maturity"), commencing on the second Business Day following each such Interest Determination Date, which appear as of 10:00 a.m., New York City time, on such Interest Determination Date on the Reuters Screen LIBO Page. If at least two offered rates appear on the Reuters Screen LIBO Page, LIBOR for the next Interest Period will be the arithmetic mean (rounded to the next higher one hundred-thousandth of a percentage point) of the offered rates. If fewer than two offered rates appear on the Reuters Screen LIBO Page, LIBOR for the next Interest Period will be determined as described in (ii) below. "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank overnight rates of major banks).

       (ii) With respect to an Interest Determination Date on which fewer than two offered rates for the applicable Index Maturity appear on the Reuters Screen LIBO Page, LIBOR for the next Interest Period will be determined on the basis of the rates at approximately 10:00 a.m., New York City time, on such Interest Determination Date by three major banks in the City of New York, selected by the Lender for purchases of U.S. Dollars in the interbank market customarily used by such major banks having the specified Index Maturity for the specified Interest Period and in an amount of at least $10,000,000; provided, however, that if fewer than three banks selected as aforesaid by the Lender are quoting as mentioned in this sentence, LIBOR for the next Interest Period will be the LIBOR in effect on such Interest Determination Date.

       Interest hereon shall be computed from the original issue date of this Note or from the last date to which interest has been paid by multiplying the principal amount outstanding under this Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the Issue Date or from the last date to which interest has been paid, to but excluding the date for which interest hereon is being calculated. Unless otherwise specified above, the interest factor (expressed as a decimal) for each such day is computed by dividing the Interest Rate (expressed as a decimal) applicable to such date by 360.

       1. Payments. The Borrower will punctually pay when due the principal hereof and interest hereon due with respect to such principal, without presentment, to the holder of this Note by wire transfer to the following account: _____________, or to such other account as shall have been designated to the Borrower by the Lender in writing no less than two Business Days prior to the relevant Interest Payment Date, or, as the case may be, the Stated Maturity, in currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any payment date with respect to this Note would otherwise be a day that is not a Business Day (as hereinafter defined) such payment need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date, and interest shall accrue on the period from and after such due date to the date of payment. "Business Day" means any day other than a Saturday, Sunday or other day on which banks in California or New York are required by law to close or are customarily closed.

       2. Defaults. Anything to the contrary notwithstanding, all amounts payable under this Note (i) shall immediately and automatically become due and payable upon the (a) initiation of any bankruptcy, insolvency, moratorium, receivership or reorganization by or against the Borrower or (b) the acceleration of the obligations of the Borrower under the Bank Credit Agreement (as defined below); provided, that in such event, if the underlying default is cured to the satisfaction of, or waived by, the Bank Creditors (as defined below), and such acceleration is rescinded, any default arising hereunder solely by reason of such acceleration shall immediately and automatically deemed to be cured, and the acceleration of this Note consequent thereupon shall immediately and automatically be rescinded, and (ii) may be declared by written notice to the Borrower to be due and payable upon the failure by the Borrower to (a) make any payment of interest hereunder within 5 days following the date on which such payment was due, (b) cure a breach of any covenant (i) set forth in Section 3 (a) or (b) of this Note within 10 days after, or (ii) set forth in Section 3(c) of this Note within 30 days after, written notice of such breach has been given to the Borrower by the Lender or (c) make any payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any indebtedness for borrowed money in excess of $10,000,000 (other than this Note) of the Borrower and such default shall continue beyond the period of grace, if any, allowed with respect thereto; provided, that in such event, upon the satisfaction of the underlying payment obligation or the waiver of any default occasioned thereby, any default arising hereunder solely by reason thereof shall immediately and automatically be deemed to be cured.

       3. Covenants. The Borrower (a) shall cause Fremont Indemnity Insurance Company to maintain a consolidated statutory surplus of at least $200,000,000 at the end of each fiscal quarter, (b) shall not incur any indebtedness for borrowed money from financial or lending institutions or otherwise pursuant to notes, debentures, loan agreements or similar instruments, after the date of this Note and (c) shall furnish the information required by Section 6.01 of the Bank Credit Agreement to the extent the requirements thereof relate to the Borrower or to Fremont Compensation Insurance Company.

       4. Prepayment. The principal amount of this Note is subject to prepayment in whole or in part at the sole option of the Borrower at any time without penalty or premium.

       5. Subordination. The payment of all indebtedness of the Borrower arising under or in respect of this Note is hereby expressly subordinated in right of payment to all Bank Debt (as defined below) to the extent and with the effect hereinafter described:

       (a) Bank Debt Defined. "Bank Debt" shall mean all indebtedness, obligations and liabilities (including, without limitation, principal, interest (whether accruing prior to or following the initiation of any proceedings under bankruptcy, insolvency or similar laws, regardless of whether the Bank Creditors' (as defined below) claim therefor is allowed or allowable in any case or proceeding relating thereto), costs, fees and expenses and other amounts payable pursuant thereto) of the Borrower arising under or in respect of the Credit Agreement dated as of August 11, 1994 by and among the Borrower, certain financial institutions from time to time party thereto (the "Banks") and The Chase Manhattan Bank, N.A., in its capacity as agent thereunder (the "Representative," and collectively with the Banks, the "Bank Creditors") for itself and the other Banks, as such Credit Agreement may be modified, supplemented, amended and restated, restructured or refinanced from time to time, or any successor or replacement agreements or instruments with the Bank Creditors or any successor group of creditors so long as any of the foregoing are effected through a bank syndicate or otherwise with bank lenders (the "Bank Credit Agreement"); provided, that the aggregate outstanding principal amount of all Bank Debt shall not at any time exceed $150,000,000.

       (b) Suspension of Payment. In the event that: (i) any liquidation, dissolution or winding up of the Borrower, or of any execution, sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceeding relative to the Borrower or its property, all principal, interest, premium or other amounts owing in respect of the Bank Debt shall first be paid in full before any payment or distribution of any assets of the Borrower of any kind or character is made upon the indebtedness evidenced by this Note; and in any such event any payment or distribution of any kind or character, whether in cash, property or securities (other than in securities, including equity securities, or other evidences of unsecured indebtedness, the payment of which is expressly subordinated, on terms no less favorable to the holders of the Bank Debt than the terms of this Note, to the payment of all Bank Debt which may at the time be outstanding) which shall be made upon or in respect of this Note shall be received in trust for the benefit of, and shall be paid over to the holders of, the Bank Debt unless such Bank Debt shall have been paid in full;

       (ii) (A) the Borrower shall be in default on Bank Debt and such default relates to the non-payment of principal, interest, premium or other amounts owing in respect of the Bank Debt or (B) the holders of Bank Debt accelerate the maturity of the Bank Debt, no payment or distribution of any assets of the Borrower of any kind or character shall be made by the Borrower on account of any principal or interest on this Note until such default is cured or waived or such acceleration is rescinded; and

       (iii) the Borrower shall be in default on Bank Debt and such default does not relate to the failure by the Borrower to pay principal, interest, premium or other amounts owing in respect of the Bank Debt ("Non-Payment Default") and such default shall have continued for a period of time sufficient to permit the acceleration of the maturity of such Bank Debt, no payment or distribution of any assets of the Borrower of any kind or character shall be made by the Borrower on account of any principal or interest on this Note for a period (a "Payment Blockage Period") commencing on the date of receipt by the Borrower of written notice of a Non-Payment Default unless and until the earliest of (A) 180 days after receipt of such written notice by the Borrower (a "Payment Notice") (provided any Bank Debt to which such notice was given shall theretofore have not been accelerated), (B) the date such Non-Payment Default and all other Non-Payment Defaults as to which notice is also given after such period is initiated shall have been cured or waived or shall have ceased to exist or the Bank Debt related thereto shall have been discharged or paid in full and (C) the date such Payment Blockage Period and any Payment Blockage Periods initiated during such period shall have been terminated by written notice to the Borrower from the holders of Bank Debt that have given notice of a Non-Payment Default at or after the initiation of such Payment Blockage Period, after which, in the case of clause (A), (B) or (C), the Borrower shall resume making any and all required payments in respect of this Note, including any missed payments. Any obligations of the Borrower under or in respect of this Note which would, but for the pendency of any Payment Blockage Period, have been due and payable during such Payment Blockage Period shall be due on the Business Day immediately following the expiration of such Payment Blockage Period. Notwithstanding any other provision to the contrary, in no event shall a Payment Blockage Period extend beyond 180 days from the date of the receipt by the Borrower of the notice referred to above (the "Initial Blockage Period"). Any number of notices of events of default may be given during the Initial Blockage Period; provided, that during any 365-day consecutive period the aggregate duration of all Payment Blockage Periods may not exceed 180 days.

       (c) Enforcement. The Lender will not take or omit to take any action or assert any claim with respect to the obligations of the Borrower hereunder which is inconsistent with the provisions of this Note. Without limiting the foregoing, during any Payment Blockage Period the Lender will not assert, collect or enforce the obligations of the Borrower hereunder or any part thereof or take any action to realize upon the obligations of the Borrower hereunder or any part thereof or enforce any of the remedies available under this Note or applicable law, except (i) in each such case as necessary, upon 5 days written notice to the Representative, to collect any sums expressly permitted to be paid by the Borrower to the Lender pursuant to Section 5(b), or (ii) to the extent (but only to such extent) that the commencement of a legal action may be required to toll the running of any applicable statute of limitation. The Lender shall not enforce any right of subrogation, reimbursement or indemnity whatsoever from any assets of the Borrower or any guarantor of or provider of collateral security for the Bank Debt until the Bank Debt has been paid in full. The Lender by its acceptance of this Note further waives any and all rights with respect to marshalling.

       (d) Rights of Bank Creditors Upon Enforcement. If the Lender, in contravention of the terms of this Note, shall commence, prosecute or participate in any suit, action or proceeding against the Borrower, then the Borrower may interpose as a defense or plea the making of this Note, and the Representative may intervene and interpose such defense or plea in its name or in the name of the Borrower. If the Lender, in contravention of the terms of this Note, shall attempt to collect any of the obligations of the Borrower hereunder or enforce this Note then the Representative on behalf of the Bank Creditors or the Borrower may, by virtue of this Note, restrain the enforcement thereof in the name of the Bank Creditors or in the name of the Borrower.

       (e) Voting of Claims, Etc. At any meeting of creditors of the Borrower or in the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Borrower or the proceeds thereof, whether such case or proceeding be for the liquidation, dissolution or winding up of the Borrower or its business, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors or a proceeding by or against the Borrower for relief under the Federal Bankruptcy Code or any other bankruptcy, reorganization or insolvency law or any other law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension or marshaling of assets or otherwise, the Lender shall retain the right to vote and otherwise to act with respect to the obligations of the Borrower hereunder (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), provided that the Lender shall not vote with respect to any such plan or take any other action in any way so as to contest (i) the validity of any Bank Debt or any collateral therefor or guaranties thereof, (ii) the relative rights and duties of any holders of any Bank Debt established in any instruments or agreements creating or evidencing any thereof with respect to such collateral or guaranties or (iii) the Lender's obligations and agreements set forth in this Note and accepted by the Lender in accepting this Note.

       (f) Borrower's Obligations Absolute. Nothing contained in this Note shall impair, as between the Borrower and the Lender, the obligation of the Borrower to pay to the Lender all amounts payable in respect of the obligations of the Borrower hereunder as and when the same shall become due and payable in accordance with the terms thereof, or prevent the Lender (except as expressly otherwise provided in Section 5(c) or 5(e), from exercising all rights, powers and remedies otherwise permitted by this Note and by applicable law upon a default in the payment under this Note, all, however, subject to the rights of the Bank Creditors as set forth in this Note.

       (g) Payments Held in Trust. The Lender by its acceptance of this Note agrees to hold in trust and immediately pay over to the Bank Creditors, in the same form of payment received, with appropriate endorsements, for application to the Bank Debt, any cash amount that the Borrower pays to the Lender with respect to the obligations of Borrower hereunder, or as collateral for the Bank Debt, any other assets of the Borrower that the Lender may receive with respect to the obligations of Borrower hereunder, in each case except with respect to payments expressly permitted hereby.

       (h) Payment in to Full. For all purposes of this Note, "payment in full" of the Bank Debt shall mean final payment in full in cash, or provision for payment satisfactory to the Bank Creditors. "Paid in full" and "satisfied in full" shall have corresponding meanings.

       (i) Termination of Subordination. This Note shall continue in full force and effect, and the obligations and agreements of the Lender and the Borrower hereunder shall continue to be fully operative, until all of the Bank Debt shall have been paid and satisfied in full. To the extent that the Borrower or any guarantor of or provider of collateral for the Bank Debt makes any payment on the Bank Debt that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state or federal law, common law or equitable cause (such payment being hereinafter referred to as a "Voided Payment"), then to the extent of such Voided Payment, that portion of the Bank Debt that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made. In the event that a Voided Payment is recovered from any Bank Creditor, an Event of Default shall be deemed to have existed and to be continuing under the Bank Credit Agreement from the date of such Bank Creditor's initial receipt of such Voided Payment until the full amount of such Voided Payment is restored to the Bank Creditor. During any continuance of any such Event of Default, this Note shall be in full force and effect with respect to the obligations of the Borrower hereunder. To the extent that the Lender has received any payments with respect to the obligations of the Borrower hereunder subsequent to the date of such Bank Creditor's initial receipt of such Voided Payment and such payments have not been invalidated, declared to be fraudulent or preferential or set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, the Lender shall be obligated and hereby agrees that any such payment so made or received shall be deemed to have been received in trust for the benefit of such Bank Creditor, and the Lender by its acceptance of this Note agrees to pay to such Bank Creditor, upon demand, the full amount so received by the Lender during such period of time to the extent necessary fully to restore to such Bank Creditor the amount of such Voided Payment. Upon the payment and satisfaction in full in cash of all of the Bank Debt, which payment shall be final and not avoidable, this Note will automatically terminate without any additional action by any party hereto.

       6. Notices. All notices and other communications which are required and may be given pursuant to the terms of this Note shall be in writing and shall be sufficient and effective in all respects if given in writing or telecopied, delivered or mailed by registered or certified mail, postage prepaid, as follows:

          (a) If to the Bank Creditors, to the Representative at:

              The Chase Manhattan Bank
              One Chase Manhattan Plaza
              New York, NY 10081

                  Attention:  Robert A. Foster
                  Telecopy:   (2 12) 552-365 1
                  Telephone:  (212) 552-5512

              with a copy to:

              White & Case
              1155 Avenue of the Americas
              New York, NY 10036-2717

                  Attention:  David N. Koschik, Esq.
                  Telecopy:   (212) 354-8113
                  Telephone:  (212) 819-8200

         (b)  If to the Lender, to it at:

              The Continental Corporation
              180 Maiden Lane
              New York, NY 10038

                  Attention:  William F. Gleason, Jr., Esq.
                              Senior Vice President,

                               General Counsel and Secretary
                   Telecopy:   (212) 440-7982
                   Telephone:  (212) 440-7380

               with a copy to:

               Debevoise & Plimpton
               875 Third Avenue
               New York, NY 10022

                   Attention:  Deborah F. Stiles, Esq.
                   Telecopy:   (212) 909-6836
                   Telephone:  (212) 909-6000

          (c)    If to the Borrower, to it at:

               Fremont General Corporation
               2020 Santa Monica Boulevard
               Santa Monica, CA 90404

                   Attention:  Louis J. Rampino
                                Executive Vice President
                                and Chief Operating Officer

               Telecopy: (310) 315-5594
               Telephone: (310) 315-5505

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, CA 94304

                   Attention:  Alan K. Austin, Esq.
                   Telecopy:   (415) 493-6811
                   Telephone:  (4 15) 493-9300

or such other address or address's as any party hereto shall have designated by written notice to the other parties hereto. Notices shall be deemed given and effective upon the earlier to occur of (i) the third day following deposit thereof in the U.S. mail or (ii) receipt by the party to whom such notice is directed.

       7. No Waiver by Lender. No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or any other right of the Lender or of such holder, nor shall any delay, omission or waiver of any one occasion be deemed a bar to or waiver of the same or any other right or any other occasion.

The Borrower and every endorser of this Note regardless of the time, order or place of signing hereby waives presentment, demand, protest and notice of every kind, and assents to any extension or postponement of the time for payment or any other indulgence.

        8. Expenses, etc. All fees, costs and expenses of enforcement of the Lender's rights hereunder (including reasonable legal and other professional fees) shall be paid by the Borrower.

       9. Governing Law. THIS NOTE SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE
LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICTS OF

LAW).

        10. Transfer. This Note is registered on the books of the Borrower and is transferable only by surrender thereof at the principal office of the Borrower duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal and interest on this Note shall be made only to or upon the order in writing of the registered holder.

       IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized officer to take effect as of the date first hereinabove written.

                             FREMONT GENERAL CORPORATION

                            By:
                            Name:
                            Title:

                                                             Exhibit J

                                  Stop Loss Reinsurance Agreement

             STOP LOSS REINSURANCE AGREEMENT

             (hereinafter referred to as the "Agreement")

             between

               CASUALTY INSURANCE COMPANY

               of Chicago, Illinois

                           AND

           WORKERS' COMPENSATION AND INDEMNITY

           COMPANY OF CALIFORNIA

           of Brea, California

              (hereinafter referred to as the "Reinsured")

                           and

            THE CONTINENTAL INSURANCE COMPANY
            of New York, New York
            (hereinafter referred to as the "Reinsurer")

In consideration of the transactions and agreements set forth in the Stock Purchase Agreement dated as of _________ __, 1994 among Fremont Compensation Insurance Company, Fremont General Corporation, The Buckeye Union Insurance Company, The Continental Corporation and Casualty Insurance Company (the "Stock Purchase Agreement") and other good and valuable consideration, the Reinsured and the Reinsurer agree as follows:

                       ARTICLE ONE

BUSINESS REINSURED

The Reinsurer agrees to indemnify the Reinsured within the terms, limits and conditions of this Agreement as respects the Net Settlement (as defined in Article Four) made by the Reinsured to the Reinsurer in consequence of the Aggregate Excess of Loss Reinsurance Agreement entered into between the Reinsured and Reinsurer and designated by the Reinsured as Policy Reference
Number:  ____________, a
copy of which is attached hereto as Exhibit A (hereinafter referred to as the "Reinsurance Agreement").

                       ARTICLE TWO

INSURING CLAUSE

To pay 100% of each and every Net Settlement up to a limit of $8 million for all Net Settlements (the "Limit of Liability"), provided that the Reinsurer shall only be obligated to pay under this Agreement if the Limit of Liability under the Reinsurance Agreement has been exhausted by the payment of Ultimate Net Losses (as defined in the Reinsurance Agreement) by the Reinsurer under the Reinsurance Agreement. Notwithstanding the preceding sentence, as of the earlier of (a) March 31, 2003, or (b) the date the Reinsurance Agreement is commuted (the "Settlement Date"):

     (x) no additional case incurred losses may be ceded under this Agreement for payment by the Reinsurer, and

      (y) on and after the Settlement Date, the Limit of Liability shall be the lesser of:

          (i)    $8 million, and

          (ii) an amount equal to the aggregate amount of outstanding case reserves known by the Reinsured and ceded by the Reinsured to the Reinsurer under this Agreement as of the Settlement Date.

                                 ARTICLE THREE

COMMENCEMENT AND TERMINATION

This Agreement shall be effective upon inception of the Reinsurance Agreement and remain in force and effect until all liability hereunder has ceased or otherwise terminated.

                                  ARTICLE FOUR

NET SETTLEMENT

Each and every cash payment made by the Reinsured that would have been covered under the Reinsurance Agreement but for the exhaustion of the Limit of Liability thereunder shall constitute a "Net Settlement" for the purposes of this Agreement.

                                  ARTICLE FIVE

REPORTS

In respect of each Net Settlement, a statement (the "Loss Statement") shall be prepared by the Reinsured in a form acceptable to the Reinsurer and rendered to the Reinsurer along with such other reports and supporting information as the Reinsurer may from time to time require. A Loss Statement shall be prepared by the Reinsured and forwarded to the Reinsurer within thirty (30) days of a Net Settlement becoming due.

                                  ARTICLE SIX

SETTLEMENT OF LOSS

In the event that a Loss Statement shows an amount due to the Reinsured from the Reinsurer in accordance with Article Four hereof, the Reinsurer shall effect settlement of such amount in cash to the Reinsured without deduction and without offset of any balance which maybe outstanding between the Reinsurer and the Reinsured. Settlement shall be made by the Reinsurer within thirty (30) days from receipt of the Loss Statement.

                                 ARTICLE SEVEN

INSOLVENCY

In the event of the insolvency of the Reinsured and the appointment of a conservator, liquidator, receiver or statutory successor the Reinsured, this reinsurance shall be payable directly to such conservator, liquidator, receiver or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of claims allowed against the insolvent company by any court of competent jurisdiction or by any conservator, liquidator, receiver or statutory successor of the Reinsured having authority to allow such claims, without diminution because of such insolvency or because such conservator, liquidator, receiver or statutory successor has failed to pay all or a portion of any claims. It is agreed, however, that the conservator, liquidator, receiver or statutory successor of the Reinsured shall give written notice to the Reinsurer of the pendency of a claim against the Reinsured indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Reinsured or its conservator, liquidator, receiver or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Reinsured as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Reinsured solely as a result of the defense undertaken by the Reinsurer.

Where two or more Reinsurers on this Agreement are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Reinsured.

As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement, the reinsurance shall be payable as set forth above by the Reinsurer to the Reinsured or to its conservator, liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (1) where the original contract of insurance or reinsurance specifically provides another payee in the event of the insolvency of the Reinsured, and (2) where the Reinsurer, with the consent of the direct Principal or Principals, has assumed such policy obligations of the Reinsured as direct obligations of the Reinsurer to the payee under such policies and in substitution for the obligations of the Reinsured to such payees.

                                 ARTICLE EIGHT

ARBITRATION

If any dispute arises between the Reinsured and the Reinsurer with reference to the interpretation, performance, or breach of this Agreement (whether the dispute arises before or after termination of this Agreement) such dispute, upon the written request of either party, will be submitted to three arbitrators, one to be chosen by each party and the third by the two so chosen.

If either party refuses or neglects to appoint an arbitrator within thirty (30) days after receipt of written notice from the other party requesting it to do so, the requesting party may appoint both arbitrators. If the two arbitrators fail to agree in the selection of a third within thirty (30) days of their appointment, each will nominate three individuals, of whom the other will decline two. The final decision will be made by drawing lots. All arbitrators will be active or retired officers of insurance or reinsurance companies and will not have personal or financial interests in the result of the arbitration.

The arbitration hearings will be held in New York, New York or in another location agreed upon by the parties to this Agreement. Each party will submit its case to the arbitrators within thirty (30) days of the selection of the third arbitrator or within such longer period as may be agreed upon. The arbitrators will not be obliged to follow judicial formalities or the rules of evidence except to the extent required by the State law of the site of arbitration. Further, the arbitrators will interpret this Agreement according to the practice of the reinsurance business.

The jurisdiction of the arbitrators to make any decision will be restricted by the limit of liability expressly set forth in this Agreement. The decision in writing rendered by a majority of the arbitrators will be final and binding for both parties. Such decision will be a condition precedent to any right of legal action arising out of the arbitrated dispute. Judgment may be rendered upon the final decision of the arbitrators in any court having jurisdiction.

                                  ARTICLE NINE

CURRENCY CLAUSE

All transactions hereunder shall be conducted in U.S. dollars. For the purposes of this Agreement, all amounts relating to the Reinsured in currencies other than U.S. dollars shall be converted into U.S. dollars at the rate of exchange at which such items are entered in the Reinsured's books.

                                  ARTICLE TEN

ERRORS AND OMISSIONS CLAUSE

It is hereby declared and greed that any inadvertent delays, omissions or errors made in connection with this Agreement shall not be held to relieve either of the parties hereto from any liability which would have attached to them hereunder if such delays, omissions or errors had not been made; such omissions and/or errors to be made good as soon as reasonably possible after discovery.

                                 ARTICLE ELEVEN

SALVAGES AND RECOVERIES

All salvages, recoveries and payments as respects the insurance reinsured under this Agreement recovered or received subsequent to a loss settlement under this Agreement shall be applied as if required or received prior to the said settlement and all necessary adjustments shall be made by the parties hereto.

                                 ARTICLE TWELVE

RESERVES

(This clause applies only to Reinsurers (a) that do not qualify for credit by any state or any other governmental authority having jurisdiction over the Reinsured's loss and unearned premium reserves or for whom the Reinsured would incur an overdue reinsurance liability, or (b) whose A.M. Best rating is below "A-" (but only for the period of time that such rating is below that level))

As regards Policies issued by the Reinsured coming Within the scope of this Agreement, the Reinsured agrees that, when it shall file with the Insurance Department or set up on its books, unearned premium and loss reserves covered hereunder (including IBNR) and any overdue reinsurance liability which it shall be required to set up by law, it will forward to the Reinsurer a statement showing the proportion of such reserves and liability which is applicable to them. The Reinsurer hereby agrees to apply for and secure delivery to the Reinsured, as Beneficiary, a clean, evergreen, unconditional, irrevocable letter of credit, (including any confirmation thereof) in a form and from a bank acceptable to the Reinsured and the governmental authority having jurisdiction over the Reinsured's reserves. Alternatively, the Reinsurer shall (a) enter into a trust agreement and establish a trust account in the United States of America for the sole benefit of the Reinsured in such form and with a trustee that is acceptable to the Reinsured and the governmental authority having jurisdiction over the Reinsured's reserves, (h) establish a funds withheld account, or provide any other form of security that is recognized on the statutory financial statements of the Reinsured. The amount available to be drawn by the Reinsured against such letter of credit, or confirmation thereof, or from such trust account shall at all times be no less than the Reinsured's share of said reserves and liability and the Reinsurer agrees, irrespective of any intermediary clause herein, that within ten (10) business days of delivery of written notice of deficiency to it from the Reinsured that the Reinsurer shall unconditionally deliver for receipt by the Trustee within such period, cash (U.S. legal tender) and/or unencumbered eligible securities under the trust agreement to restore such trust account to said amount or shall increase said letter of credit to said amount.

The assets that are deposited and maintained in such trust account shall be valued according to their current fair market value, and shall consist only of cash (U.S. legal tender), certificates of deposit (issued by a U.S. bank and payable in U.S. legal tender) and investments of the types permitted by the insurance law of the Reinsured's state of domicile; provided that no such investments are issued by an institution that is the parent, a subsidiary or an affiliate of either the Reinsured or the Reinsurer and that no state insurance department which has authority to regulate the Reinsured has determined the types of securities permitted by the domicile state to be ineligible investments for the purpose of this trust account under its own laws. Within twenty (20) days of delivery of notice of ineligible investments for the purpose of this trust account under its own laws. Within twenty days of delivery of notice of ineligible securities from the Reinsured to the Reinsurer, the Reinsurer, irrespective of any intermediary clause herein, agree to direct the Trustee to substitute cash (U.S. legal tender) or securities then eligible to the Reinsured for this trust account as determined by the state insurance department(s), which are of no less than equivalent fair market value to the trust assets determined to be ineligible.

Prior to depositing assets with the Trustee for such trust account, the Reinsured shall execute assignments, endorsements in blank, or transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments in order that the Reinsured, or the trustee upon the direction of the Reinsured, may whenever necessary negotiate any such assets without consent or signature from the Reinsured or any other entity. All settlements of account between the Reinsured and the Reinsurer shall be made cash or its equivalent.

The Reinsurer and the Reinsured agree that the assets in such trust account may be withdrawn by the Reinsured at any time without notice to or consent of the Reinsurer, notwithstanding any other provisions in the reinsurance or any other agreement and shall be utilized and applied by the Reinsured or its successor in interest without diminution because of insolvency on the part of the Reinsured or the Companies, only for the following purposes:

       1. to pay or reimburse the Reinsured for the unpaid or unreimbursed portion of the Reinsurer's share of any losses and allocated loss expenses paid by the Reinsured, or of unearned premiums due to the Reinsured under this Agreement;

       2. to reimburse the Reinsured for the Reinsured's share of surrenders and benefits or Losses paid by the Reinsured pursuant to the provisions of the Policies reinsured under this Agreement;

       3. to fund an account with the Reinsured in an amount at least equal to the deduction, for reinsurance ceded, from the Reinsured's liabilities for the Policies ceded hereunder. Such account shall include, but not be limited to, amounts for policy reserves, claims and losses incurred, and unearned premium reserves; and

       4. to pay any other amounts the Reinsured claims are due under this Agreement and for any other purpose permitted by the trust agreement establishing such trust account.

The Reinsurer shall have the right to seek approval from the Reinsured to withdraw from such trust account all or any part of the assets contained therein and to have such assets transferred to it, provided:

      1. the Reinsurer shall, at the time of such withdrawal, replace the withdrawn assets with other unencumbered assets which are eligible securities under the trust agreement establishing such trust account and which at the time of receipt by the Trustee have a fair market value no less than equal to the fair market value of the assets withdrawn so as to maintain at all times the amounts available to be drawn under this Article; or

      2. after such withdrawal and transfer the current fair market value of the unencumbered assets held in such trust account exceeds 102 % of the amounts available to the drawn by the Reinsured from such trust account under this Article.

 It is agreed by the Reinsurer and the Reinsured that this Article shall survive termination of this Agreement.

 For the purpose of this Article, Reinsured shall mean the named Reinsured under this Agreement in whose favor the letter of credit or its confirmation was established or for whose sole benefit the trust has been established. Reinsured also shall include any successor by operation of law, including without limitation, any liquidator, rehabilitator, receiver or conservator of the named Reinsured except if the Reinsured under this Agreement is domiciled in California, in which case if a court of law appoints a successor in interest to the named Reinsured, then the Reinsured is limited to the court appointed domiciliary, receiver, conservator, rehabilitator or liquidator. Drawings by any liquidator, rehabilitator, receiver or conservator of any named Reinsured not domiciled in California shall be for the benefit of all the named Reinsured's policyholders.

                      ARTICLE THIRTEEN

 SERVICE OF SUIT

 (A) It is agreed that in the event of the failure of the Reinsurer hereon to pay any amount claimed to be due hereunder, the Reinsurer hereon, at the request of the Reinsured, will submit to the jurisdiction of any Court of competent jurisdiction within the U.S. and will comply will all requirements necessary to give such Court jurisdiction and all matters arising hereunder shall be determined in accordance with the law and practice of such Court.

(B) It is further agreed that service of process in such suit may be made upon Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022 and that in any suit instituted against the Reinsurer upon the Contract, the Reinsurer will abide by the final decision of such Court or of an appellate court in the event of an appeal.

(C) The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Reinsured to give a written undertaking to the Reinsured that they will enter a general appearance upon the Reinsurer's behalf in the event that such a suit shall be instituted.

(D) Further, pursuant to any statute of any state, territory or district of the U.S. which make provision therefor, the Reinsurer hereon hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or processing instituted by or on behalf of the Reinsured or any beneficiary hereunder arising out of this Agreement, and hereby designate the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

                                ARTICLE FOURTEEN

INSPECTION AND REVIEW

The Reinsured shall place at the disposal of the Reinsurer and the Reinsurer shall have the right to inspect and review, through its authorized representatives, at all reasonable times during the currency of this Agreement and thereafter the books, records and papers of the Reinsured pertaining to the reinsurance provided hereunder and all claims made and reserves established by the Reinsured in connection therewith.

At the Reinsurer's request and expense the Reinsurer may contract for an independent actuarial review of the loss reports as respects the insurance covered under this Agreement submitted in accordance with Article Five, subject to the prior approval, which shall not be unreasonably withheld, by the Reinsured.

                                ARTICLE FIFTEEN

OFFSET CLAUSE

Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any balance or balances, whether on account of premiums or on account of losses or otherwise, due from such party to the other (or, if more than one, any other) party hereto under any reinsurance agreement between them and may offset the same against any balance or balances due or to become due to the former from the latter under the reinsurance agreement between them; and the party asserting the right of offset shall have and may exercise such right whether the balance or balances due or to become due to such party from the other are on account of premiums or on account of losses or otherwise and regardless of the capacity, whether as assuming insurer or as ceding insurer, in which each party acted under the agreement, provided, however, that, in the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the applicable provisions of New York Law. The application of this offset provision shall not be deemed to constitute diminution in the event of insolvency.

 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate this __ day of , 1994.

 FOR AND ON BEHALF OF
 CASUALTY INSURANCE COMPANY

 Name:
 Title:

 FOR AND ON BEHALF OF

WORKERS' COMPENSATION AND INDEMNITY COMPANY OF CALIFORNIA

Name:
Title:

And in duplicate this __ day of                       , 1994.

FOR AND ON BEHALF OF
THE CONTINENTAL INSURANCE COMPANY

Name:
Title:

Casualty                                                             EXHIBIT K
Pro Forma
September 30. 1994                        GLS           California     Combined
Cash & Investments                          586,239       128,199        714,438
Reinsurance Recoverable                      57,482           395         57,877
Deferred Acquisition Costs                   18,270         3,158         21,429
Receivable on Excluded Reserves              50,000                       50,000
Premiums Receivable                         118,254        20,209        138,483
Audits Receivable                            10,578           (12)        10,566
Deferred Tax Asset                           40,303        14,662         54,965

Other Assets                                  2,700           819          3,519
                                            -------       -------      ---------

Total                                       883,826       167,431      1,051,257
                                            -------       -------      ---------
Unearned Premiums                           140,329        23,394        163,723

Loss Reserves                               511,945       100,945        612,890
Loss Reserves on excluded bus                50,000                       50,000
Unpaid Policyholder Dive                      4,833        12,023         16,856
Retros & Surcharge                              121         3,782          3,903
Other Liabilities                             2,018            87          2,105
                                            -------       -------      ---------
Total Liabilities                           709,246       140,231        849,477
                                            -------       -------      ---------
Shareholders Equity                         174.580        27,200        201,780
                                            -------       -------      ---------

Total Liabilities & Equity                  883,826       167,431      1,051,257
                                            -------       -------      ---------

                                   EXHIBIT L

                            SEPTEMBER 30 METHODOLOGY

The September 30 Methodology consists of the following assumptions and methods that are to be used to calculate account balances, in accordance with GAAP, which are to be reflected in the September 30 Balance Sheet, the Estimated Closing Balance Sheet and the Closing Balance Sheet. Capitalized terms used in this Exhibit L have the meanings set forth under the respective captioned paragraph below or, if the term is not defined herein, the meaning set forth in the Stock Purchase Agreement. Any amounts shown or calculated herein other than shareholders' equity are subject to audit by E&Y.

I. ASSETS

A.    Cash & Investments: Cash & Investments

        METHODOLOGY: The fair market value of the cash and investments balance shall be equal to Total Liabilities, plus shareholders' equity of $201,780,000, less Total Assets (excluding cash and investments as calculated in this subsection).

B.    Cash & Investments: Accrued Investment Income

        METHODOLOGY: The accrued investment income balance shall be equal to investment income earned and not received as of the date of each specified Balance Sheet, calculated in accordance with the terms of the specific investments.

C.    Reinsurance Recoverables: Reinsurance Recoverable on
      Other than Excluded Business Specific Excess Unpaid
      Losses

        METHODOLOGY: As of September 30, the reinsurance recoverable on other than Excluded Business for unpaid case loss shall equal $8,898,000, and for incurred but not reported shall equal $7,420,000. The Closing Balance Sheet for these recoverables shall be equal to the September 30 balances less amounts paid over specific excess retentions from September 30 through the Closing Date.

D.    Reinsurance Recoverables:  Aggregate Excess Of Loss
      Reinsurance Agreement



        METHODOLOGY: The Aggregate Excess of Loss Reinsurance Agreement balance as of September 30 shall be equal to the lesser of (i) 1989 and prior accident year loss and loss adjustment expense reserves, net of specific excess reserves, for all business except Excluded Business or (ii) $56,000,000. The Aggregate Excess of Loss Reinsurance Agreement balance as of the Closing Date shall be equal to the lesser of (i) 1989 and prior accident year loss and loss adjustment expense reserves, net of specific excess reserves, for all business except Excluded Business or (ii) $56,000,000.

E.    Reinsurance Recoverables: Stop Loss Reinsurance Agreement

        METHODOLOGY: The Stop Loss Reinsurance Agreement balance shall apply to the 1989 and prior accident year loss and loss adjustment expense reserves, net of specific excess reserves, for all business except Excluded Business. The Stop Loss Reinsurance Agreement balance shall be equal to the lesser of (i) $8 million or (ii) the net loss and loss adjustment expense reserves after giving effect to the calculation of the Aggregate Excess of Loss Reinsurance Agreement set forth in subsection I(D) above.

F.    Reinsurance Recoverables: Excluded Business

        METHODOLOGY: The Excluded Business loss and allocated loss adjustment expense reserves balance which are being ceded by Buyer to Seller shall be equal to the Excluded Business direct loss and allocated loss adjustment expense reserves (as described in subsection II(H) below).

G.    Reinsurance Recoverables: Paid Loss Recoverables

METHODOLOGY: The paid loss recoverables shall be zero.

H.    Deferred Acquisition Costs

        METHODOLOGY: The deferred acquisition costs balance shall be equal to the Voluntary Unearned Premium Reserve multiplied by 13.5%, plus the Involuntary Unearned Premium Reserve multiplied by 4%.

I.    Premiums Receivable: Billed But Not Collected Premiums

        METHODOLOGY: The billed but not collected premiums balance shall be equal to the amount recorded in the report titled "Aging Of Receivables (Report Number SAR 109)", adjusted as appropriate for reconciling items.

J.    Premiums Receivable: Booked But Not Due Receivables

        METHODOLOGY: The booked but not due receivables balance shall be equal to the amount recorded in the report titled "Booked But
Not Due List (Report Number ACR 506)", adjusted as appropriate for reconciling items.

K.    Premiums Receivable: Allowance For Doubtful Accounts

        METHODOLOGY: The allowance for doubtful accounts balance shall be equal to the amount recorded as over 90 days past due in the report titled "Aging Of Receivables (Report Number SAR 109)", adjusted as appropriate for reconciling items.

L.    Premiums Receivable: National Council on Compensation
      Insurance ("NCCI") Serviced Business Ceded Treaty
      Balances Receivable/Payable

        METHODOLOGY: The NCCI serviced business ceded treaty balances receivable/payable shall be equal to the net unsettled balances related to servicing of National Workers' Compensation Reinsurance Pool business.

M.    Premiums Receivable: NCCI Serviced Business Allowance
      For Doubtful Ceding Commissions

        METHODOLOGY: The NCCI serviced business allowance for doubtful ceding commissions balance shall be equal to 26% of the amount recorded as over 90 days past due in the report titled "Aging Of Receivables (Report Number SAR 109)", adjusted as appropriate for reconciling items.

N.    Premiums Receivable: Agency Cash Suspense

        METHODOLOGY: The agency cash suspense balance shall be equal to cash received on voluntary business which has been deposited and recorded but has not been applied to the detail accounts receivable record.

O.    Premiums Receivable:  NCCI Serviced Business Cash
      Suspense


        METHODOLOGY: The NCCI serviced business cash suspense balance shall be equal to cash received on serviced business which has been deposited and recorded but has not been applied to the detail accounts receivable record.

P.    Audits Receivable

        The audits receivable balance, including Illinois High-Low policies, shall equal $10,566,000.

Q.    Deferred Tax Balance

        METHODOLOGY: The deferred tax balance shall be calculated in accordance with FAS 109 and shall be equal to the aggregate amount calculated as the product of the applicable federal income tax rate multiplied by the temporary book-tax differences. However, there shall be no valuation allowance. Such calculation shall take into account only temporary differences which can be verified and reconciled to the financial books and records and Tax Returns and Internal Revenue Service audit reports of Continental, and shall reflect temporary book-tax differences attributable to the amounts to be reported in the final Continental consolidated federal income Tax Return and Internal Revenue Service audit reports relating to prior Tax Returns in respect of the Company and the Subsidiary for the period ending on the Closing Date, and after withdrawal of the Company and the Subsidiary from the Continental Pooling Agreement.

R.    Other Assets: Fixed Assets

        METHODOLOGY: The fixed asset balance shall be equal to the net book value amount recorded in the reports titled "REG 82," "REG 13," "REG 69," and the personal computer inventory for items not included in the above reports, and shall be calculated on a basis consistent with prior periods.

S.    Other Assets: Equity in Underwriting Associations
      Receivable/Payable

        METHODOLOGY: The equity in underwriting associations balance shall be equal to the amount reported by the NCCI and not yet settled.

T.    Other Assets: Miscellaneous Assets

        METHODOLOGY: The miscellaneous assets balance shall be calculated in accordance with generally accepted accounting principles applied on a basis consistent with prior periods.

U.    Total Assets

        METHODOLOGY: The total assets balance shall be equal to the sum of each of items (A)-(T) under this Section I.

II. LIABILITIES

A.    Unearned Premiums: Voluntary Unearned Premium Reserve

        METHODOLOGY: The voluntary unearned premium reserve shall be equal to the amount recorded in the report titled "Inforce and Unearned by Expiration Date, Term Within Peril (Report Number INF002)", adjusted as appropriate for reconciling items.

B.    Unearned Premiums: Involuntary Unearned Premium Reserve

        METHODOLOGY: The involuntary unearned premium reserve shall be equal to the amount reported by the NCCI in the latest statement received.

C.    Loss Reserves: Voluntary Loss and Allocated Loss Adjustment
      Expense Reserves

        METHODOLOGY: The voluntary loss and allocated loss adjustment expense reserves shall be an amount calculated as follows:

                 1. For accident years 1993 and prior, the loss and allocated loss adjustment expense reserves shall be recorded pursuant to the Milliman & Robertson Study, minus direct amounts paid through the Balance Sheet date.

                 2. For the 1994 accident year, the loss and allocated loss adjustment expense reserves shall be calculated as set forth in paragraphs a, b, c, and d below based on "Earned Premium for 1994" which, for each respective state, shall be equal to the beginning balance minus the ending balance from the report "Inforce and Unearned by Expiration Date, Term Within Peril (Report Number INF002)", plus written premium from the report "Premiums by Peril (Report Number MP220)" for 1994, adjusted for any reconciling items.

                          a. For Illinois business, the loss and allocated loss
adjustment expense reserves shall be calculated as 82.85% times Earned Premium for 1994 through the Balance Sheet date, less paid amounts through the Balance Sheet date.

                          b. For Wisconsin and Indiana business, the loss and
allocated loss adjustment expense reserves shall be calculated as 65% times Earned Premium for 1994 through the Balance Sheet date, less paid amounts through the Balance Sheet date.

                          c. For California business, the loss and allocated
loss adjustment expense reserves shall be calculated as 71% times Earned Premium for 1994 through the Balance Sheet date, less paid amounts through the Balance Sheet date.

                          d. For Michigan business, the loss and allocated loss
adjustment expense reserves shall be calculated as 85% times Earned Premium for 1994 through the Balance Sheet date, less paid amounts through the Balance Sheet date.

                 3. If the purchase is not completed by December 31, 1994, the loss and allocated loss adjustment expense ratios for the 1995 accident year will be equal to those for the 1994 accident year adjusted for premium rate changes effective in 1995. The loss and allocated loss adjustment expense reserves for the 1995 accident year for each state shall be calculated by using the ratios described above multiplied by the Earned Premium for 1995 for each respective state, less paid amounts through the Balance Sheet date. "Earned Premium for 1995" for each respective state shall be equal to earned premium calculated for 1995 on a basis consistent with subsection II(C)(2) above, adjusted for any reconciling items.

D.    Loss Reserves: Unallocated Loss Adjustment Expense
      Reserves For Voluntary Business

        METHODOLOGY: The unallocated loss adjustment expense reserves for voluntary business shall be calculated as follows:

                 1. For Illinois business, the reserve shall be calculated as 3% of gross voluntary loss and allocated loss adjustment expense reserves, excluding service business reserves.

                 2. For Wisconsin, Michigan and Indiana business, the reserve shall be calculated as 7% of gross voluntary loss and allocated loss adjustment expense reserves.

                 3. For California business, the reserve shall be calculated as 7.7% of gross voluntary loss and allocated loss adjustment expense reserves.

E.    Loss Reserves: Life Pension Discount

        METHODOLOGY:  The life pension discount balance shall equal
$10,200,000.


F.    Loss Reserves: Involuntary Loss and Allocated Loss
      Adjustment Expense Reserves

        METHODOLOGY: The involuntary loss and allocated loss adjustment expense reserves shall be equal to the amount reported by the NCCI, on an undiscounted basis, on the latest statement received.

G.    Loss Reserves: Loss Adjustment Expense Reserves For
      Serviced Business

        METHODOLOGY: The loss adjustment expense reserves for ser-viced business shall equal $7,320,000.

H.    Loss Reserves: Excluded Business

        METHODOLOGY: The Excluded Business loss and allocated loss adjustment expense reserves which are being ceded by Buyer to Seller shall be equal to the Excluded Business direct loss and allocated loss adjustment expense reserves.

I.    Policyholder Dividends and Other Policyholder Liabilities

METHODOLOGY:

                 1. The liability as of September 30 for those policies incepting prior to 1994 shall be:

                          a.    For policyholder dividends, $11,043,000 for

California, $3,327,000 for Wisconsin, and $0 for all other states.

                          b.    For retro and surcharge reserves, $2,845,000
for California, $121,000 for Wisconsin, and $0 for all otherstates.

For policies that have not yet expired, this calculation will be on an annualized basis. The liability as of the Closing Date shall be the liability as of September 30, less amounts paid from September 30 through the Closing Date.

1993,

                 2.    For those policies incepting after December 31,

                          a.    the accrual rate for policyholder dividends
shall be 10% for California participating policies, 14% for all Wisconsin policies and 0% for all other states, applied to earned premium calculated on a basis consistent with subsection II(C)(2) above, except that the calculation shall apply only to the subject policies defined above.

                          b.    the accrual rate for retrospectively rated
policies shall equal 2.5% applied to California earned premium calculated on a basis consistent with subsection II(C)(2) above, except that the calculation shall apply only to the subject policies defined above.

J.    Accord Re Funds Withheld

        METHODOLOGY: The Accord Re funds withheld liability shall be zero, and there shall be no accrued investment interest liability.

K.    Other Liabilities: Audits Receivable Commissions,
      Premium Tax and Assigned Risk Overburden Payable

        METHODOLOGY: Commissions, premium tax and assigned risk overburden balances shall be calculated as appropriate for the policyholder dividend, audits receivable, retro, High-Low and surcharge balances.

L.    Other Liabilities: Accrued Miscellaneous Liabilities

        METHODOLOGY: The accrual for miscellaneous liabilities shall be calculated in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. These will include, but not be limited to: accrued vacation, deferred free rent, accounts payable and accrued expenses, accrued commissions, accrued employee costs, and premium taxes payable.

M.    Total Liabilities

        METHODOLOGY: The total liabilities balance shall be equal to the sum of each day of items (A)-(L) under this Section II.

                                                                   EXHIBIT M-1

                       [Opinion of Debevoise & Plimpton]
                              [Los Angeles Office]

                                                                        , 1994

 Fremont General Corporation
 2020 Santa Monica Boulevard
 Santa Monica, California 90404

 Fremont Compensation Insurance Company
 500 North Brand Blvd.

 Glendale, California 91203

                     Casualty Insurance Company

 Ladies and Gentlemen:

                  We have acted as special counsel to The Buckeye Union Insurance Company, an Ohio insurance company (the "Seller"), The Continental Corporation, a New York corporation ("Continental"), and Casualty Insurance Company, an Illinois insurance company (the "Company"), in connection with the transactions contemplated by the Stock Purchase Agreement, dated as of December , 1994 (the "Agreement-), among Fremont Compensation Insurance Company, a California insurance company, Fremont General Corporation, a Nevada corporation, the Seller, Continental and the Company. This opinion is being delivered to you pursuant to Section [5.2.7] of the Agreement. Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Agreement.

  Fremont General Corporation
          and
  Fremont Compensation
  Insurance Company                     2                           ,     1994

                  In so acting, we have participated in the preparation of the Agreement. We have also examined and relied upon the representations and warranties as to factual matters contained in or made pursuant to the Agreement and upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments, and have made such other investigations, as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

                  Based upon the foregoing and subject to the limitations, exceptions and assumptions hereinafter set forth, we are of the opinion that the Agreement constitutes the legal, valid and binding obligation of each of the Seller and Continental, enforceable against the Seller and Continental, respectively, in accordance with its terms.

                  The opinion expressed above is subject to the following limitations, exceptions and assumptions:

                 A. The enforceability of the Agreement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief

    (regardless of whether enforcement is sought in a proceeding in equity or at law).

          B.    We note the following:

              (i) California law provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof that the court finds as a matter of law to have been unconscionable at the time it was made or contrary to public policy.

           (ii) Under certain circumstances, a California court may not enforce provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default.

  Fremont General Corporation
          and
  Fremont Compensation
  Insurance Company                     3                              ,  1994

            (iii) Under certain circumstances, provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, defenses to obligations or rights granted by law may be unenforceable under California law or court decisions, where such waivers are against public policy or prohibited by law.

             (iv) Section 1717 of the California Civil Code provides that, where a contract permits one party to a contract to recover attorneys' fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys' fees.

                  C. We express no opinion as to any applicable law relating to the protection of the environment or to building codes, land use controls and similar matters.

                  D. We express no opinion as to (i) the applicability of any provisions of any federal or state securities or fraudulent conveyance laws to the transactions contemplated by the Agreement, and (ii) the enforceability of any provision providing for indemnification insofar as such indemnification would violate public policy.

                 E. In rendering our opinion set forth above, we have assumed
(i) the due authorization, execution and delivery of the Agreement by each party thereto, and (ii) that the Agreement constitutes the legal, valid and binding obligations of each of the parties thereto, other than the Seller and Continental, enforceable in accordance with its terms.

                 We express no opinion as to the laws of any jurisdiction other than the State of California.

                 The opinion expressed herein is rendered as of the date hereof only in connection with the Agreement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, and may not be furnished to, quoted to or relied upon in any manner for any purpose by any other person, firm or corporation. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise as to

Fremont General Corporation
        and
Fremont Compensation
Insurance Company                       4                           ,     1994

any other matters relating to the Company. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

                                 Very truly yours,

                                                                   EXHIBIT M-2

                       [Opinion of Debevoise & Plimpton]
                               [New York Office]

                                                    , 1994

 Fremont General Corporation
 2020 Santa Monica Boulevard
 Santa Monica, California 90404

 Fremont Compensation Insurance Company
 500 North Brand Blvd.

 Glendale, California 91203

                           Casualty Insurance Company

Ladies and Gentlemen:

                  We have acted as special counsel to The Buckeye Union Insurance Company, an Ohio insurance company (the "Seller"), The Continental Corporation, a New York corporation ("Continental"), and Casualty Insurance Company, an Illinois insurance company (the "Company"), in connection with the transactions contemplated by the Stock Purchase Agreement, dated as of December __, 1994 (the "Agreement"), among Fremont Compensation Insurance Company, a California insurance company, Fremont General Corporation, a Nevada corporation, the Seller, Continental and the Company. This opinion is being delivered to you pursuant to Section [5.2.7] of the Agreement. Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Agreement.

Fremont General Corporation
        and
Fremont Compensation
Insurance Company                      2                                , 1994

                 In so acting, we have participated in the preparation of the Agreement. We have also examined and relied upon the representations and warranties as to factual matters contained in or made pursuant to the Aqreement and upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments, and have made such other investigations, as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

                 Based upon the foregoing and subject to the limitations, exceptions and assumptions hereinafter set forth, we are of the following opinion:

                 1. Corporate Status of Continental. Continental is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to enter into the Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby.

                 2. Due Authorization, etc. by Continental. The execution and delivery by Continental of the Agreement, the performance of Continental's obligations thereunder and the consummation by Continental of the transactions contemplated thereby have been duly authorized by all requisite corporate action of Continental. Continental has duly executed and delivered the Agreement.

                 In rendering our opinion set forth above, we have assumed (i) the due authorization, execution and delivery of the Agreement by each party thereto other than Continental and (ii) that the Agreement constitutes the legal, valid and binding obligation of each of the parties thereto, enforceable in accordance with its terms.

                 We express no opinion as to the laws of any jurisdiction other than the State of New York.

                 The opinion expressed herein is rendered as of the date hereof only in connection with the Agreement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, and may not be furnished to, quoted to or relied upon in any manner for any purpose by any other person, firm or corporation. Our opinion is

Fremont General Corporation
        and
Fremont Compensation
Insurance Company                       3                               , 1994

expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise as to any other matters relating to the Company. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

                                 Very truly yours,

                                                                   Exhibit M-3

          [Opinion of General Counsel of The Continental Corporation]

                                                                        , 1994

 Fremont General Corporation
 2020 Santa Monica Boulevard
 Santa Monica, California 90404

 Fremont Compensation Insurance Company
 500 North Brand Blvd.

 Glendale, California 91203

                           Casualty Insurance Company

 Ladies and Gentlemen:

                   I am Senior Vice President, General Counsel and Secretary of The Continental Corporation ("Continental"), a New York corporation, and have acted as such in connection with the transactions contemplated by the Stock Purchase Agreement, dated as of December __, 1994 (the "Agreement") among Fremont Compensation Insurance Company, a California insurance company (the "Buyer"), Fremont General Corporation, a Nevada corporation ("Fremont"), Continental, The Buckeye Union Insurance Company, an Ohio insurance company

(the "Seller"), and Casualty Insurance Company, an Illinois insurance company (the "Company"). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Agreement.

                  In so acting, I have reviewed the Agreement. I have also examined and relied upon the representations and warranties as to factual matters contained in or made pursuant to the Agreement and upon originals, or copies certified or otherwise identified to my satisfaction, of such records, documents, certificates and other instruments, and have made such other investigations, as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

                 Based on the foregoing and subject to the limitations, exceptions and assumptions hereinafter set forth, I am of the following opinion:

                 1. Corporate Status of the Seller. The Seller is an insurance company duly organized, validly existing and in

Fremont General Corporation
        and
Fremont Compensation
Insurance Company                      2                              , 1994

good standing under the laws of the State of Ohio and has all requisite corporate power and authority to execute and deliver the Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby.

                 2. Due Authorization, etc. by the Seller. The execution and delivery by the Seller of the Agreement, the performance of the Seller's obligations thereunder and the consummation by the Seller of the transactions contemplated thereby have been duly authorized by all requisite corporate action of the Seller. The Seller has duly executed and delivered the Agreement.

                 3. The Shares. The authorized capital stock of the Company consists of 1,000,000 shares of Common Stock, par value $3.00 per share, of which 416,667 shares are issued and outstanding (the "Shares"). The Seller is the beneficial and record owner of all of such issued and outstanding Shares.

                 4. No Conflicts, etc. The execution, delivery and performance of the Agreement by each of the Seller and Continental will not:

         (a) conflict with any provision of the Organiza-tional Documents of the Seller or Continental; or

         (b) conflict with or result in a violation or breach of any United States federal or New York State Law applicable to the Seller or Continental, except for such conflicts, breaches and violations that would not have a Material Adverse Effect or a material adverse effect on the ability of the Seller or Continental to consummate the transactions contemplated by the Agreement.

                 5. Governmental Approvals. No United States federal or New York State Governmental Approval is required to be obtained or made by the Seller or Continental in connection with the execution and delivery of the Agreement by each of the Seller and Continental or the consummation of the transactions contemplated thereby, except such as have been obtained or made under the HSR Act.

                 In rendering my opinion set forth above, I have assumed (i) the due authorization, execution and delivery of

 Fremont General Corporation
         and
 Fremont Compensation
 Insurance Company                      3                             ,  1994

the Agreement by each of the parties thereto other than the Seller and Continental, and (ii) that the Agreement constitutes the legal, valid and binding obligations of each of the parties thereto other than the Seller and Continental, enforceable in accordance with its terms.

                 I express no opinion as to the laws of any jurisdiction other than the State of New York and the federal laws of the United States of America.

                 The opinion expressed herein is rendered as of the date hereof only in connection with the Agreement and is solely for your benefit. This opinion my not be relied upon by you for any other purpose, and may not be furnished to, quoted to or relied upon in any manner for any purpose by any other person, firm or corporation. My opinion is expressly limited to the matters set forth above and I render no opinion, whether by implication or otherwise as to any other matters. I assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to my attention and which may alter, affect or modify the opinion expressed herein.

                            Very truly yours,

                        [Opinion of Shefsky & Froelich]

                                                                        , 1994

 Fremont General Corporation
 2020 Santa Monica Boulevard
 Santa Monica, California 90404

 Fremont Compensation Insurance Company
 500 North Brand Blvd.

 Glendale, California 91203

                           Casualty Insurance Company

 Ladies and Gentlemen:

                    We have acted as special Illinois counsel to the Buckeye Union Insurance Company, an Ohio insurance company

    (the "Seller"), The Continental Corporation, a New York corporation ("Continental") and Casualty Insurance Company, an Illinois insurance company (the "Company",) in connection with the transactions contemplated by the Stock Purchase Agreement, dated as of December__, 1994 (the "Agreement") among Fremont Compensation Insurance Company, a California insurance company (the "Buyer"), Fremont General Corporation, a Nevada corporation ("Fremont"), Continental, the Seller, and the Company. Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Agreement.

                    In so acting, we have reviewed the Agreement. We have also examined and relied upon the representations and warranties as to factual matters contained in or made pursuant to the Agreement and upon originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments, and have made such other investigations, as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

                   Based on the foregoing and subject to the limitations, exceptions and assumptions hereinafter set forth, we are of the following opinion:

Fremont General Corporation
        and
Fremont Compensation
Insurance Company                   2                                   , 1994

                 1. Corporate Status of the Company. The Company is an insurance company duly incorporated, validly existing and in good standing under the laws of the State of Illi-nois.

                 2. The Shares. The authorized capital stock of the Company consists of 1,000,000 shares of Common Stock, par value $3.00 per share, of which 416,667 shares are issued and outstanding (the "Shares"). All of the Shares have been duly authorized and validly issued and are fully paid and non-assessable. Upon delivery of and payment for the Shares at the Closing as provided in the Agreement, the Buyer will acquire good and valid title to the Shares.

                 3. No Conflicts, etc. The execution, delivery and performance of the Agreement by each of the Seller and Continental will not conflict with or result in a violation or breach of any Illinois State Law applicable to the Seller or Continental, except for such conflicts, breaches and violations that would not have a Material Adverse Effect or a material adverse effect on the ability of the Seller or Continental to consummate the transactions contemplated by the Agreement.

                 4. Governmental Approvals. No Illinois State
Governmental Approval is required to be obtained or made by the Seller or Continental in connection with the execution and delivery of the Agreement by each of the Seller and Continental or the consummation of the transactions contemplated thereby.

                 In rendering our opinion set forth above, we have assumed (i) the due authorization, execution and delivery of the Agreement by each of the parties thereto, and (ii) that the Agreement constitutes the legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with its terms.

                 We express no opinion as to the laws of any jurisdiction other than the State of Illinois.

                 The opinion expressed herein is rendered as of the date hereof only in connection with the Agreement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, and may not be furnished

Fremont General Corporation
          and
Fremont Compensation
Insurance Company                   3                                  , 1994

to, quoted to or relied upon in any manner for any purpose by any other person, firm or corporation. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise as to any other matters. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

                            Very truly yours,

                                  EXHIBIT N-1

                               [Opinion of WSGR]

                                          , 1994

 The Buckeye Union Insurance Company
 1111 East Broad Street
 Columbus, Ohio 43205

 The Continental Corporation
 180 Maiden Lane
 New York, New York 10038

 Ladies and Gentlemen:

         Reference is made to the Stock Purchase Agreement dated as of December __, 19 (the "Stock Purchase Agreement") among Fremont Compensation Insurance Company a California corporation (the "Buyer"), Fremont General Corporation, a Nevada corporation ("Fremont General"), Casualty Insurance Company, an Illinois insurance company (the "Company"), The Buckeye Union Insurance Company an Ohio insurance company (the "Seller"), and The Continental Corporation, a New York corporation ("Continental"). The Stock Purchase Agreement provides for the acquisition of all of the issued and outstanding shares of capital stock (the "Shares") of the Company by the Buyer on the terms and conditions set forth therein. This opinion is rendered to you pursuant to Section S.3.3 of the Stock Purchase Agreement, and all capitalized terms used herein shall have the meanings defined for them in the Stock Purchase Agreement unless otherwise defined herein.

         We have acted as special counsel for Fremont General and the Buyer in connection with the negotiation of the Stock Purchase Agreement and the Senior Note delivered pursuant to the terms of the Stock Purchase Agreement. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purposes of rendering this opinion. In addition, we have examined originals or copies of documents, corporate records and other writings that we consider relevant for the purposes of this opinion.

        The opinions hereinafter expressed are subject to the following qualifications:

        A. We express no opinion as to the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

        B. We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, receivership, arrangement, moratorium or other similar federal or state laws affecting the rights of creditors and secured parties generally;

        C. We express no opinion as to compliance with the antifraud provisions of state and federal laws, rules and regulations;

        D. We express no opinion as to the enforceability of any of the Ancillary Agreements;

         E. We express no opinion as to the effect of any statute, rule, regulation or other law enacted, or any court or regulatory decision rendered, after the date of this opinion, or the conduct of the parties or any other person following the date hereof (other than insofar as our opinions expressed below address the performance by the Buyer and Fremont General of their respective obligations under the Stock Purchase Agreement and the Senior Note and the consummation of the transactions contemplated thereunder, in each case in accordance with the terms thereof) and assume no obligation to advise you or any other person of any change, whether factual or legal, or whether or not material, that may arise or be brought to our attention after the date hereof;

         F. We express no opinion as to the enforceability of the indemnification provisions of Sections 6.8.3(c), 6.10, 6.14 and
6.19 and of Article VII of the Stock Purchase Agreement to the extent the provisions thereof may be subject to limitations of public policy;

         G. We are licensed to practice law only in the State of California. Accordingly, the opinions expressed herein are limited in all respects to existing laws of the State of California, the Nevada General Corporation Law and applicable federal laws. We have made no inquiry into, and express no opinion as to, any federal or state statute, rule or regulation relation to any patent copyright, trademark or tradename matter, laws and regulatory matters related to thrift or financial or banking institutions, the statutes, regulations, treaties or common laws of any other nation, state or jurisdiction, or the effect on the transactions contemplated in the Stock Purchase Agreement of non-compliance under any such statutes, regulations, treaties or common laws. We note that the Senior Note purports to be governed by the internal substantive laws of the State of New York. For the purposes of this opinion, we have assumed that such laws are identical in all pertinent respects to the corresponding laws of the State of California, and we express no opinion as to the impact that the laws of the State of New York might have on the opinions rendered herein. In addition, we expressly draw your attention to the fact that we have made no inquiry into, and express no opinion as to, matters of insurance law or regulations of any jurisdiction;

        H. This opinion is subject to the effect of statutes and principles of law and equity providing that certain covenants and provisions of agreements are unenforceable where enforcement of such covenants or provisions under the circumstances would violate the enforcing party's implied covenant of good faith and fair dealing;

         I. This opinion is subject to the effect of statutes and principles of law and equity that provide that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof that the court finds to be unconscionable or contrary to public policy;

        J. This opinion is subject to the effect of statutes and principles of law and equity providing that provisions of an agreement expressly or by implication waiving broadly or vaguely stated rights, unknown future rights or rights or defenses to obligations granted by law are unenforceable when such waivers are against public policy or prohibited by law;

         K. Without limitation of paragraph A above, we express no opinion regarding any of (i) the rights or remedies available to any party for violations or breaches of any provisions which are immaterial or the enforcement of which would be unreasonable or unnecessary under the then existing circumstances, (ii) the rights or remedies available to any party for material violations or breaches which are the proximate result of actions taken by any party other than the party against whom enforcement is sought,

    (iii) the rights or remedies available to any party which takes discretionary action which is arbitrary, unreasonable or capricious, or is not taken in good faith, or in a commercially reasonable manner whether or not the Senior Note purport to permits such action, or (iv) the effect of exercising any remedy without reasonable notice and opportunity to cure;

        L. We express no opinion as to the legality, validity, binding nature or enforceability of any provision of the Senior Note providing (i) for the payment or reimbursement of costs or expenses or indemnifying a party, to the extent such provisions may be excessive in amount or held to be unenforceable as contrary to public policy, or (ii) for the Seller's ability to collect attorneys' fees and costs in an action involving the Senior Note, if the Seller is not the prevailing party in such action (we call your attention to the effect of Section 1717 of the California Civil Code, which provides that, where a contract permits one party thereto to recover attorneys' fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys' fees);

        M. We express no opinion with respect to the legality, validity, binding nature or enforceability of covenants to the extent they are construed to be independent requirements as distinguished from conditions that may trigger an event of default;

        N. We have assumed that the Seller has filed all required franchise tax returns, if any, and paid all required taxes, if any, under the California Revenue & Taxation Code for all relevant periods;

        O. We express no opinion as to the applicability of, or effect of compliance or non-compliance by the Seller with any state, federal or other laws applicable to the Seller or to the transactions contemplated by the Senior Note because of the nature of its business, including its legal or regulatory status;

        P. We express no opinion as to the effect, if any, of the usury laws of any jurisdiction; and

        Without limitation of paragraph (B) above, we express no opinion as to the effect of Sections 544 and 548 of the Bankruptcy Code, Sections 3439 et. seq. of the California Civil Code, or any other statutory or common law relating to fraudulent transfers.

        With your permission and without verification by us, we have assumed the following for the purpose of rendering the opinions set forth herein:

        A. That all signatures (other than those of Fremont General and the Buyer) on the documents and instruments we have received for review are genuine, all natural persons who are signatories have the legal capacity to execute and deliver said documents, all documents and instruments submitted to us as originals are authentic and complete, all documents and instruments submitted as copies conform to the originals and are complete and accurate, none of the aforesaid documents and instruments has been subsequently modified or terminated and none of the rights or obligations under said documents have been waived or released.

        B. That each of the Stock Purchase Agreement and the Ancillary Agreements (collectively, the "Operative Documents") and all agreements and instruments that are exhibits to any thereof or delivered pursuant to any thereof, and each other document or instrument submitted to us for review has been duly authorized, executed and delivered by each party thereto (except in the case of Fremont General and the Buyer). Each of the Operative Documents is the legal, valid and binding obligation of the other parties thereto, enforceable as to each such party in accordance with its respective terms. Other than Fremont General and the Buyer, signatories to the Operative Documents have been duly authorized and all parties thereto (other than Fremont General and the Buyer) are duly organized and validly existing and have the power and authority (corporate or otherwise) to execute, deliver and perform such documents and instruments in accordance with their respective terms.

        C. That there are no agreements or understandings between or among the Seller, the Company, Continental or the other parties to the Operative Documents or third parties which would expand, modify, interpret or otherwise affect the terms of the Operative Documents or the respective rights or obligations of the parties thereunder and that the Operative Agreements correctly and completely set forth the intent of all parties thereto.

         D. That the representations and warranties as to factual matters made by the Seller, Company, Continental, Fremont General and the Buyer under the Stock Purchase Agreement are true and correct.

     Based upon and subject to the foregoing, we are of the opinion that:

         1. The Buyer is an insurance company duly incorporated, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and corporate authority to execute and deliver the Stock Purchase Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby.

        2. Fremont General is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and corporate authority to execute and deliver the Stock Purchase Agreement and the Senior Note, to perform its obligations thereunder and to consummate the transactions contemplated thereby.

        3. The execution and delivery by the Buyer of the Stock Purchase Agreement, the performance of the Buyer's obligations thereunder and the consummation by the Buyer of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Buyer. The Buyer has duly executed and delivered the Stock Purchase Agreement and the Stock Purchase Agreement constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

         4. The execution and delivery by Fremont General of the Stock Purchase Agreement and the Senior Note, the performance of Fremont General's obligations thereunder and the consummation by Fremont General of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Fremont General. Fremont General has duly executed and delivered the Stock Purchase Agreement and the Senior Note and each of the Stock Purchase Agreement and the Senior Note constitutes the legal, valid and binding obligation of Fremont General, enforceable against Fremont General in accordance with its terms.

        5. The execution, delivery and performance by each of the Buyer and Fremont General of the Stock Purchase Agreement and the execution, delivery and performance by Fremont General of the Senior Note will not:

                  (a) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of the Buyer or Fremont General; or

                  (b) conflict with or result in a violation or breach of any United States federal or California Law or the statutes comprising the General Corporation Law of the State of Nevada applicable to the Buyer or Fremont General, except for such conflicts, breaches and violations that would not have a material adverse effect on the ability of the Buyer or Fremont General to consummate the transactions contemplated by the Stock Purchase Agreement or Fremont General to perform its obligations under the Senior Note.

         6. No United States federal or California Law or the statutes comprising the General Corporation Law of the State of Nevada in connection with the execution and delivery by each of the Buyer and Fremont General of the Stock Purchase Agreement, the execution and delivery by Fremont General of the Senior Note, or in each case the consummation of the transactions contemplated thereby, except such as have been made in the HSR Act.

         This opinion is solely for your benefit and is not to any other person without our express written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise as to any other matters relating to Fremont General, the Buyer, the Stock Purchase Agreement or the transactions contemplated thereby.

                                Very truly yours,

                                WILSON, SONSINI, GOODRICH & ROSATI
                                Professional Corporation

                                                                   Exhibit N-2

                         Opinion of Chadbourne & Parke

The Buckeye Union Insurance Company
1111 East Broad Street
Columbus, Ohio 43205

The Continental Corporation
180 Maiden Lane
New York, New York 10038

        Re: Casualty Insurance Company

Ladies and Gentlemen:

        We have acted as special California insurance counsel to Fremont General Corporation, a Nevada corporation ("Fremont"), and Fremont Compensation Insurance Company, a California insurance company (the "Buyer"), in connection with the transactions contemplated by the Stock Purchase Agreement, dated as of December , 1994 (the "Agreement"), among Fremont, the Buyer, The Continental Corporation, a New York corporation ("Continental"), The Buckeye Union Insurance Company, an Ohio insurance company (the "Seller") and Casualty Insurance Company, an Illinois insurance company. Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Agreement.

        In connection with this opinion, we have reviewed, among other documents, the following:

          A. The Agreement;

          B. The Information Statement on Form A ("Form A") constituting the application for prior approval of the acquisition of the Shares in accordance with California Insurance Code Section 1215.2 ("Section 1215 2"); and

The Buckeye Union
  Insurance Company
The Continental Corporation          -2-

          C. Letter dated ______________, 1994 (the "Letter") from the California Department of Insurance approving the acquisition of the Shares pursuant to Section 1215.2.

          In our review of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions hereinafter expressed, we have relied without investigation upon certificates, statements and representations of officers of the Buyer, including the representations and warranties made in the Agreement and the Form A. In making our examination of the documents executed by entities other than the Buyer, we have assumed that each such other entity had the power to enter into and perform all its obligations thereunder and the due authorization of, and the due execution and delivery of, such documents by each such entity.

          Based on and subject to the foregoing, it is our opinion that:

          1. The Buyer is an insurance company duly organized, validly existing and in good standing under the insurance laws of the State of California and has all requisite corporate power and authority to execute and deliver the Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby.

          2. Neither the execution and delivery by the Buyer of the Agreement and each of the other instruments to be executed and delivered by the Buyer in connection with the Acquisition, nor compliance by the Buyer with the terms and provisions thereof, will violate, conflict with or result in a breach of any provision of California insurance law, statute, rule or regulation, or of any order, writ, judgment, decree, determination, award, injunction or ruling of any California court or federal court construing California insurance law, or California state or local governmental authority, of which we have knowledge, which is presently in effect having applicability to the Buyer or an of its subsidiaries, except for such conflicts, breaches or violations that would not have a Material Adverse Effect or

The Buckeye Union
  Insurance Company
The Continental Corporation         -3-

a material adverse effect on the ability of the Buyer or Fremont to consummate the transactions contemplated by the Agreement.

          3. All authorizations, consents and approvals of the State of California Insurance Commissioner required in order to permit consummation by the Buyer of the transactions contemplated by the Agreement have been obtained [,provided that the Buyer complies with the terms and conditions of the Letter.]

          The foregoing opinion is limited to the insurance laws of the State of California and federal laws of the United States, and we do not express any opinion herein concerning any other law.

          The opinions expressed herein are solely for your benefit and may not be used or relied upon by any other person or published or communicated to any other person other than your counsel without our prior written consent in each instance. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by -implication or otherwise as to any other matters. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

                            Very truly yours,

                                                                   Exhibit N-3

                             KATTEN MUCHIN & ZAVIS

IRVINE, CA            525 WEST MONROE STREET  SUITE 1600           TELEPHONE
LOB ANGELES, CA                                                  (312) 902-5200
NEW YORK, NY              CHICAGO, ILLINOIS 60661-3603             TELECOPIER
WASHINGTON, D.C.                                                 (312) 902-1081

                                                     WRITER'S DIRECT DIAL NUMBER

The Buckeye Union Insurance Company
1111 East Broad Street
Columbus, Ohio 43205

The Continental Corporation       DRAFT
180 Maiden Lane
New York, New York 10038

                           Casualty Insurance Company

Ladies and Gentlemen:

          We have acted as special Illinois regulatory counsel to Fremont General Corporation, a Nevada corporation ("Fremont"), and Fremont Compensation Insurance Company, a California insurance company (the "Purchaser"), in connection with the acquisition of Casualty Insurance Company, an Illinois insurance corporation ("Casualty"), as documented in that certain Stock Purchase Agreement, dated December , 1994, (the "Agreement") among Fremont, the Purchaser, The Continental Corporation, a New York corporation ("Continental"), The Buckeye Union Insurance Company, an Ohio insurance company (the "Seller") and Casualty. This opinion is contemplated under Section 5.3.3 of the Agreement. Except as otherwise indicated, capitalized terms used herein are defined as set forth in the Agreement.

          In connection with this opinion, we have examined the Agreement, that certain senior note delivered pursuant thereto (the "Note") and such corporate records and other documents and have made such examination of law as we have deemed necessary in connection with this opinion.

          In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed that all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, applicable to this opinion, are generally available to lawyers practicing in Illinois and are in a format that makes legal research reasonably feasible.

          In rendering this opinion, as to questions of fact material to this opinion, we have relied, to the extent we have deemed such reliance appropriate, without investigation, on

             A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

KATTEN MUCHIN & ZAVIS

The Buckeye Union Insurance Company
The Continental Corporation
        , 199
Page 2
                                     DRAFT

certificates and other communications from public officials and from officers of Fremont and the Purchaser and on the representations of Fremont and the Purchaser set forth in the Agreement. We have conducted no special investigation of factual matters in connection with this opinion.

          Based upon and subject to the foregoing and to the last paragraph of this letter, it is our opinion that:

        1. The execution and delivery of the Agreement by Fremont and the Purchaser and of the Note by Fremont and the performance by Fremont and the Purchaser of their respective obligations thereunder will not conflict with or result in a violation of any provision of the Illinois Insurance Code, the Illinois Business Corporation Act or the Illinois Securities (Blue Sky) Law, except for such conflicts or violations that would not have a Material Adverse Effect or a material adverse effect on the ability of Fremont or the Purchaser to consummate the transactions contemplated by the Agreement or of Fremont to perform its obligations under the Note.

        2. Other than the approval of the Illinois Director of Insurance, no approval or authorization of any governmental authority of the State of Illinois is required for the execution and delivery by Fremont or Purchaser of the Agreement or by Fremont of the Note, or, in each case, for the consummation of the transactions contemplated thereby.

          Our opinions expressed above are limited to the insurance, corporate and securities laws of the State of Illinois, and we do not express any opinion herein concerning any other law. In addition, we express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision, (whether created or enabled through legislative action at the federal, state or regional level). This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. This opinion is solely for the information of the addressee hereof and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or any other person without our prior written consent. No one other than the addressee hereof is entitled to rely on this opinion. This opinion is rendered solely for purposes contemplated in the Agreement and should not be relied upon for any other purpose.

                               Very truly yours,

                               KATTEN MUCHIN & ZAVIS

             A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                                   EXHIBIT O

                            ADMINISTRATIVE SERVICES

1) Systems used to service the Company's and the Subsidiary's required state reporting and financial/accounting functions.

2)      Use of the Continental voice and wide area network.

3) Provide technical support in the areas of the AS/400, LAN's voice/data networks and disaster recovery.

4) Continue arrangement with Continental with respect to maintenance of the AS/400 (including Peripherals) and personal computers, including previously existing payment schedules and amounts. The Company and the Subsidiary to pay provider only for actual services rendered to such companies.

5) With respect to software developed by Continental or its direct or indirect subsidiaries and used by the Company or the Subsidiary, except software solely applicable to the Excluded Business and software owned by or licensed to the Company or the Subsidiary as set forth in Section
        3.1.12 of the Agreement and Schedule 3.1.12 of the Seller's Disclosure Statement, Continental will grant a no-fee perpetual license to the Company and the Subsidiary.

6) With respect to software used by the Company or the Subsidiary other than software solely applicable to the Excluded Business, software to which paragraph 5 above is applicable or software owned by or licensed to the Company or the Subsidiary as set forth in Section 3.1.12 of the Agreement and Schedule 3.1.12 of the Seller's Disclosure Statement, Continental will, or will cause its direct or indirect subsidiaries to, use reasonable efforts to continue to provide such software to the Company and the Subsidiary, provided that Continental and such subsidiaries will have no obligation under this paragraph 6 if to do so would violate the terms of Continental's or such subsidiaries, license with respect to such software.

7) Use of Continental systems and services in the following areas: (i) general ledger, (ii) accounts payable, (iii) cash receipts, (iv) fixed assets, (v) investments, (vi) statutory statements, (vii) payroll (for a maximum of one and one-half pay periods), (viii) premium taxes, (ix) residual market accounting, and (x) unit statistical reporting. Continental to provide "hard copy" reports on a monthly basis.


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8)      Use of Continental receipt and disbursement bank accounts currently utilized by the Company and the Subsidiary. Provide cash management services including "float", investment.

9) Payroll processing of the type and in the manner provided to the Company and the Subsidiary prior to the Closing (for a maximum of one and one-half pay periods).

10)     Administrative services relating to Record Storage Management.

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                                   EXHIBIT P

                              FINANCIAL STATEMENTS

(1) A statement of underwriting gains and losses for the business of Casualty Insurance Company and Workers Compensation Insurance Company acquired under the Agreement (the "Acquired Business") for each of the ears ended December 31, 1993 and 1994. This statement of underwriting gains and losses will exclude investment income and realized investment gains and losses. However, this statement will include all direct and indirect (i.e., allocated from Continental) expenses that the Acquired Business has incurred on an historical basis.

(2) A statement of assets to be acquired and liabilities to be assumed, excluding cash and investments as of December 31, 1993 and 1994.

(3) Financial statements referred to in paragraphs 1 and 2 above for 1993 audited by KPMG.

The above information proposed to be reported on Form 8-K is based on a Closing Date date of December 31, 1994. If the Closing Date were to be delayed beyond March 31, 1995, the Company would need to provide unaudited information for any stub period as may be required.